FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206705-06

October 3, 2016

FREE WRITING PROSPECTUS

STRUCTURAL AND COLLATERAL TERM SHEET

$890,681,986

(Approximate Total Mortgage Pool Balance)

$772,666,000

(Approximate Offered Certificates)

COMM 2016-COR1

Deutsche Mortgage & Asset Receiving Corporation

Depositor

German American Capital Corporation

Jefferies LoanCore LLC

Sponsors and Mortgage Loan Sellers

Deutsche Bank Securities	Jefferies
Co-Lead Managers and Joint Bookrunners

Academy Securities	Citigroup
Co-Managers

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-206705) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

COMM 2016-COR1 Mortgage Trust

Capitalized terms used but not defined herein have the meanings assigned to them in the Preliminary Prospectus expected to be dated October 3, 2016 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

KEY FEATURES OF SECURITIZATION

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	Deutsche Bank Securities Inc. and Jefferies LLC
Co-Managers:	Academy Securities, Inc. and Citigroup Global Markets Inc.
Mortgage Loan Sellers:	Jefferies LoanCore LLC (“JLC”) (74.9%) and German American Capital Corporation* (“GACC”) (25.1%) *An indirect wholly owned subsidiary of Deutsche Bank AG.
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Trustee:	Wells Fargo Bank, National Association
Certificate Administrator:	Wells Fargo Bank, National Association
Rating Agencies:	Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Kroll Bond Rating Agency, Inc.
Determination Date:	6th day of each month, or if such 6th day is not a business day, the immediately following business day, commencing in November 2016.
Distribution Date:	4th business day following the Determination Date in each month, commencing in November 2016.
Cut-off Date:	Payment Date in October 2016 (or related origination date, if later). Unless otherwise noted, all Mortgage Loan statistics are based on balances as of the Cut-off Date.
Settlement Date:	On or about October 20, 2016
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the Offered Certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	October 2049
Minimum Denominations:	$10,000 and in each case in multiples of $1 thereafter.
Clean-up Call:	1% (with certain exceptions described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus).

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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TRANSACTION HIGHLIGHTS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Pool Balance
Jefferies LoanCore LLC	31	39	$666,952,961	74.9%
German American Capital Corporation	11	11	$223,729,025	25.1%
Total:	42	50	$890,681,986	100.0%

Pooled Collateral Facts:
Initial Outstanding Pool Balance:	$890,681,986
Number of Mortgage Loans:	42
Number of Mortgaged Properties:	50
Average Mortgage Loan Cut-off Date Balance:	$21,206,714
Average Mortgaged Property Cut-off Date Balance:	$17,813,640
Weighted Average Mortgage Rate:	4.4147%
Weighted Average Mortgage Loan Original Term to Maturity Date or ARD (months):	116
Weighted Average Mortgage Loan Remaining Term to Maturity Date or ARD (months):	113
Weighted Average Mortgage Loan Seasoning (months):	4
% of Mortgaged Properties Leased to a Single Tenant:	10.9%
Credit Statistics(1):
Weighted Average Mortgage Loan U/W NCF DSCR:	1.88x
Weighted Average Mortgage Loan Cut-off Date LTV(2):	60.0%
Weighted Average Mortgage Loan Maturity Date or ARD LTV(2):	54.6%
Weighted Average U/W NOI Debt Yield:	10.5%
Amortization Overview:
% Mortgage Loans with Amortization through Maturity Date or ARD:	22.0%
% Mortgage Loans which pay Interest Only through Maturity Date or ARD:	51.8%
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date or ARD:	24.3%
% Mortgage Loans with Full Amortization through the Maturity Date or ARD:	1.9%
Weighted Average Remaining Amortization Term (months)(3):	337
Loan Structural Features:
% Mortgage Loans with Upfront or Ongoing Tax Reserves:	92.9%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(4):	92.8%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:	78.7%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(5):	81.1%
% Mortgage Loans with Upfront Engineering Reserves:	35.8%
% Mortgage Loans with Upfront or Ongoing Other Reserves:	58.6%
% Mortgage Loans with In Place Hard Lockboxes(6):	84.6%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.05x	54.2%
% Mortgage Loans with Cash Traps Triggered at Debt Yield ≥ 6.0%	39.6%
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period(7):	96.2%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with a Yield Maintenance Charge:	1.2%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with Defeasance or a Yield Maintenance Charge:	2.6%

(1)	With respect to the Starbucks Center Mortgage Loan, Prudential Plaza Mortgage Loan, Westfield San Francisco Centre Mortgage Loan, Hagerstown Premium Outlets Mortgage Loan and Birch Run Premium Outlets Mortgage Loan, the LTV, DSCR and Debt Yield calculations include the related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and mezzanine loan(s).

(2)	With respect to the Holiday Inn Resort Daytona Beach Oceanfront mortgage loan representing approximately 2.1% of the Initial Outstanding Pool Balance, the Cut-off Date LTV and Maturity Date or ARD LTV has been calculated based on the “As Complete” value.

(3)	Excludes Mortgage Loans which are interest only for the full loan term.

(4)	Includes FF&E Reserves.

(5)	Represents the percent of the allocated Initial Outstanding Pool Balance of retail, office, industrial and mixed use properties only.

(6)	With respect to the Greenwich Portfolio mortgage loan representing approximately 1.5% of the Initial Outstanding Pool Balance, the multifamily portion of the related Mortgaged Property has a soft lockbox in place and the retail/office portion of the related mortgaged property has a hard lockbox in place.

(7)	With respect to Prudential Plaza Mortgage Loan representing approximately 4.5% of the Initial Outstanding Pool Balance, pursuant to a REMIC declaration dated July 26, 2016, the Prudential Plaza Mortgage Loan may be defeased commencing on any business day following July 26, 2018, which is less than two years after the Closing Date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/KBRA)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels	Weighted Average Life (years)(3)	Principal Window (months)(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
Class A-1	Aaa(sf)/AAAsf/AAA(sf)	$30,136,000	30.000%(6)	2.56	1 – 54	42.0%	15.0%
Class A-2	Aaa(sf)/AAAsf/AAA(sf)	$64,857,000	30.000%(6)	4.89	54 – 60	42.0%	15.0%
Class A-SB	Aaa(sf)/AAAsf/AAA(sf)	$48,044,000	30.000%(6)	7.36	60 – 116	42.0%	15.0%
Class A-3	Aaa(sf)/AAAsf/AAA(sf)	$215,000,000	30.000%(6)	9.37	105 – 117	42.0%	15.0%
Class A-4	Aaa(sf)/AAAsf/AAA(sf)	$265,440,000	30.000%(6)	9.77	117 – 118	42.0%	15.0%
Class X-A(7)	Aa1(sf)/AAAsf/AAA(sf)	$676,918,000(8)	N/A	N/A	N/A	N/A	N/A
Class A-M	Aa3(sf)/AAAsf/AAA(sf)	$53,441,000	24.000%	9.81	118 – 118	45.6%	13.8%
Class B	NR/AA-sf/AA-(sf)	$54,554,000	17.875%	9.86	118 – 119	49.3%	12.8%
Class C	NR/A-sf/A-(sf)	$41,194,000	13.250%	9.90	119 – 120	52.0%	12.1%

NON-OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/KBRA)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels	Weighted Average Life (years)(3)	Principal Window (months)(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
Class X-B(7)	NR/AA-sf/AAA(sf)	$54,554,000(8)	N/A	N/A	N/A	N/A	N/A
Class X-C(7)	NR/BBB-sf/BBB-(sf)	$87,955,000(8)	N/A	N/A	N/A	N/A	N/A
Class X-E(7)	NR/BB-sf/BB-(sf)	$22,267,000(8)	N/A	N/A	N/A	N/A	N/A
Class X-F(7)	NR/B-sf/B-(sf)	$10,020,000(8)	N/A	N/A	N/A	N/A	N/A
Class X-G(7)	NR/NR/NR	$38,967,985(8)	N/A	N/A	N/A	N/A	N/A
Class D	NR/BBB-sf/BBB-(sf)	$46,761,000	8.000%	9.97	120 – 120	55.2%	11.4%
Class E	NR/BB-sf/BB-(sf)	$22,267,000	5.500%	9.97	120 – 120	56.7%	11.1%
Class F	NR/B-sf/B-(sf)	$10,020,000	4.375%	9.97	120 – 120	57.4%	11.0%
Class G	NR/NR/NR	$38,967,985	0.000%	9.97	120 – 120	60.0%	10.5%

(1)	The pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such Distribution Date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii) or (iv) the rate specified in clause (ii), less a specified rate.

(2)	Approximate; subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B, Class X-C, Class X-E, Class X-F and Class X-G certificates (collectively, the “Class X Certificates”) may vary depending upon the final pricing of the classes of certificates whose Certificate Balances comprise such notional amounts and, if as a result of such pricing the pass-through rate of any class of Class X Certificates would be equal to zero, such Class X Certificates may not be issued on the Settlement Date of this securitization.

(3)	The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates with a Certificate Balance is based on (i) modeling assumptions described in the Preliminary Prospectus, (ii) assumptions that there are no prepayments, delinquencies or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates and mortgage loans with anticipated repayment dates, if any, are repaid on the respective anticipated repayment dates.

(4)	“Certificate Principal to Value Ratio” for any class with a Certificate Balance is calculated as the product of (a) the weighted average Mortgage Loan Cut-off Date LTV of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of the related class of certificates and all other classes with a Certificate Balance, if any, that are senior to such class, and the denominator of which is the total initial Certificate Balance of all certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(5)	“Underwritten NOI Debt Yield” for any class with a Certificate Balance is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of all certificates and the denominator of which is the total initial Certificate Balance of the related class of certificates and all other classes with a Certificate Balance, if any, that are senior to such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	The initial subordination levels for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are represented in the aggregate.

(7)	As further described in the Preliminary Prospectus, the pass-through rates applicable to the Class X-A, Class X-B, Class X-C, Class X-E, Class X-F and Class X-G certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such Distribution Date occurs over (ii)(A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates (based on their Certificate Balances), (B) with respect to the Class X-B certificates, the pass-through rate of the Class B certificates, (C) with respect to the Class X-C certificates, the weighted average of the pass-through rates of the Class C and Class D certificates, (D) with respect to the Class X-E certificates, the pass-through rate of the Class E certificates, (E) with respect to the Class X-F certificates, the pass-through rate of the Class F certificates and (F) with respect to the Class X-G certificates, the pass-through rate of the Class G certificates.

(8)	The Class X Certificates will not have Certificate Balances. None of the Class X Certificates will be entitled to distributions of principal. The interest accrual amounts on the Class X-A certificates will be calculated by reference to a notional amount equal to the sum of the Certificate Balances of each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates. The interest accrual amounts on the Class X-B certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class B certificates. The interest accrual amounts on the Class X-C certificates will be calculated by reference to a notional amount equal to the sum of the Certificate Balances of the Class C and Class D certificates. The interest accrual amounts on the Class X-E certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class E certificates. The interest accrual amounts on the Class X-F certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class F certificates. The interest accrual amounts on the Class X-G certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class G certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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STRUCTURE OVERVIEW

Class A-2 Principal Paydown(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio	U/W NCF DSCR	U/W NOI Debt Yield
A-2	JLC	Mid-City Storage & Apartments	Mixed Use	$7,807,915	54	69.7%	1.58x	12.5%
A-2	JLC	Broadway Industrial	Industrial	$8,750,000	59	54.0%	1.70x	8.9%
A-2	JLC	Spyglass Apartments	Multifamily	$30,000,000	60	59.6%	1.64x	8.3%
A-2	JLC	Franklin Square	Retail	$14,275,000	60	69.6%	2.25x	11.4%

(1)	This table reflects the Mortgage Loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses, (ii) there are no extensions of maturity dates and (iii) each mortgage loan is paid in full on its stated maturity date. See “Yield and Maturity Considerations—Yield Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Principal Payments:

Payments in respect of principal of the certificates will be distributed, first, to the Class A-SB certificates, until the Certificate Balance of such class is reduced to the planned principal balance for the related Distribution Date set forth on Annex E to the Preliminary Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates, in that order until the Certificate Balance of each such class is reduced to zero. Notwithstanding the foregoing, if the total Certificate Balance of the Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates have been reduced to zero as a result of loss allocation, payments in respect of principal of the certificates will be distributed, first, to the Class A-1, Class A-2, Class A-SB, Class A-3, and Class A-4 certificates, on a pro rata basis, based on the Certificate Balance of each such class, then, to the extent of any recoveries on realized losses, to the Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates, in that order, in each case until the Certificate Balance of each such class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

Each class of Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates; (ii) the notional amount of the Class X-B certificates will be reduced by the principal distributions and realized losses allocated to the Class B certificates; (iii) the notional amount of the Class X-C certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class C and Class D certificates; (iv) the notional amount of the Class X-E certificates will be reduced by the principal distributions and realized losses allocated to the Class E certificates; (v) the notional amount of the Class X-F certificates will be reduced by the principal distributions and realized losses allocated to the Class F certificates and (vi) the notional amount of the Class X-G certificates will be reduced by the principal distributions and realized losses allocated to the Class G certificates.

Interest Payments:

On each Distribution Date, interest accrued for each class of the certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of available funds: first, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-C, Class X-E, Class X-F and Class X-G certificates, on a pro rata basis, based on the accrued and unpaid interest on each such class and then, to the Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates, in that order, in each case until the interest payable to each such class is paid in full.

The pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates for each Distribution Date will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such Distribution Date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii) or (iv) the rate specified in clause (ii), less a specified rate.

As further described in the Preliminary Prospectus, the pass-through rates applicable to the Class X Certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such Distribution Date occurs over (ii) (A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates (based on their Certificate Balances), (B) with respect to the Class X-B certificates, the pass-through rate of the Class B certificates, (C) with respect to the Class X-C certificates, the weighted average of the pass-through rates of the Class C and Class D certificates (based on their Certificate Balances), (D) with respect to the Class X-E certificates, the pass-through rate of the Class E certificates, (E) with respect to the Class X-F certificates, the pass-through rate of the Class F certificates and (F) with respect to the Class X-G certificates, the pass-through rate of the Class G certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Prepayment Interest Shortfalls:

Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing classes of certificates.

Loss Allocation:

Losses will be allocated to each class of certificates entitled to principal in reverse alphabetical order starting with Class G through and including Class A-M and then to Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates on a pro rata basis based on the Certificate Balance of each such class. The notional amount of any class of Class X Certificates will be reduced by the aggregate amount of realized losses allocated to the class(es) of certificates that are component(s) of the notional amount of such class of Class X Certificates.

Prepayment Premiums:

A percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) collected on the Mortgage Loans will be allocated to each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D certificates (the “YM P&I Certificates”) then entitled to principal distributions, which percentage will be equal to the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates on such Distribution Date, and (b) a fraction (expressed as a percentage which can be no greater than 100% nor less than 0%), the numerator of which is the excess of the pass-through rate of each such class of certificates currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess of the Mortgage Rate of the related Mortgage Loan over the relevant Discount Rate.

Prepayment Premium Allocation Percentage for all YM P&I Certificates =

(Pass-Through Rate - Discount Rate) (Mortgage Rate - Discount Rate)	X	The percentage of the principal distribution amount to such class as described in (a) above

The remaining percentage of the prepayment premiums will be allocated to the Class X-A, Class X-B, Class X-C, Class X-E, Class X-F and Class X-G certificates in the manner described in the Preliminary Prospectus. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the YM P&I Certificates then entitled to principal distributions relative to the Class X-A, Class X-B, Class X-C, Class X-E, Class X-F and Class X-G certificates as Discount Rates decrease and a decrease in the percentage allocated to such classes as Discount Rates rise.

Whole Loans:

The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as Starbucks Center secures (i) a Mortgage Loan evidenced by one promissory note designated as Note A-1, with an outstanding principal balance as of the Cut-off Date of $40,000,000 (the “Starbucks Center Mortgage Loan”), representing approximately 4.5% of the Initial Pool Balance and (ii) two promissory notes designated as Note A-2 and Note A-3 with an aggregate outstanding principal balance as of the Cut-off Date of $100,000,000 which are currently held by Deutsche Bank AG, New York Branch (“DBNY”) or an affiliate (collectively the “Starbucks Center Companion Loans”), and are expected to be contributed to one or more future securitizations. The Starbucks Center Mortgage Loan and the Starbucks Center Companion Loans are pari passu in right of payment and are collectively referred to herein as the “Starbucks Center Whole Loan”.

The Starbucks Center Whole Loan will be initially serviced pursuant to the PSA and the related intercreditor agreement. After the date of the securitization of Note A-2, the Starbucks Center Whole Loan will be serviced pursuant to the Starbucks Center Pooling and Servicing and the related intercreditor agreement. For additional information regarding the Starbucks Center Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—Starbucks Center Whole Loan” in the Preliminary Prospectus.

The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as Prudential Plaza secures (i) a Mortgage Loan evidenced by a promissory note designated as Note A-3-1, with an outstanding principal balance as of the Cut-off Date of $40,000,000 (the “Prudential Plaza Mortgage Loan”), representing approximately 4.5% of the Initial Outstanding Pool Balance, (ii) one promissory note designated as Note A-1 which is currently held by the COMM

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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STRUCTURE OVERVIEW

2015-CCRE26 mortgage trust with an outstanding principal balance as of the Cut-off Date of $115,000,000, (iii) one promissory note designated as Note A-2-1 which is currently held by the CD 2016-CD1 mortgage trust with an outstanding principal balance as of the Cut-off Date of $50,000,000 and (iv) four notes with an aggregate outstanding principal balance as of the Cut-off Date of $210,000,000 which are currently held by GACC or an affiliate (collectively the “Prudential Plaza Companion Loans”) which are expected to be contributed to one or more future securitizations. The Prudential Plaza Mortgage Loan and the Prudential Plaza Companion Loans are pari passu in right of payment and are collectively referred to herein as the “Prudential Plaza Whole Loan”.

The Prudential Plaza Whole Loan is being serviced pursuant to the COMM 2015-CCRE26 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the Prudential Plaza Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—Prudential Plaza Whole Loan” in the Preliminary Prospectus.

The Mortgaged Property identified on Annex A–1 to the Preliminary Prospectus as Westfield San Francisco Centre secures a Mortgage Loan evidenced by two promissory notes designated as Note A-1-EMP-C4 and Note A-1-SFC-C4 with an aggregate outstanding principal balance as of the Cut-off Date of $23,529,000 (the “Westfield San Francisco Centre Mortgage Loan”), representing approximately 2.6% of the Initial Pool Balance. The Westfield San Francisco Centre Whole Loan (as defined below) is evidenced by 28 promissory notes: 24 pari passu senior notes with an aggregate original principal balance of $433,077,000 (the “Westfield San Francisco Centre Senior Notes”) and four subordinate notes with an aggregate original principal balance of $124,923,000 (the “Westfield San Francisco Centre Junior Notes”). Eight of the Westfield San Francisco Centre Senior Notes, with an aggregate original principal balance of $182,019,000 and all of the Westfield San Francisco Centre Junior Notes were contributed to the DBJPM 2016-SFC mortgage trust (the “Westfield San Francisco Centre Standalone Loans”). Four senior notes with an aggregate outstanding principal balance as of the Cut-off Date of $84,000,000 are currently held by the DBJPM 2016-C3 mortgage trust. Four senior notes with an aggregate outstanding principal balance as of the Cut-off Date of $60,000,000 are currently held by the CD 2016-CD1 mortgage trust. Four senior notes with an aggregate outstanding principal balance as of the Cut-off Date of $60,000,000 are expected to be included in the JPMCC 2016-JP3 mortgage trust. The two remaining Westfield San Francisco Centre Senior Notes are held by JPMorgan Chase Bank, National Association (or its respective affiliate) and expected to be contributed to one or more future securitizations. The Westfield San Francisco Centre Senior Notes are each generally pari passu in right of payment with respect to each other. The Westfield San Francisco Centre Senior Notes are generally senior in right of payment to the Westfield San Francisco Centre Junior Notes. The Westfield San Francisco Centre Junior Notes, together with the Westfield San Francisco Centre Senior Notes, are referred to as the “Westfield San Francisco Centre Whole Loan”.

The Westfield San Francisco Centre Whole Loan is serviced pursuant to the DBJPM 2016-SFC trust and servicing agreement and the related intercreditor agreement. For additional information regarding the Westfield San Francisco Centre Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—Westfield San Francisco Centre Whole Loan” in the Preliminary Prospectus.

The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as Hagerstown Premium Outlets secures (i) a Mortgage Loan evidenced by two promissory notes designated as Note A-3-B and Note A-4, with an aggregate outstanding principal balance as of the Cut-off Date of $16,000,000 (the “Hagerstown Premium Outlets Mortgage Loan”), representing approximately 1.8% of the Initial Pool Balance, (ii) two promissory notes designated as Note A-2 and Note A-3-A with an aggregate outstanding principal balance as of the Cut-off Date of $31,000,000 which are currently held by the JPMCC 2016-JP2 mortgage trust and (iii) one promissory note designated as Note A-1 with an outstanding principal balance as of the Cut-off Date of $30,000,000 which is currently held by the DBJPM 2016-C1 mortgage trust (collectively the “Hagerstown Outlets Companion Loans”). The Hagerstown Premium Outlets Mortgage Loan and the Hagerstown Premium Outlets Companion Loans are pari passu in right of payment and are collectively referred to herein as the “Hagerstown Premium Outlets Whole Loan”.

The Hagerstown Premium Outlets Whole Loan is currently being serviced pursuant to the JPMCC 2016-JP2 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the Hagerstown Premium Outlets Whole Loan, see

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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“Description of the Mortgage Pool—The Whole Loans—Hagerstown Premium Outlets Whole Loan” in the Preliminary Prospectus.

The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as Birch Run Premium Outlets secures (i) a Mortgage Loan evidenced by one promissory note designated as Note A-1-B1 with an outstanding principal balance as of the Cut-off Date of $15,000,000 (the “Birch Run Premium Outlets Mortgage Loan”), representing approximately 1.7% of the Initial Pool Balance, (ii) one promissory note designated as Note A-1-A with an outstanding principal balance as of the Cut-off Date of $20,000,000 which is currently held by the COMM 2016-DC2 mortgage trust, (iii) two promissory notes designated as Note A-2-A and Note A-4 with an aggregate outstanding principal balance as of the Cut-off Date of $43,000,000 which are currently held by CD 2016-CD1 and (iv) three promissory notes designated as Note A-1-B2, Note A-2-B and Note A-3 with an aggregate outstanding principal balance as of the Cut-off Date of $45,000,000 which are currently held by GACC or an affiliate and are expected to be contributed to one or more future securitizations (collectively the “Birch Run Premium Outlets Companion Loans”). The Birch Run Premium Outlets Mortgage Loan and the Birch Run Premium Outlets Companion Loans are pari passu in right of payment and are collectively referred to herein as the “Birch Run Premium Outlets Whole Loan”.

The Birch Run Premium Outlets Whole Loan is currently being serviced pursuant to the COMM 2016-DC2 pooling and servicing agreement and the related intercreditor agreement. After the Birch Run Premium Outlets Control Note Securitization Date, the Birch Run Premium Outlets Whole Loan will be serviced pursuant to the Birch Run Premium Outlets Pooling and Servicing Agreement and the related intercreditor agreement. For additional information regarding the Birch Run Premium Outlets Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—Birch Run Premium Outlets Whole Loan” in the Preliminary Prospectus.

Control Rights and Directing Certificateholder:

Controlling Class Certificateholders will have certain control rights over servicing matters with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loan) and Serviced Whole Loans (other than the Servicing Shift Whole Loan). The majority owner or appointed representative of the class of Control Eligible Certificates that is the Controlling Class (such owner or representative, the “Directing Certificateholder”) will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to a Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loan) and Serviced Whole Loans (other than the Servicing Shift Whole Loan). Furthermore, the Directing Certificateholder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to such Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loan) and Serviced Whole Loans (other than the Servicing Shift Whole Loan).

It is expected that Jefferies LoanCore LLC or its affiliate is expected to be the initial Directing Certificateholder with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loan) and Serviced Whole Loan (other than the Servicing Shift Whole Loan).

For a description of the directing holder for each Non-Serviced Whole Loan, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—The Directing Certificateholder” in the Preliminary Prospectus.

Control Eligible Certificates:	Class E, Class F and Class G certificates.
Controlling Class:	The Controlling Class will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any appraisal reduction amounts and any collateral deficiency amounts allocable to such class, equal to at least 25% of the initial Certificate Balance of such class; provided that if at any time the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any appraisal reduction amounts (but without regard to any collateral deficiency amounts) allocable to such classes, have been reduced to zero, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate principal balance greater than zero; provided, further that if at any time the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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appraisal reduction amounts (or any collateral deficiency amounts) to notionally reduce the Certificate Balance of such class.

The Controlling Class as of the Settlement Date will be the Class G certificates.

Appraised-Out Class:

Any class of Control Eligible Certificates that has been determined, as a result of appraisal reductions amounts and collateral deficiency amounts allocable to such class, to no longer be the Controlling Class.

Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of an allocation of appraisal reduction amounts and collateral deficiency amounts in respect of such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal for any Mortgage Loan (other than the Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loan) for which an appraisal reduction event has occurred or as to which there exists a collateral deficiency amount. Upon receipt of the second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, a recalculation of the appraisal reduction amount or collateral deficiency amount is warranted. If warranted, the Special Servicer will direct the Master Servicer to recalculate the appraisal reduction amount or collateral deficiency amount based on the second appraisal, and if required by such recalculation, the Special Servicer will reinstate the Appraised-Out Class as the Controlling Class. The holders of an Appraised-Out Class requesting a second appraisal will not be entitled to exercise any rights of the Controlling Class until such time, if any, as the class is reinstated as the Controlling Class.

Control Termination Event:

Will occur when (i) the Class E certificates have a Certificate Balance (taking into account the application of any appraisal reduction amounts and collateral deficiency amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder (subject to “—Controlling Class” above).

Upon the occurrence and the continuance of a Control Termination Event, the Directing Certificateholder will no longer have any control rights. The Directing Certificateholder will no longer have the right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain material actions that the Master Servicer or Special Servicer proposes to take with respect to a Mortgage Loan (other than the Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loan).

Upon the occurrence and continuation of a Control Termination Event, the Directing Certificateholder will retain non-binding consultation rights with respect to certain material actions that the Special Servicer proposes to take with respect to a Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loan) and Serviced Whole Loans (other than the Servicing Shift Whole Loan). Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Consultation Termination Event:

Will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of such class, in each case, without regard to the application of any appraisal reduction amounts and collateral deficiency amounts; or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder (subject to “—Controlling Class” above).

Upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will have no rights under the PSA other than those rights that all Certificateholders have.

Appointment and Replacement of Special Servicer:	The Directing Certificateholder will appoint the initial Special Servicer with respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loans and the Servicing Shift Mortgage Loan) and each Serviced Whole Loan (other than the Servicing Shift Whole Loan) as of the Settlement Date. Prior to the occurrence and continuance of a Control Termination

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Event, the Directing Certificateholder generally may replace the Special Servicer with respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loan) and each Serviced Whole Loan (other than the Servicing Shift Whole Loan) with or without cause at any time.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement (other than with respect to the Non-Serviced Whole Loans and Servicing Shift Whole Loan) will occur based on a vote of holders of all voting eligible classes of certificates as described below. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to the Non-Serviced Whole Loans and Servicing Shift Whole Loan.

Replacement of Special Servicer by Vote of Certificateholders:

Other than with respect to the Non-Serviced Whole Loans and Servicing Shift Whole Loan, if a Control Termination Event has occurred and is continuing, upon (i) the written direction of holders of certificates evidencing not less than 25% of the voting rights of all classes of certificates entitled to principal (taking into account the application of appraisal reduction amounts to notionally reduce the Certificate Balances of classes to which such appraisal reduction amounts are allocable) requesting a vote to replace the Special Servicer with a replacement special servicer, (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and Trustee of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates, the Certificate Administrator will be required to promptly post notice of such request on the Certificate Administrator’s website and concurrently provide written notice of such request by mail to all certificateholders of such request and conduct the solicitation of votes of all certificates in such regard. Upon the written direction (within 180 days) of (i) holders of at least 66 2/3% of a Certificateholder Quorum or (ii) the holders of more than 50% of the voting rights of each class of non-reduced certificates, the Trustee will immediately replace the Special Servicer with the replacement Special Servicer (other than with respect to the Non-Serviced Whole Loans and Servicing Shift Whole Loan).

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above or the Asset Representations Reviewer as described below, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account Realized Losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates) of all classes of certificates entitled to principal, on an aggregate basis.

In addition, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer (other than with respect to the Non-Serviced Whole Loans and Servicing Shift Whole Loan). The Operating Advisor’s recommendation to replace the Special Servicer (other than with respect to the Non-Serviced Whole Loans and Servicing Shift Whole Loan) must be confirmed by a majority of the voting rights of all classes of certificates entitled to principal (taking into account the application of appraisal reduction amounts to notionally reduce the Certificate Balances of classes to which such appraisal reduction amounts are allocable) within 180 days from the time such recommendation is posted to the Certificate Administrator website and is subject to the receipt of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates.

See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to the Non-Serviced Whole Loans and Servicing Shift Whole Loan.

Cap on Workout and Liquidation Fees:	The workout fees and liquidation fees payable to the Special Servicer under the PSA will be an amount equal to the lesser of: (1) 1.0% of each collection of interest and principal following a workout or liquidation and (2) $1,000,000 in the aggregate per workout or liquidation. All

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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modification fees actually paid to the Special Servicer in connection with a workout or liquidation or in connection with any prior workout or partial liquidation that occurred within the prior 18 months will be deducted from the total workout fee and/or liquidation fees payable (other than modification fees earned while the Mortgage Loan was not in special servicing). In addition, the total amount of workout and liquidation fees actually payable by the Issuing Entity under the PSA will be capped in the aggregate at $1,000,000 for each related Mortgage Loan. If a new special servicer begins servicing the related Mortgage Loan, all amounts paid to the prior special servicer will be disregarded for purposes of calculating the cap.

Special Servicer Compensation:

The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan or REO property, as applicable. The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration under the PSA (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Serviced Whole Loan, if any, and any purchaser of any Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or Serviced Whole Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA, other than as expressly permitted in the PSA and other than commercially reasonable treasury management fees, banking fees, customary title agent fees and insurance commissions or fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (or Serviced Whole Loan, if applicable). Subject to certain limited exceptions, the Special Servicer will also be required to report any compensation or other remuneration the Special Servicer or its affiliates have received from any person and such information will be disclosed in the Certificateholders’ monthly distribution date statement.

Operating Advisor:

With respect to the Mortgage Loans (other than with respect to the Non-Serviced Whole Loans and Servicing Shift Whole Loan) and Serviced Whole Loans (other than the Servicing Shift Whole Loan) and prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website but will not have any approval or consultation rights. After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will have consultation rights with respect to certain major decisions and will have additional monitoring responsibilities on behalf of the entire trust.

The Operating Advisor will be subject to termination if holders of at least 15% of the aggregate voting rights of the certificates (in connection with termination and replacement relating to the Mortgage Loans) vote to terminate and replace the Operating Advisor and such vote is approved by holders of more than 50% of the applicable voting rights that exercise their right to vote (in the case of each of such vote and approval, taking into account Realized Losses and the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates), provided that holders of at least 50% of the applicable voting rights have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

The Operating Advisor will not have consultation rights in respect of the Non-Serviced Whole Loans, Servicing Shift Whole Loan and any related REO property.

Asset Representations Reviewer:	The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent Mortgage Loans. An asset review will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Settlement Date, at least 10 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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STRUCTURE OVERVIEW

the Settlement Date, at least 15 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (taking into account Realized Losses, but without regard to the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum, the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any Mortgage Loan sold to the depositor by such Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a repurchase request as described in the Preliminary Prospectus is not “Resolved” within 180 days after the related Mortgage Loan Seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the initial requesting certificateholder (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the initial requesting certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the initial requesting certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller made the loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Liquidated Loan Waterfall:	On liquidation of any Mortgage Loan, all net liquidation proceeds will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include (a) any amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) Accrued AB Loan Interest. After

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the Mortgage Loan until the unpaid principal amount of the Mortgage Loan has been reduced to zero. Any remaining liquidation proceeds would then be allocated as a recovery of (a) accrued and unpaid interest corresponding to the amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) any Accrued AB Loan Interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances(1)

Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV(2)
$4,684,764	-	$7,499,999	8	$50,538,958	5.7%	4.6188%	114	1.66x	65.6%	56.3%
$7,500,000	-	$14,999,999	12	$119,469,783	13.4%	4.8105%	103	1.66x	67.3%	60.6%
$15,000,000	-	$24,999,999	11	$211,836,577	23.8%	4.4346%	117	1.96x	56.6%	47.4%
$25,000,000	-	$49,999,999	7	$229,497,728	25.8%	4.3904%	108	1.98x	56.0%	52.1%
$50,000,000	-	$74,999,999	2	$117,338,941	13.2%	4.2838%	118	1.72x	62.0%	55.8%
$75,000,000	-	$82,000,000	2	$162,000,000	18.2%	4.1624%	117	1.98x	61.8%	61.8%
Total/Weighted Average			42	$890,681,986	100.0%	4.4147%	113	1.88x	60.0%	54.6%

Distribution of Mortgage Rates(1)

Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV(2)
3.3940%	-	4.4999%	20	$540,325,215	60.7%	4.0596%	118	2.06x	58.4%	55.5%
4.5000%	-	4.7499%	7	$103,672,059	11.6%	4.6046%	104	1.57x	59.3%	47.6%
4.7500%	-	6.1500%	15	$246,684,711	27.7%	5.1126%	106	1.62x	64.0%	55.5%
Total/Weighted Average			42	$890,681,986	100.0%	4.4147%	113	1.88x	60.0%	54.6%

Property Type Distribution(1)(3)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Rooms/Units/NRA	Weighted Averages
					Cut-off Date Balance per Room/Unit/NRA	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV(2)
Office	9	$292,932,718	32.9%	3,405,546	$264	4.1375%	116	94.4%	1.87x	61.2%	56.8%
Suburban	7	$192,932,718	21.7%	1,007,670	$217	4.1445%	118	99.8%	1.96x	63.6%	58.3%
CBD	2	$100,000,000	11.2%	2,397,876	$354	4.1240%	113	83.8%	1.69x	56.4%	54.0%
Retail	15	$245,840,979	27.6%	2,254,773	$253	4.4081%	113	96.8%	1.85x	63.0%	60.3%
Anchored(4)	13	$234,356,215	26.3%	2,214,332	$251	4.3847%	113	96.7%	1.86x	62.9%	60.6%
Unanchored	2	$11,484,764	1.3%	40,441	$290	4.8855%	116	100.0%	1.55x	63.6%	54.0%
Hospitality	5	$128,947,555	14.5%	942	$144,720	4.9864%	116	77.4%	1.62x	63.9%	52.5%
Full Service	2	$76,198,134	8.6%	538	$148,107	4.9246%	116	76.6%	1.57x	69.1%	57.0%
Limited Service	3	$52,749,421	5.9%	404	$139,827	5.0755%	116	78.5%	1.70x	56.4%	46.1%
Mixed Use	5	$102,372,580	11.5%	2,657,239	$238	4.0562%	113	94.3%	2.66x	40.5%	34.3%
Office/Retail	3	$80,814,665	9.1%	2,422,357	$235	3.6949%	118	94.8%	2.95x	33.1%	25.7%
Retail/Office/Multifamily	1	$13,750,000	1.5%	37,192	$370	4.9904%	120	93.8%	1.60x	67.1%	67.1%
Self Storage/Multifamily	1	$7,807,915	0.9%	197,690	$40	6.1500%	54	89.6%	1.58x	69.7%	65.7%
Multifamily	8	$76,459,283	8.6%	1,296	$79,905	4.7698%	94	94.4%	1.53x	66.6%	59.6%
Garden	5	$39,334,283	4.4%	984	$42,981	4.6861%	118	93.8%	1.48x	71.9%	59.6%
Mid-Rise	1	$30,000,000	3.4%	252	$119,048	4.8988%	60	94.0%	1.64x	59.6%	59.6%
Student Housing	2	$7,125,000	0.8%	60	$118,937	4.6880%	105	100.0%	1.30x	67.3%	59.2%
Industrial	8	$44,128,870	5.0%	1,748,994	$36	4.8379%	107	97.3%	1.73x	59.0%	52.9%
Total/Weighted Average	50	$890,681,986	100.0%			4.4147%	113	92.7%	1.88x	60.0%	54.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

COMM 2016-COR1 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Geographic Distribution(1)(3)

State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV(2)
California	13	$372,203,606	41.8%	4.2707%	116	1.91x	60.2%	54.6%
Northern(5)	7	$194,989,665	21.9%	3.9760%	118	2.14x	57.0%	50.4%
Southern(5)	6	$177,213,941	19.9%	4.5949%	113	1.66x	63.6%	59.2%
New York	3	$98,401,693	11.0%	4.0270%	118	1.79x	59.2%	58.2%
New York City	2	$91,500,000	10.3%	3.9288%	119	1.82x	58.8%	58.8%
New York State	1	$6,901,693	0.8%	5.3300%	111	1.42x	65.1%	50.0%
Washington	2	$66,750,000	7.5%	3.8129%	119	2.77x	46.4%	46.4%
Illinois	3	$64,684,764	7.3%	4.5072%	111	1.54x	58.0%	50.1%
Michigan	7	$53,162,718	6.0%	4.8186%	117	2.02x	59.1%	50.8%
Other	22	$235,479,204	26.4%	4.8584%	104	1.69x	64.8%	57.5%
Total/Weighted Average	50	$890,681,986	100.0%	4.4147%		1.88x	60.0%	54.6%

Distribution of Cut-off Date LTV Ratios(1)(2)

Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	Maturity Date or ARD LTV
30.9%	-	54.9%	7	$185,564,665	20.8%	3.8835%	115	2.35x	44.8%	39.8%
55.0%	-	59.9%	9	$198,235,446	22.3%	4.7507%	106	1.78x	58.5%	51.7%
60.0%	-	64.9%	7	$210,913,634	23.7%	4.2221%	117	1.93x	62.0%	60.7%
65.0%	-	69.9%	13	$232,663,216	26.1%	4.6909%	112	1.66x	68.2%	61.5%
70.0%	-	74.1%	6	$63,305,025	7.1%	4.5462%	117	1.49x	73.0%	61.5%
Total/Weighted Average			42	$890,681,986	100.0%	4.4147%	113	1.88x	60.0%	54.6%

Distribution of Maturity Date or ARD LTV Ratios(1)(2)

Range of Maturity Date or ARD LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	Maturity Date or ARD LTV
0.2%	-	0.2%	1	$17,285,665	1.9%	4.5000%	114	1.45x	35.0%	0.2%
30.9%	-	49.9%	7	$178,989,446	20.1%	4.1920%	117	2.38x	47.8%	40.3%
50.0%	-	54.9%	11	$180,270,801	20.2%	4.4616%	112	1.66x	58.8%	53.5%
55.0%	-	59.9%	7	$142,148,134	16.0%	4.8032%	103	1.77x	64.9%	58.0%
60.0%	-	64.9%	11	$277,905,025	31.2%	4.2754%	117	1.78x	65.0%	61.7%
65.0%	-	69.6%	5	$94,082,915	10.6%	4.5573%	105	1.92x	68.3%	68.0%
Total/Weighted Average			42	$890,681,986	100.0%	4.4147%	113	1.88x	60.0%	54.6%

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)

Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV(2)
1.30x	-	1.39x	2	$28,125,000	3.2%	4.4207%	115	1.32x	66.8%	59.8%
1.40x	-	1.44x	6	$80,725,173	9.1%	4.6986%	111	1.43x	63.6%	55.1%
1.45x	-	1.54x	6	$81,692,383	9.2%	4.6870%	115	1.49x	63.7%	47.4%
1.55x	-	1.99x	18	$463,970,430	52.1%	4.5629%	112	1.71x	61.1%	55.8%
2.00x	-	2.49x	7	$157,640,000	17.7%	4.0889%	112	2.24x	63.1%	61.9%
2.50x	-	2.99x	1	$15,000,000	1.7%	4.2090%	112	2.90x	59.4%	59.4%
3.00x	-	3.68x	2	$63,529,000	7.1%	3.4759%	119	3.35x	32.6%	32.6%
Total/Weighted Average			42	$890,681,986	100.0%	4.4147%	113	1.88x	60.0%	54.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

COMM 2016-COR1 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Original Terms to Maturity or ARD(1)

Original Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV(2)
60	-	60	2	$16,557,915	1.9%	5.5317%	57	1.64x	61.4%	59.5%
67	-	68	2	$44,275,000	5.0%	4.8347%	60	1.84x	62.8%	62.8%
120	-	120	38	$829,849,071	93.2%	4.3700%	117	1.89x	59.9%	54.1%
Total/Weighted Average			42	$890,681,986	100.0%	4.4147%	113	1.88x	60.0%	54.6%

Distribution of Remaining Terms to Maturity or ARD(1)

Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV(2)
54	-	60	4	$60,832,915	6.8%	5.0244%	59	1.78x	62.4%	61.9%
105	-	117	17	$379,206,699	42.6%	4.6655%	114	1.69x	61.5%	52.8%
118	-	120	21	$450,642,371	50.6%	4.1214%	119	2.06x	58.5%	55.1%
Total/Weighted Average			42	$890,681,986	100.0%	4.4147%	113	1.88x	60.0%	54.6%

Distribution of Underwritten NOI Debt Yields(1)

Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV(2)
7.4%	-	8.9%	10	$284,093,715	31.9%	4.3629%	110	1.69x	60.9%	59.8%
9.0%	-	9.9%	10	$198,189,789	22.3%	4.2516%	115	1.80x	65.3%	60.2%
10.0%	-	12.4%	13	$257,975,455	29.0%	4.4410%	114	1.98x	59.8%	51.9%
12.5%	-	14.9%	8	$133,137,361	14.9%	4.7060%	113	2.28x	54.1%	47.6%
15.0%	-	21.4%	1	$17,285,665	1.9%	4.5000%	114	1.45x	35.0%	0.2%
Total/Weighted Average			42	$890,681,986	100.0%	4.4147%	113	1.88x	60.0%	54.6%

Amortization Types(1)

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV(2)
Interest Only	14	$421,379,000	47.3%	4.2123%	110	2.05x	60.1%	60.1%
Interest Only, then Amortizing	14	$216,422,500	24.3%	4.4580%	115	1.61x	63.3%	54.6%
Amortizing Balloon	12	$195,594,821	22.0%	4.9775%	114	1.60x	64.5%	52.4%
Interest Only, ARD	1	$40,000,000	4.5%	3.5240%	120	3.16x	30.9%	30.9%
Fully Amortizing	1	$17,285,665	1.9%	4.5000%	114	1.45x	35.0%	0.2%
Total/Weighted Average	42	$890,681,986	100.0%	4.4147%	113	1.88x	60.0%	54.6%

Footnotes:

(1)	With respect to the Starbucks Center Mortgage Loan, Prudential Plaza Mortgage Loan, Westfield San Francisco Centre Mortgage Loan, Hagerstown Premium Outlets Mortgage Loan and Birch Run Premium Outlets Mortgage Loan, the LTV, Cut-off Date Balance per Room/Unit/NRA, DSCR and Debt Yield calculations include the related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and mezzanine loan(s). The stated remaining term of the Starbucks Center Mortgage Loan is through the related anticipated repayment date.

(2)	With respect to the Holiday Inn Resort Daytona Beach Oceanfront mortgage loan representing approximately 2.1% of the Initial Outstanding Pool Balance, the Cut-off Date LTV and Maturity Date or ARD LTV has been calculated based on the “As Complete” value. For additional information see the Footnotes to the Annex A-1 in the Preliminary Prospectus.

(3)	Reflects allocated loan amount for properties securing multi-property Mortgage Loans.

(4)	Anchored retail includes anchored, shadow anchored and urban properties.

(5)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

COMM 2016-COR1 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans

Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per Room/Unit/ NRA	Cut-off Date LTV Ratio(1)	U/W NCF DSCR after IO(1)	U/W NOI Debt Yield(1)
Glendale Fashion Center	JLC	Glendale, CA	Retail	$82,000,000	9.2%	$311	60.5%	1.71x	8.0%
Champion Station	JLC	San Jose, CA	Office	$80,000,000	9.0%	$278	63.2%	2.26x	9.5%
286 Madison Avenue	JLC	New York, NY	Office	$60,000,000	6.7%	$468	54.5%	1.85x	7.4%
Hilton San Diego Mission Valley	JLC	San Diego, CA	Hospitality	$57,338,941	6.4%	$163,826	69.8%	1.59x	11.4%
Starbucks Center	GACC	Seattle, WA	Mixed Use	$40,000,000	4.5%	$93	30.9%	3.16x	12.3%
Prudential Plaza	GACC	Chicago, IL	Office	$40,000,000	4.5%	$183	59.3%	1.44x	9.8%
Comcast Place	GACC	Livermore, CA	Office	$35,400,000	4.0%	$161	57.8%	1.81x	11.9%
The Renaissance Retail Condo	JLC	New York, NY	Retail	$31,500,000	3.5%	$259	67.0%	1.76x	7.6%
Spyglass Apartments	JLC	Jacksonville, FL	Multifamily	$30,000,000	3.4%	$119,048	59.6%	1.64x	8.3%
Redmond Woods	JLC	Redmond, WA	Office	$26,750,000	3.0%	$184	69.5%	2.18x	10.1%
Total/Weighted Average				$482,988,941	54.2%		59.4%	1.93x	9.5%
(1)	With respect to the Starbucks Center Mortgage Loan and Prudential Plaza Mortgage Loan the LTV, Cut-off Date Balance per Room/Unit/NRA, DSCR and Debt Yield calculations include the related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and mezzanine loan(s).

Pari Passu Companion Loan Summary

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Companion Loan(s) Cut-off Date Balance	Whole Loan Cut-off Date Balance	Pooling & Servicing Agreement	Master Servicer	Special Servicer	Control Rights
Starbucks Center	$40,000,000	$100,000,000	$140,000,000	COMM 2016-COR1(1)	Midland(1)	Midland(1)	DBNY(1)
Prudential Plaza	$40,000,000	$375,000,000	$415,000,000	COMM 2016-CCRE26	Wells Fargo	CWCapital	COMM 2016-CCRE26
Westfield San Francisco Centre	$23,529,000	$409,548,000	$433,077,000	DBJPM 2016-SFC	Wells Fargo	Pacific Life Insurance Company	DBJPM 2016-SFC
Hagerstown Premium Outlets	$16,000,000	$61,000,000	$77,000,000	JPMCC 2016-JP2	Wells Fargo	LNR	JPMCC 2016-JP2
Birch Run Premium Outlets	$15,000,000	$108,000,000	$123,000,000	COMM 2016-DC2(2)	Wells Fargo(2)	CWCapital(2)	GACC(2)
(1)	Upon the securitization of the Starbucks Center Note A-2, the Starbucks Center Whole Loan will be serviced pursuant to the pooling and servicing agreement entered into in connection with such other securitization and the related intercreditor agreement, and the controlling class representative or such other party specified in such pooling and servicing agreement is expected to exercise the rights of the controlling noteholder with respect to the Starbucks Center Whole Loan.

(2)	Upon the securitization of the Birch Run Premium Outlets Note A-3, the Birch Run Premium Outlets Whole Loan will be serviced pursuant to the pooling and servicing agreement entered into in connection with such other securitization and the related intercreditor agreement, and the controlling class representative or such other party specified in such pooling and servicing agreement is expected to exercise the rights of the controlling noteholder with respect to the Birch Run Premium Outlets Whole Loan.

Existing Mezzanine Debt Summary

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR	Trust Cut-off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield
Glendale Fashion Center	$82,000,000	$4,000,000	1.71x	1.53x	60.5%	63.4%	8.0%	7.7%
Spyglass Apartments	$30,000,000	$6,000,000	1.64x	1.16x	59.6%	71.6%	8.3%	7.0%
Redmond Woods	$26,750,000	$1,000,000	2.18x	1.98x	69.5%	72.1%	10.1%	9.7%
Greenwich Portfolio	$13,750,000	$2,750,000	1.60x	1.21x	67.1%	80.5%	8.3%	6.9%

Subordinate Debt Summary

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loans Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio(1)	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield(1)
Westfield San Francisco Centre	$23,529,000	$409,548,000	$124,923,000	3.68x	2.85x	35.5%	45.7%	13.1%	10.1%
(1)	The Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and Total Debt U/W NOI Debt Yield were calculated based on the total debt amount of $558.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

211-249 North Glendale Avenue Glendale, CA 91206	Collateral Asset Summary – Loan No. 1 Glendale Fashion Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$82,000,000 60.5% 1.71x 8.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

211-249 North Glendale Avenue Glendale, CA 91206	Collateral Asset Summary – Loan No. 1 Glendale Fashion Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$82,000,000 60.5% 1.71x 8.0%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Refinance
Sponsor:	Marianne J. Moy
Borrowers:	Glendale Fashion Associates LLC; Rancho Palisades Holdings, LLC
Original Balance:	$82,000,000
Cut-off Date Balance:	$82,000,000
% by Initial UPB:	9.2%
Interest Rate:	4.4910%
Payment Date:	6th of each month
First Payment Date:	July 6, 2016
Maturity Date:	June 6, 2026
Amortization:	Interest Only
Additional Debt:	$4,000,000 Mezzanine Debt
Call Protection:	L(28), D(85), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$196,735	$65,579
Insurance:	$102,497	$8,600
Replacement:	$0	$5,498
TI/LC:	$0	$10,995
Ground Rent:	$0	$12,500
Required Repairs:	$21,875	NAP
Special Rollover Reserve:	$0	Springing

Financial Information
	Mortgage Loan	Total Debt
Cut-off Date Balance / Sq. Ft.:	$311	$326
Balloon Balance / Sq. Ft.:	$311	$326
Cut-off Date LTV:	60.5%	63.4%
Balloon LTV:	60.5%	63.4%
Underwritten NOI DSCR:	1.77x	1.58x
Underwritten NCF DSCR:	1.71x	1.53x
Underwritten NOI Debt Yield:	8.0%	7.7%
Underwritten NCF Debt Yield:	7.8%	7.4%
Underwritten NOI Debt Yield at Balloon:	8.0%	7.7%
Underwritten NCF Debt Yield at Balloon:	7.8%	7.4%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple/Leasehold
Location:	Glendale, CA
Year Built / Renovated:	2000 / NAP
Total Sq. Ft.:	263,882
Property Management:	Athena Management, Inc.
Underwritten NOI:	$6,600,188
Underwritten NCF:	$6,402,277
Appraised Value:	$135,600,000
Appraisal Date:	May 1, 2016

Historical NOI
Most Recent NOI:	$7,248,097 (T-12 August 31, 2016)
2015 NOI:	$7,040,645 (December 31, 2015)
2014 NOI:	$6,787,331 (December 31, 2014)
2013 NOI:	$6,748,697 (December 31, 2013)
2012 NOI:	$6,698,458 (December 31, 2012)
2011 NOI:	$6,356,879 (December 31, 2011)
2010 NOI:	$6,248,008 (December 31, 2010)
2009 NOI:	$5,852,314 (December 31, 2009)

Historical Occupancy(2)
Most Recent Occupancy:	100.0% (June 1, 2016)
2015 Occupancy:	100.0% (December 31, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	100.0% (December 31, 2012)
2011 Occupancy:	100.0% (December 31, 2011)
2010 Occupancy:	100.0% (December 31, 2010)
2009 Occupancy:	100.0% (December 31, 2009)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.

(2)	The Glendale Fashion Center Property has maintained a 10-year average occupancy equal to 99.1%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

211-249 North Glendale Avenue Glendale, CA 91206	Collateral Asset Summary – Loan No. 1 Glendale Fashion Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$82,000,000 60.5% 1.71x 8.0%

Tenant Summary
	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	Lease Expiration	U/W Base Rent PSF	Sales PSF(2)	Occupancy Cost (% of Sales)(2)
Anchor Tenants
Ralph’s Supermarket(3)	BBB/Baa2/BBB	50,000	18.9%	3/31/2025	$31.20	$481	8.0%
Nordstrom Rack(3)(4)	BBB+/Baa1/BBB+	37,140	14.1%	6/30/2025	$19.02	NAP	NAP
Ross Dress for Less(3)	NR/A3/A-	32,100	12.2%	1/31/2021	$24.50	$516	6.0%
TJ Maxx(3)	NR/A2/A+	25,000	9.5%	2/28/2019	$25.00	$491	6.4%
Staples(3)	BB+/Baa2/BBB-	24,000	9.1%	4/30/2020	$26.34	NAP	NAP
Michael’s(3)	NR/Ba3/B+	22,311	8.5%	2/29/2028	$23.95	$315	9.9%
Cost Plus(3)	NR/Baa1/BBB+	18,673	7.1%	1/31/2020	$24.20	$256	12.3%
CVS(3)(5)	NR/Baa1/BBB+	18,000	6.8%	2/28/2021	$27.60	NAP	NAP
PetCo(3)	NR/NR/NR	17,000	6.4%	6/30/2020	$34.60	$400	10.5%
Subtotal		244,224	92.6%		$26.13	$433	8.0%

In-line Tenants
Famous Footwear	NR/NR/NR	3,840	1.5%	4/30/2023	$38.00	$315	14.4%
The Nail Forum(3)(6)	NR/NR/NR	3,000	1.1%	8/31/2019	$51.72	$188	32.8%
Wells Fargo(3)	AA/Aa2/AA-	3,000	1.1%	11/30/2020	$50.58	NAP	NAP
Payless Shoes	NR/NR/NR	2,623	1.0%	6/30/2020	$46.00	$206	25.8%
Rubio’s Baja Grill(3)	NR/NR/NR	2,000	0.8%	5/31/2020	$54.75	$400	16.9%
The Habit Burger Grill(3)	NR/NR/NR	2,000	0.8%	11/30/2018	$48.90	$1,446	4.3%
Panda Express(3)	NR/NR/NR	1,916	0.7%	5/31/2025	$54.30	$983	6.8%
Subway(3)	NR/NR/NR	1,279	0.5%	4/30/2019	$50.82	$320	20.0%
Subtotal		19,658	7.4%		$48.32	$498	11.7%

Vacant		0	0.0%
Total Occupied Collateral / Wtd. Avg.		263,882	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.

(2)	Sales PSF and Occupancy Cost (% of Sales) are based on tenant’s gross rent and sales figures are provided by the borrower as of the most recent year-end reported.

(3)	Ralph’s Supermarket has five, five-year renewal options remaining. Nordstrom Rack has one, five-year renewal option remaining. Ross Dress for Less has one, five year renewal option remaining. TJ Maxx has four, five-year renewal options remaining. Staples has two, five-year renewal options remaining. Michael’s has two, five-year renewal options remaining. Cost Plus has three, five-year renewal options remaining. CVS has three, five-year renewal options remaining. PetCo has two, five-year renewal options remaining. The Nail Forum has one, five-year renewal option remaining. Wells Fargo has two, five-year renewal options remaining. Rubio’s Baja Grill has one, five-year renewal option remaining. The Habit Burger Grill has one, five-year renewal option remaining. Panda Express has one, five-year renewal option remaining. Subway has two, five-year renewal options remaining.

(4)	U/W Base Rent PSF is inclusive of the straight-line average contractual base rent over the lease term for Nordstrom Rack equal to approximately $37,841.

(5)	CVS is currently dark but paying rent.

(6)	U/W Base Rent PSF is inclusive of the contractual rent step for The Nail Forum as of March 1, 2017 equal to approximately $10,800.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	1	2,000	0.8%	2,000	0.8%	$48.90	1.3%	1.3%
2019	3	29,279	11.1%	31,279	11.9%	$28.87	11.5%	12.9%
2020	6	67,296	25.5%	98,575	37.4%	$30.52	28.0%	40.9%
2021	2	50,100	19.0%	148,675	56.3%	$25.61	17.5%	58.4%
2022	0	0	0.0%	148,675	56.3%	$0.00	0.0%	58.4%
2023	1	3,840	1.5%	152,515	57.8%	$38.00	2.0%	60.4%
2024	0	0	0.0%	152,515	57.8%	$0.00	0.0%	60.4%
2025	3	89,056	33.7%	241,571	91.5%	$26.61	32.3%	92.7%
2026	0	0	0.0%	241,571	91.5%	$0.00	0.0%	92.7%
Thereafter	1	22,311	8.5%	263,882	100.0%	$23.95	7.3%	100.0%
Vacant	NAP	0	0.0%	263,882	100.0%	NAP	NAP
Total / Wtd. Avg.	17	263,882	100.0%			$27.78	100.0%
(1)	Certain tenants may have lease termination options, including those related to co-tenancy provisions and sales thresholds, that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

211-249 North Glendale Avenue Glendale, CA 91206	Collateral Asset Summary – Loan No. 1 Glendale Fashion Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$82,000,000 60.5% 1.71x 8.0%

The Loan. The Glendale Fashion Center loan (the “Glendale Fashion Center Loan”) is a fixed rate loan secured by the borrowers’ fee simple and leasehold interest in an anchored retail center consisting of 263,882 sq. ft., located in Glendale, California (the “Glendale Fashion Center Property”) with an original principal balance of $82.0 million. The Glendale Fashion Center Loan has a 10-year term and requires interest only payments for the term of the loan. The Glendale Fashion Center Loan accrues interest at a fixed rate equal to 4.4910% and has a cut-off date balance of $82.0 million. Proceeds of the Glendale Fashion Center Loan, along with a $4.0 million mezzanine loan, were used to retire the existing debt of $72.0 million, fund reserves of $321,107, pay closing costs of approximately $1.2 million and return approximately $12.5 million of equity to the sponsor. Based on the appraised value of $135.6 million as of May 1, 2016, the cut-off date LTV is 60.5%. The most recent prior financing of the Glendale Fashion Center Property was included in the BACM 2006-4 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$82,000,000	95.3%	Loan Payoff	$72,000,000	83.7%
Mezzanine Loan Amount	$4,000,000	4.7%	Upfront Reserves	$321,107	0.4%
			Closing Costs	$1,162,769	1.4%
			Return of Equity	$12,516,125	14.6%
Total Sources	$86,000,000	100.0%	Total Uses	$86,000,000	100.0%

The Borrowers / Sponsor. The borrowers, Glendale Fashion Associates LLC and Rancho Palisades Holdings, LLC, are structured as tenants-in-common and are each a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrowers and the nonrecourse carve-out guarantor is Marianne J. Moy, who controls both of the borrowers.

Marianne J. Moy is the president of both Golden Horizon Realty and Oaks Property Management and has been active in real estate investments and property management over the past four decades. Per a schedule provided by the sponsor, her real estate portfolio is currently valued at approximately $524.3 million.

The Property. The Glendale Fashion Center Property is a 263,882 sq. ft. anchored retail center located at 211-249 North Glendale Avenue in Glendale, California. Situated on 5.06 acres of land, the Glendale Fashion Center Property improvements were constructed in 2000 and consist of three, one- and two-story, multi-tenant buildings. The Glendale Fashion Center Property improvements have a split-level, “U”-shape layout with the upper level of the development at street grade with California Avenue and Glendale Avenue while the lower level is generally at street grade with Wilson Avenue and Isabel Street. The Glendale Fashion Center Property retail buildings are arranged around a two-level subterranean/surface deck parking garage providing a total of 1,150 spaces, for a parking ratio of 4.36 per 1,000 sq. ft. of rentable area. Of the 1,150 total spaces, 755 spaces are subject to a ground lease with the City of Glendale. The current term of the ground lease expires April 28, 2031 and the borrowers have six remaining options to extend the term for 10 years each, and one additional option to extend the term for nine years. The fully extended ground lease expires April 28, 2100.

The Glendale Fashion Center Property is anchored by Ralph’s Supermarket, Nordstrom Rack, Ross Dress for Less, TJ Maxx, Staples, Michael’s, Cost Plus, CVS (who is currently dark but paying rent) and PetCo. In addition to the anchor tenants, the Glendale Fashion Center Property includes a freestanding bank branch building occupied by Wells Fargo and 16,658 sq. ft. (6.3% of NRA) of in-line shop space occupied by Famous Footwear, The Nail Forum, Payless Shoes, Rubio’s Baja Grill, The Habit Burger, Panda Express and Subway.

Ralph’s Supermarket and CVS are located on the bottom level of the Glendale Fashion Center Property with access provided via Wilson Avenue with entries from the lower level of the parking garage. The Wells Fargo bank building is also located along and accessed via Wilson Avenue. Nordstrom Rack is located above Petco, Cost Plus and Famous Footwear, and TJ Maxx and Ross Dress for Less have a mezzanine level with interior escalators. The in-line shop spaces are located on the second level with direct street frontage along Glendale Avenue.

CVS is located on the subterranean level accessed from Wilson Avenue. The tenant is currently dark; however, the tenant has consistently paid rent. The CVS space at the Glendale Fashion Center Property was originally a Longs Drugs store. The chain was acquired by CVS in 2008 and the store at this location was subsequently closed shortly thereafter.

As of June 1, 2016, the Glendale Fashion Center Property was 100.0% occupied by 17 tenants and has maintained a 10-year average occupancy equal to 99.1%. Investment grade tenants make up approximately 78.8% of NRA and approximately 74.3% of underwritten gross revenues.

Environmental Matters. The Phase I environmental report dated April 11, 2016 recommended no further action.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

211-249 North Glendale Avenue Glendale, CA 91206	Collateral Asset Summary – Loan No. 1 Glendale Fashion Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$82,000,000 60.5% 1.71x 8.0%

Tenant Sales. Historical sales for all tenants reporting sales at the Glendale Fashion Center Property are presented in the following charts.

Historical Annual Sales(1)
	Total Sq. Ft.	2008	2009	2010	2011	2012	2013	2014	2015
Anchor Tenants
Ralph’s Supermarket	50,000	$19,955,285	$19,733,881	$18,560,688	$18,759,709	$19,350,033	$21,782,503	$21,759,634	$24,042,720
Ross Dress for Less	32,100	$12,485,938	$12,209,681	$12,557,132	$13,588,918	$16,299,656	$17,070,059	$17,687,528	$16,574,592
TJ Maxx	25,000	NAP	$9,796,105	$10,960,341	$11,520,712	$12,671,107	$13,546,104	$13,229,049	$12,281,784
Michael’s	22,311	$6,307,983	$6,295,802	$6,623,321	$6,713,835	$6,940,862	$7,373,008	$7,227,828	$7,038,509
Cost Plus	18,673	$4,020,650	$4,372,140	$4,077,086	$4,487,386	$5,370,408	$5,393,885	$4,678,327	$4,773,668
PetCo	17,000	$6,552,478	$6,770,734	$6,662,020	$6,891,800	$7,088,377	$7,500,587	$7,378,740	$6,798,237
Subtotal	165,084	$49,322,334	$59,178,343	$59,440,589	$61,962,359	$67,720,444	$72,666,146	$71,961,106	$71,509,510

In-line Tenants
Famous Footwear	3,840	$798,710	$781,271	$938,034	$831,807	$1,025,288	$1,168,152	$1,174,503	$1,211,476
The Nail Forum	3,000	$906,960	$852,182	$827,998	$708,481	$829,339	$781,884	$628,334	$564,058
Payless Shoes	2,623	$563,356	$544,137	$559,709	$513,161	$572,975	$568,261	$569,636	$539,145
Rubio’s Baja Grill	2,000	$782,051	$757,448	$699,286	$677,124	$730,844	$764,732	$949,837	$799,165
The Habit Burger Grill	2,000	$1,644,008	$1,788,045	$1,962,393	$2,239,862	$2,482,484	$2,550,061	$2,810,230	$2,892,073
Panda Express	1,916	$1,426,741	$1,354,965	$1,430,298	$1,508,372	$1,668,234	$1,748,546	$1,862,712	$1,883,154
Subway	1,279	$573,488	$533,679	$547,963	$513,474	$503,409	$485,542	$455,240	$408,816
Subtotal	16,658	$6,695,314	$6,611,727	$6,965,681	$6,992,282	$7,812,572	$8,067,179	$8,450,492	$8,297,886

Total	181,742	$56,017,648	$65,790,070	$66,406,270	$68,954,641	$75,533,015	$80,733,325	$80,411,598	$79,807,396
(1)	Source: borrower.

Historical Annual Sales PSF(1)
	Total Sq. Ft.	2008	2009	2010	2011	2012	2013	2014	2015
Anchor Tenants
Ralph’s Supermarket	50,000	$399	$395	$371	$375	$387	$436	$435	$481
Ross Dress for Less	32,100	$389	$380	$391	$423	$508	$532	$551	$516
TJ Maxx	25,000	NAP	$392	$438	$461	$507	$542	$529	$491
Michael’s	22,311	$283	$282	$297	$301	$311	$330	$324	$315
Cost Plus	18,673	$215	$234	$218	$240	$288	$289	$251	$256
PetCo	17,000	$385	$398	$392	$405	$417	$441	$434	$400
Subtotal / Wtd. Avg.	165,084	$352	$358	$360	$375	$410	$440	$436	$433

In-line Tenants
Famous Footwear	3,840	$208	$203	$244	$217	$267	$304	$306	$315
The Nail Forum	3,000	$302	$284	$276	$236	$276	$261	$209	$188
Payless Shoes	2,623	$215	$207	$213	$196	$218	$217	$217	$206
Rubio’s Baja Grill	2,000	$391	$379	$350	$339	$365	$382	$475	$400
The Habit Burger Grill	2,000	$822	$894	$981	$1,120	$1,241	$1,275	$1,405	$1,446
Panda Express	1,916	$745	$707	$747	$787	$871	$913	$972	$983
Subway	1,279	$448	$417	$428	$401	$394	$380	$356	$320
Subtotal / Wtd. Avg.	16,658	$402	$397	$418	$420	$469	$484	$507	$498

Total / Wtd. Avg.	181,742	$357	$362	$365	$379	$416	$444	$442	$439
(1)	Source: borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

211-249 North Glendale Avenue Glendale, CA 91206	Collateral Asset Summary – Loan No. 1 Glendale Fashion Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$82,000,000 60.5% 1.71x 8.0%

Major Tenants.

Ralph’s Supermarket (50,000 sq. ft.; 18.9% of NRA; 21.3% of U/W Base Rent) Ralph’s Supermarket is a major supermarket chain in the Southern California area and a subsidiary of Cincinnati-based Kroger (NYSE: KR; BBB/Baa2/BBB by Fitch/Moody’s/S&P). Ralph’s Supermarket was founded in 1873 and was acquired by Kroger in October 1998 (prior to Ralph’s Supermarket’s lease commencement date at the Glendale Fashion Center Property).

The Ralph’s Supermarket at the Glendale Fashion Center Property opened in March 2000 under a 25-year lease that extends through March 2025 with no early termination options. The lease provides for five, five-year renewal options remaining with at least nine months’ notice, with option rent increasing by CPI (not to exceed 10%) over last paid rent for each option period. Over the past three years, Ralph’s Supermarket has generated over $21.0 million in annual gross sales. For the 2015 calendar year, Ralph’s Supermarket reported gross sales of approximately $24.0 million ($481 PSF), an increase of approximately 10.5% over the prior year.

Nordstrom Rack (37,140 sq. ft.; 14.1% of NRA; 9.6% of U/W Base Rent) Nordstrom Rack is a wholly-owned subsidiary of Nordstrom, Inc. (NYSE: JWN; BBB+/Baa1/BBB+ by Fitch/Moody’s/S&P), a leading national upscale department store retailer. Nordstrom Inc. operates 333 stores across 39 states. The company operations include 121 full-line ‘Nordstrom’ department stores, 205 discount ‘Nordstrom Rack’ stores, one clearance store that operates under the name “Last Chance” and other retail channels including their online private sale subsidiary “HauteLook” and two “Jeffrey” boutiques.

The Nordstrom Rack at the Glendale Fashion Center Property opened in July 2000 under an original 10-year lease. The tenant extended its lease term for an additional 15 years through June 2025, with one, five-year renewal option remaining upon 12 months’ notice. The lease has a co-tenancy provision whereby the tenant may terminate the lease if less than three major tenants (each major tenant occupying at least 20,000 sq. ft.) are in occupancy. The tenant is not required to report sales.

Ross Dress for Less (32,100 sq. ft.; 12.2% of NRA; 10.7% of U/W Base Rent) Ross Stores, Inc. (NASDAQ: ROST; A3/A- by Moody’s/S&P) is headquartered in Dublin, California and is one of the largest off-price retailers in the United States. The company operates two chains of off-price retail apparel and home accessories stores. As of January 2016, Ross Stores, Inc. operated 1,274 Ross Dress for Less stores in 34 states, the District of Columbia and Guam, and 172 dd’s DISCOUNTS locations in 15 states.

The Ross Dress for Less at the Glendale Fashion Center Property opened in February 2000 under an original 10-year lease. The tenant extended its lease term for an additional five years through January 2021, with one, five-year renewal option remaining upon 180 days’ notice. The lease has a co-tenancy provision whereby the tenant may terminate the lease if Ralph’s Supermarket (or a replacement tenant) and less than 65% of the remaining square footage is occupied. From 2012 to 2014, the tenant’s sales ranged from approximately $16.3 million ($508 PSF) to $17.7 million ($551 PSF). For the 2015 calendar year, Ross Dress for Less reported sales of approximately $16.6 million ($516 PSF).

TJ Maxx (25,000 sq. ft.; 9.5% of NRA; 8.5% of U/W Base Rent) TJ Maxx is a wholly-owned subsidiary of TJX Companies (NASDAQ: TJX; A2/A+ by Moody’s/S&P). Headquartered in Framingham, Massachusetts, TJX Companies is a leading off-price retailer of apparel and home fashions. Launched in 1956 under the Zayre brand, TJX Companies went on to become a separate entity in 1987. The company operates 2,587 stores in the United States and 808 stores internationally. As of the fiscal year 2015, TJX Companies operated 1,119 TJ Maxx stores, 975 Marshall’s stores, 487 HomeGoods stores and six Sierra Trading Posts throughout the United States.

The TJ Maxx at the Glendale Fashion Center Property opened in February 2009 and is still under the original 10-year lease term. The tenant has four, five-year renewal options remaining upon nine months’ notice. From 2009 to 2014, tenant sales ranged from approximately $9.8 million ($392 PSF) to $13.2 million ($529 PSF). For the 2015 calendar year, TJ Maxx reported sales of approximately $12.3 million ($491 PSF).

The Market. The Glendale Fashion Center Property is located on the southwest corner of North Glendale Avenue and East California Avenue, approximately 10.9 miles north of the Los Angeles CBD in Glendale, California. Population counts within a 3- and 5-mile radius of the Glendale Fashion Center Property are approximately 226,738 and 550,844, with household incomes averaging approximately $78,308 and $82,830, respectively. The Glendale Fashion Center Property is located within the Burbank/Glendale/Pasadena retail submarket within the greater Los Angeles retail market. As of 2Q 2016, the Burbank/Glendale/Pasadena retail submarket contained 6,423 properties totaling approximately 52.1 million sq. ft. with an overall vacancy rate of 3.0%. The Glendale Fashion Center Property is further categorized within the Glendale retail micro-submarket within the overall Burbank/Glendale/Pasadena retail submarket. As of 2Q 2016, the Glendale retail micro-submarket contained 1,905 properties totaling approximately 14.2 million sq. ft. with an overall vacancy rate of 2.5%. According to a market report, the Burbank/Glendale/Pasadena retail submarket’s 2Q 2016 reported vacancy rate of 3.0% was the lowest submarket vacancy rate out of all 13 retail submarkets within the overall Los Angeles retail market which contains 47,127 properties totaling approximately 469.0 million sq. ft. with an overall vacancy rate of 4.2%. The primary competitive set as determined by the appraiser for the Glendale Fashion Center Property is presented in the following chart.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

211-249 North Glendale Avenue Glendale, CA 91206	Collateral Asset Summary – Loan No. 1 Glendale Fashion Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$82,000,000 60.5% 1.71x 8.0%

Glendale Fashion Center Property Competitive Set(1)
Name	Glendale Fashion Center Property	Glendale Marketplace	Burbank Entertainment Village	Burbank Town Center	Midtown Crossing	Focus Plaza	Hastings Ranch Plaza	Porter Ranch Town Center
Distance from Subject	NAP	0.8 miles	4.4 miles	4.4 miles	8.1 miles	8.6 miles	10.8 miles	20.2 miles

City, State	Glendale, CA	Glendale, CA	Burbank, CA	Burbank, CA	Los Angeles, CA	Los Angeles, CA	Pasadena, CA	Northridge, CA
Property Type	Anchored Retail Center	Entertainment Center	Specialty Center	Regional Mall	Community Center	Neighborhood Center	Neighborhood Center	Anchored Retail Center
Year Built / Renovated	2000 / NAP	1996 / NAP	2001, 2013 / NAP	1991 / 2005	2007, 2012, 2013 / NAP	1990 / 2014	1985 / 2006	1999 / NAP
Total Occupancy	100%(2)	93%	96%	99%	98%	98%	100%	100%
Total Size (Sq. Ft.)	263,882(2)	158,527	122,244	700,332	315,322	218,661	87,767	520,000
Anchor Tenants	Ralph’s Supermarket; Nordstrom Rack; Ross Dress for Less; TJ Maxx; Staples; Michael’s; Cost Plus; CVS; PetCo	LA Fitness; Old Navy; Home Goods	AMC 16 Theatres; 24 Hour Fitness	Office Depot; Ikea; Macy’s; Burlington Coat Factory; Sport Chalet; Old Navy; Bed, Bath & Beyond; Sears	Lowes; Ross Dress for Less; PetSmart; Sports Authority; Smart & Final; ULTA Salon	99 Ranch Market	Marshalls; CVS	Best Buy; Ralph’s Supermarket; Sports Chalet; Toys R Us; Walmart
(1)	Source: Appraisal.

(2)	Based on the May 1, 2016 underwritten rent roll.

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	2015	T-12 8/31/2016	In-Place(1)	U/W	U/W PSF
Base Rent	$6,774,934	$6,839,993	$6,892,775	$7,088,106	$7,257,770	$7,282,180	$7,282,180	$27.60
Rent Steps(2)	0	0	0	0	0	0	10,800	0.04
Straight-line Rent(3)	0	0	0	0	0	0	37,841	0.14
Percentage Rent(4)	103,403	110,027	127,163	136,664	148,843	148,843	148,843	0.56
Gross Potential Rent	$6,878,336	$6,950,020	$7,019,938	$7,224,770	$7,406,613	$7,431,023	$7,479,664	$28.34
Total Recoveries	1,878,712	1,892,588	1,840,744	1,963,453	2,007,530	1,918,673	1,918,673	7.27
Total Cart Income(5)	0	0	0	0	0	21,600	21,600	0.08
Total Other Income	30,427	31,335	29,648	25,325	38,917	38,917	38,917	0.15
Less: Vacancy(6)	0	0	0	0	0	0	(469,917)	(1.78)
Effective Gross Income	$8,787,475	$8,873,943	$8,890,330	$9,213,548	$9,453,060	$9,410,213	$8,988,937	$34.06
Total Operating Expenses(7)(8)	2,089,017	2,125,246	2,102,999	2,172,903	2,204,963	2,185,633	2,388,748	9.05
Net Operating Income	$6,698,458	$6,748,697	$6,787,331	$7,040,645	$7,248,097	$7,224,580	$6,600,188	$25.01
TI/LC	0	0	0	0	0	131,941	131,941	0.50
Capital Expenditures	0	0	0	0	0	65,971	65,971	0.25
Net Cash Flow	$6,698,458	$6,748,697	$6,787,331	$7,040,645	$7,248,097	$7,026,669	$6,402,277	$24.26

(1)	In-Place represents annualized rents per the underwritten rent roll dated June 1, 2016 and is based on leases in-place with no vacancy adjustment, contractual tenant reimbursements per the leases, T-12 percentage rent, in-place annual cart income, T-12 other income, the contractual 2.5% of EGI management fee, the in-place parking garage ground rent payment currently equal to $150,000 and all other U/W expenses and capital items.

(2)	U/W Rent Steps are based on the contractual rent step for The Nail Forum as of March 1, 2017.

(3)	U/W Straight-line Rent is based on the average contractual rent over the lease term for Nordstrom Rack.

(4)	Historical and U/W Percentage Rent is from The Habit Burger Grill.

(5)	Historical Total Cart Income is included in Base Rent.

(6)	U/W Vacancy represents 5.0% of gross rental income inclusive of Total Recoveries and exclusive of Total Cart Income and Total Other Income.

(7)	Historical and In-Place Total Operating Expenses include a 2.5% contractual management fee and include the contractual parking garage ground rent equal to $150,000 per annum. Per the lease, the parking garage ground rent increases in April 2021 to a minimum of $200,000 per annum and a maximum of $300,000 per annum.

(8)	U/W Total Operating Expenses include a 4.0% management fee and the straight-line average parking garage ground rent over the loan term equals $228,814 per annum assuming the parking garage ground rent increases to the maximum $300,000 per annum in April 2021.

Property Management. The Glendale Fashion Center Property is managed by Athena Management, Inc.

Lockbox / Cash Management. The Glendale Fashion Center Loan is structured with a hard lockbox and springing cash management. All rents and other payments are required to be deposited directly by the tenants into a clearing account controlled by lender. Provided no Lease Sweep Period (as defined below) or Cash Management Period (as defined below) is continuing, all funds in the clearing account will be transferred on a daily basis into the borrowers’ operating account. Upon the occurrence of a Cash Management Period or Lease Sweep Period, all amounts on deposit in the clearing account will be transferred on a daily basis to a deposit account controlled by lender and any excess cash flow, after payment of debt service, mezzanine loan debt service, reserves and other amounts due under the Glendale Fashion Center Loan, will be transferred (i) to a lender controlled account and held as

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

211-249 North Glendale Avenue Glendale, CA 91206	Collateral Asset Summary – Loan No. 1 Glendale Fashion Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$82,000,000 60.5% 1.71x 8.0%

additional collateral for the Glendale Fashion Center Loan, in the event of a Cash Management Period, or (ii) to a lender controlled special rollover reserve, in the event of a Lease Sweep Period (and no other Cash Management Period is in effect).

A “Cash Management Period” will occur (i) upon an event of default or a mezzanine loan default, (ii) if the debt yield falls below 6.0% inclusive of the mezzanine loan (until such time that the debt yield is at least 6.0% for two consecutive quarters) or (iii) during a Lease Sweep Period.

A “Lease Sweep Period” will commence (i) on the date that is 12 months prior to the end of the term of the Ralph’s Supermarket lease, (ii) on the date required under a Major Lease by which the applicable Major Tenant (as defined below) is required to give notice of its exercise of a renewal option (and such renewal option has not been so exercised), (iii) if any Major Lease is surrendered, cancelled or terminated prior to its then current expiration date, (iv) if any Major Tenant (other than CVS) has fully and on a non-temporary basis vacated its premises or fully and on a non-temporary basis discontinued its business or given irrevocable notice that it intends to do so, (v) upon the occurrence and continuance (beyond any applicable notice and cure periods) of a monetary or material non-monetary default under any Major Lease or (vi) upon the occurrence of a Major Tenant insolvency proceeding.

A “Major Lease” means certain leases at the Glendale Fashion Center Property with Ralph’s Supermarket, Staples, and any other lease which covers 25,000 sq. ft. or more of the NRA at the Glendale Fashion Center Property.

A “Major Tenant” means any tenant under a Major Lease, or under one or more leases which when taken together would constitute a Major Lease.

Initial Reserves. At loan closing, the borrowers deposited (i) $196,735 into a tax reserve account, (ii) $102,497 into an insurance reserve account and (ii) $21,875 into a required repairs reserve account.

Ongoing Reserves. On a monthly basis, the borrowers are required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $65,579, into a tax reserve account, (ii) 1/12 of the estimated annual insurance premiums, which currently equates to $8,600, into an insurance reserve account, (iii) $10,995 into a TI/LC reserve account, subject to a cap of $500,000, and (iv) $5,498 into a replacement reserve account, subject to a cap of $197,912. In addition, on each applicable monthly payment date, the borrowers are required to deposit with lender an amount equal to the ground rent that will be payable under the ground lease for the month immediately following the month in which such payment date occurs, which currently equates to $12,500.

Current Mezzanine or Subordinate Indebtedness. A $4,000,000 mezzanine loan was funded concurrently with the funding of the Glendale Fashion Center Loan. The mezzanine loan is coterminous with the Glendale Fashion Center Loan, accrues interest at a rate of 10.9840% and is interest only for the entire term. The current borrowers under the mezzanine loan are Glendale Fashion Associates Mezzanine LLC and Rancho Palisades Holdings Mezzanine LLC. The mezzanine loan is currently held by JLC.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Ground Lease. The parking garage at the Glendale Fashion Center Property is subject to a long-term ground lease (the “Ground Lease”) with the City of Glendale. The current term of the Ground Lease expires April 28, 2031 and the borrowers have six remaining options to extend the term for 10 years each, and one additional option to extend the term for nine years. The fully extended ground lease expires April 28, 2100. The current annual rent under the Ground Lease is $150,000, which rent will be adjusted for the period (i) from April 29, 2021 to April 28, 2041 to equal 5% of the fair market value, subject to a floor of $200,000 and a cap of $300,000, (ii) from May 1, 2041 to April 28, 2061 to equal 5% of the fair market value, subject to a floor of $300,000 and a cap of $400,000 and (iii) from May 1, 2061 through the remainder of the term, to equal 5% of the fair market value, subject to a floor of $400,000 and a cap of $500,000. The Ground Lease includes the standard mortgagee protections (including extended cure rights and the right to a new lease upon termination of the Ground Lease for any reason, including rejection in bankruptcy). Additionally, any material amendment, material modification or termination of the Ground Lease without lender consent is an event of default and triggers springing recourse to the sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

211-249 North Glendale Avenue Glendale, CA 91206	Collateral Asset Summary – Loan No. 1 Glendale Fashion Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$82,000,000 60.5% 1.71x 8.0%

MAP © 2016 CARTIFACT
DATA © OSM CONTRIBUTORS
Glendale Fashion Center
211-249 North Glendale Avenue
Glendale, CA 91206
ROSSMOYNE
GLENDALE
CITY CENTER
CITRUS GROVE
VENTURA
FREEWAY
134
BRAND BOULEVARD SHOPS & RESTAURANTS
1010 N Central
Hilton - Glendale
Embassy Suites
801 North Brand
800 North Brand
700 North Central
207 Goode
701 North Brand
700 North Brand
Monterey Island
ARDEN AVE
BURCHETT ST
W GLENOAKS BLVD
E GLENOAKS BLVD
MONTEREY RD
N BRAND BLVD
Glendale Plaza
Modera
Glendale Center
620 North Brand
600 North Brand
540,607 & 633 N Central Ave Residential Development
Carmel Glendale Development
Wells Fargo Bldg
550 North Brand
E DORAN ST
520 N Central
525 N Brand
501 N Orange
500 N Central
505 N Brand
500 N Brand
N ORANGE ST
411 Central
201 Lexington
450 North Brand
400 North Brand
401 North Brand
N MARYLAND AVE
E LEXINGTON DR
330 North Brand
Lex on Orange
Glendale Centre Theatre
N CENTRAL AVE
Onyx
Legendary Tower Glendale
N LOUISE ST
N KENWOOD ST
E CALIFORNIA AVE
N JACKSON ST
N ISABEL ST
Sears
E WILSON AVE
E WILSON
The Brand
Glendale Financial Square
Glendale YMCA
US Post Office
Macy's
Lush
100 W Broadway
E BROADWAY
Eleve
The Broadway
416 on Broadway
Kenwood Terrace Condos
Americana at Brand
Apple
Glendale Galleria
The Cheesecake Factory
Pacific Theatres
Nordstrom
Target
E HARVARD ST
Glendale Central Library
Glendale Central Park
Glendale Corporate Center
COLORADO BLVD
ORANGE GROVE AVE
Flor de Cafe Bakery
Honda
Jewel City Bowl
Glendale Courthouse
City Hall
Glendale Civic Center
Trader Joes
Chipotle
N GLENDALE AVE
Vons
Rite Aid
Virgil's Hardware Home & Garden
RD White Elementary School
Glendale Health Center
Bicycle Land
YWCA of Glendale
Whole Foods
The Coffee Bean & Tea Leaf
N HOWARD ST
GENEVA ST
N CEDAR ST
N BELMONT ST
N ADAMS ST
San Fernando
ANGELES NATIONAL FOREST
SAN FERNANDO VALLEY
BUR
Burbank
La Canada Flintridge
Pasadena
Arcadia
Alhambra
Beverly Hills
West Hollywood
Santa Monica
Los Angeles
DOWNTOWN
Monterey Park
Culver City
Montebello
Marina Del Rey
Vernon
LAX
South Gate
Santa Monica Bay
El Segundo
Downey
Lynwood
Norwalk
Manhattan Beach
Carson
Cerritos

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

(THIS PAGE INTENTIONALLY LEFT BLANK)

29

190, 210 and 230 West Tasman Drive San Jose, CA 95134	Collateral Asset Summary – Loan No. 2 Champion Station	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 63.2% 2.26x 9.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

190, 210 and 230 West Tasman Drive San Jose, CA 95134	Collateral Asset Summary – Loan No. 2 Champion Station	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 63.2% 2.26x 9.5%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Acquisition
Sponsor:	KU Education, Inc.
Borrower:	TCSP LLC
Original Balance:	$80,000,000
Cut-off Date Balance:	$80,000,000
% by Initial UPB:	9.0%
Interest Rate:	3.8255%
Payment Date:	6th of each month
First Payment Date:	September 6, 2016
Maturity Date:	August 6, 2026
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(26), D(90), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$745,000	$129,500
Insurance:	$10,000	$10,500
Replacement:	$45,000	$5,987
Outstanding TI/LC:	$4,134,415	$0
Free Rent:	$671,495	NAP
Lease Sweep:	$0	Springing
Security Deposit (LOC):	$4,697,100	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$278
Balloon Balance / Sq. Ft.:	$278
Cut-off Date LTV:	63.2%
Balloon LTV:	63.2%
Underwritten NOI DSCR:	2.44x
Underwritten NCF DSCR:	2.26x
Underwritten NOI Debt Yield:	9.5%
Underwritten NCF Debt Yield:	8.8%
Underwritten NOI Debt Yield at Balloon:	9.5%
Underwritten NCF Debt Yield at Balloon:	8.8%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	San Jose, CA
Year Built / Renovated:	1994-1995 / 2015
Total Sq. Ft.:	287,371
Property Management:	TMG Partners
Underwritten NOI:	$7,580,720
Underwritten NCF:	$7,005,978
Appraised Value:	$126,500,000
Appraisal Date:	July 6, 2016

Historical NOI(2)
Most Recent NOI:	NAV
2015 NOI:	NAV
2014 NOI:	NAV
2013 NOI:	NAV

Historical Occupancy(2)(3)
Most Recent Occupancy:	100.0% (August 1, 2016)
2015 Occupancy:	NAV
2014 Occupancy:	NAV
2013 Occupancy:	NAV
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)	The Champion Station Property was recently purchased after a full redevelopment. As such, historical occupancy and financials are not available.
(3)	Most Recent Occupancy includes a portion of the Silver Spring Networks space for which the tenant his signed a lease but has not yet taken occupancy. The tenant is currently completing the build out of its 2nd floor space at 210 West Tasman Drive totaling 51,423 sq. ft. and is expected to take occupancy of this portion of the space on or before its rent commencement date of January 1, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

190, 210 and 230 West Tasman Drive San Jose, CA 95134	Collateral Asset Summary – Loan No. 2 Champion Station	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 63.2% 2.26x 9.5%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(1)	% of Total U/W Base Rent	Lease Expiration
Silver Spring Networks(2)(3)	NR/NR/NR	191,423	66.6%	$28.56	64.6%	9/30/2026
ForeScout Technologies, Inc.(2)	NR/NR/NR	95,948	33.4%	$31.20	35.4%	10/31/2026
Total Occupied Collateral		287,371	100.0%	$29.44	100.0%
Vacant		0	0%
Total		287,371	100.0%

(1)	U/W Base Rent PSF is inclusive of approximately $275,876 in base rent steps.

(2)	Silver Spring Networks has two, five-year renewal option remaining. ForeScout Technologies, Inc. has one, five-year renewal option remaining.

(3)	Silver Spring Networks is currently completing the build out of its 2nd floor space at 210 West Tasman Drive (“Phase II”) totaling 51,423 sq. ft. and is expected to take occupancy of this portion of the space on or before its rent commencement date of January 1, 2017. The tenant is fully occupying 230 West Tasman Drive totaling 95,484 sq. ft. and all of the ground floor space at 210 West Tasman Drive (“Phase I”) totaling 44,516 sq. ft. At loan closing, the borrower deposited $671,495 into a free rent reserve account which amount is equal to the base rent shortfalls from September 2016 through January 2017 until the tenant takes occupancy of the Phase II space and commences paying rent on January 1, 2017.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(1)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	2	287,371	100.0%	287,371	100.0%	$29.44	100.0%	100.0%
Thereafter	0	0	0.0%	287,371	100.0%	$0.00	0.0%	100.0%
Vacant	NAP	0	0.0%	287,371	100.0%	NAP	NAP
Total / Wtd. Avg.	2	287,371	100.0%			$29.44	100.0%
(1)	Annual U/W Base Rent PSF is inclusive of approximately $275,876 in base rent steps.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

190, 210 and 230 West Tasman Drive San Jose, CA 95134	Collateral Asset Summary – Loan No. 2 Champion Station	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 63.2% 2.26x 9.5%

The Loan.    The Champion Station loan (the “Champion Station Loan”) is a $80.0 million fixed rate loan secured by the borrower’s fee simple interest in three, two-story, class A office buildings totaling 287,371 sq. ft. located at 190, 210 and 230 West Tasman Drive in San Jose, California (the “Champion Station Property”). The Champion Station Loan has a 10-year term and requires interest only payments for the term of the loan. The Champion Station Loan accrues interest at a fixed rate equal to 3.8255% and has a cut-off date balance of $80.0 million. Proceeds of the Champion Station Loan, in conjunction with approximately $47.2 million of sponsor equity, were used to acquire the Champion Station Property for approximately $126.0 million, fund reserves of approximately $5.6 million and cover closing costs of approximately $1.3 million. Based on the appraised value of $126.5 million as of July 6, 2016, the cut-off date LTV is 63.2%. The most recent prior financing of the Champion Station Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$80,000,000	62.9%	Purchase Price	$126,012,184	99.1%
Sponsor Equity	$47,169,996	37.1%	Seller Credits	($5,745,040)	(4.5%)
			Reserves	$5,605,910	4.4%
			Closing Costs	$1,296,942	1.0%
Total Sources	$127,169,996	100.0%	Total Uses	$127,169,996	100.0%

The Borrower / Sponsor.    The borrower, TCSP LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsor of the borrower and the non-recourse carveout guarantor is KU Education, Inc.

KU Education, Inc. is an institutional real estate company with history investing in and operating commercial real estate properties. The sponsor’s portfolio, which consists of 550 commercial properties located across the United States, was recently valued at approximately $1.1 billion.

The Property. The Champion Station Property consists of three, two-story, class A, office and research and development buildings totaling 287,371 sq. ft. situated on 16.1 acres within the greater Champion Station business park in North San Jose, California. The Champion Station business park consists of eight buildings totaling 809,091 sq. ft. Constructed in 1994-1995, the Champion Station Property recently underwent an approximately $37.4 million ($130 PSF) renovation in 2015. Renovations included upgrades to both the interiors and exteriors, landscaping of outdoor communal space and the addition of a fitness center, a yoga studio and two cafeterias. A summary and breakdown of the renovation costs at the Champion Station Property are provided in the chart below.

Renovation Costs(1)
Item	190 West Tasman Drive	210 West Tasman Drive	230 West Tasman Drive	Total	PSF
Capital Expenditures
Interiors	$923,104	$933,076	$1,339,697	$3,195,877	$11.12
Exteriors	$768,634	$959,581	$1,216,935	$2,945,150	$10.25
Landscape/Hardscape	$931,788	$966,749	$853,695	$2,752,232	$9.58
Architectural/Engineering	$289,252	$470,475	$358,947	$1,118,674	$3.89
Miscellaneous	$74,503	$74,503	$275,422	$424,428	$1.48
HVAC/Mechanical	$112,173	$78,981	$118,311	$309,465	$1.08
Subtotal	$3,099,454	$3,483,365	$4,163,007	$10,745,826	$37.40
Tenant Improvements
Electrical/Fire Safety	$3,865,029	$2,057,601	$2,546,059	$8,468,689	$29.47
Interiors	$4,151,738	$1,883,231	$1,049,204	$7,084,173	$24.66
HVAC/Plumbing	$1,511,500	$780,062	$1,429,270	$3,720,832	$12.95
Exteriors	$906,312	$338,200	$270,271	$1,514,783	$5.27
Soft Costs	$587,092	$411,383	$429,177	$1,427,652	$4.97
Food Service Equipment	$987,882	$0	$391,423	$1,379,305	$4.80
Doors	$666,286	$316,572	$346,914	$1,329,772	$4.63
General Conditions/Demolition	$716,400	$132,109	$132,109	$980,618	$3.41
Paint	$349,802	$142,831	$224,216	$716,849	$2.49
Subtotal	$13,742,041	$6,061,989	$6,818,643	$26,622,673	$92.66

Total	$16,841,495	$9,545,354	$10,981,650	$37,368,499	$130.06
(1)	Source: borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

190, 210 and 230 West Tasman Drive San Jose, CA 95134	Collateral Asset Summary – Loan No. 2 Champion Station	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 63.2% 2.26x 9.5%

The Champion Station Property primarily consists of creative office space, with the exception of a small warehouse area on the ground floor of 230 West Tasman Drive, which is served by two dock-high loading doors and one grade-level loading door at the rear of the building. 210 West Tasman Drive includes a data center/server room on the ground floor that is serviced by an uninterruptible power supply system, a fitness center and yoga room. The Champion Station Property includes 964 surface parking spaces providing a parking ratio of 3.35 spaces per 1,000 sq. ft. of rentable area. According to the appraisal, the Champion Station Property’s land value is equal to $35.0 million or approximately 43.8% of the Champion Station Loan balance.

As of August 1, 2016, the Champion Station Property was 100.0% leased by two tenants. Silver Spring Networks (“SSN”) leases 100.0% of both 210 and 230 West Tasman Drive and ForeScout Technologies, Inc. (“ForeScout”) leases 100.0% of 190 West Tasman Drive. SSN, represents approximately 66.6% of total net rentable area (“NRA”) and accounts for approximately 64.6% of underwritten base rent. ForeScout represents approximately 33.4% of total NRA and accounts for approximately 35.4% of underwritten base rent. ForeScout’s lease is subject to annual contractual rental increases of approximately 3.2% and SSN’s lease is subject to annual contractual rental increases of approximately 3.5%.

Environmental Matters. The Phase I environmental report dated July 11, 2016 recommended no further action.

Major Tenants.

Silver Spring Networks. (191,423 sq. ft.; 66.6% of NRA; 64.6% of U/W Base Rent) SSN (NYSE: SSNI) is a leader in networking technologies that modernize power grid infrastructure and transform it into smart grid. SSN has delivered more than 20 million SSN-enabled devices to its utility partners, in concert with their software and services, to improve energy management and efficiency. SSN securely connects consumers and utility providers through energy networks that can be expanded as needs evolve. SSN recently relocated its worldwide headquarters from Redwood City to the Champion Station Property and has spent $5.7 million building out their space. SSN was founded in 2002 and operates in the United States, Canada, Australia, New Zealand, South America, Asia and Europe. SSN has a current market capitalization of approximately $720 million. The tenant has two, five year renewal option and no termination options.

ForeScout Technologies, Inc. (95,948 sq. ft.; 33.4% of NRA; 35.4% of U/W Base Rent) ForeScout offers Global 2000 enterprises and government organizations the ability to see devices, including non-traditional devices, the instant they connect to a network. ForeScout allows its customers not just to see connected devices but also to control these devices and orchestrate information sharing and cooperation among disparate security tools to accelerate incident response. ForeScout achieves this without requiring software agents or previous device knowledge. ForeScout’s solutions integrate with leading network, security, mobility and IT management products to overcome security silos, automate workflows and enable significant cost savings. As of April 2016, more than 2,000 customers in over 60 countries incorporate ForeScout solutions in their network security and compliance posture. ForeScout was founded in 2000 and has recently relocated its worldwide headquarters to the Champion Station Property. ForeScout has invested $8.9 million in the build out of their space. ForeScout has additional locations in Tel Aviv, London and Hong Kong. Now valued at approximately $1.0 billion, ForeScout recently made the list of the Silicon Review’s 20 fastest growing security companies. The tenant has one, five-year renewal option and no termination options.

The Market. The Champion Station Property is located within the “Golden Triangle” of Silicon Valley, which is home to the largest volume of venture capital investments in the nation, per the appraisal. Average household income for Silicon Valley is $133,260, 74.2% above the U.S. average. Silicon Valley is home to 14 Fortune 500 corporations including Apple, Inc. (“Apple”), Hewlett-Packard Company, Intel Corporation, Google, Inc. (“Google”) and eBay. Apple and Google are the two largest employers in Silicon Valley, respectively, followed by Cisco Systems, Stanford University and University of California Santa Cruz. Apple’s original main campus is located approximately 14 miles southeast of the Champion Station Property in Cupertino, California and consists of six buildings situated on approximately 32 acres totaling approximately 850,000 sq. ft. The Apple Campus 2 located approximately one mile east of the existing Apple campus is currently under construction and is scheduled to be completed by the end of 2016. The Apple Campus 2 is situated on approximately 176 acres and will consist of one circular building totaling approximately 2.8 million sq. ft. and is planned to house up to 12,000 employees. Additionally, in 2015, Apple purchased a 43-acre vacant site from Lowe Enterprises for approximately $138.0 million located at 2347 North First Street in San Jose, California and plans to build a 1.8 million sq. ft. office campus for its own occupancy, and also purchased a property known as 101 Tech which consists of a 290,000 sq. ft. office building that includes additional land that has been approved for 650,000 sq. ft. of additional office space for approximately $165.8 million. Apple’s 101 Tech property and their 2347 North First Street development are both located approximately four miles southwest of the Champion Station Property.

The Champion Station Property’s local area consists predominantly of office and R&D facilities that house corporate headquarters, including several recognized companies. Levi’s Stadium, home of the San Francisco 49ers football team, and the Santa Clara Convention Center are located approximately one mile west of the Champion Station Property. Additionally, adjacent to Levi’s Stadium is a 240-acre site owned by Related Companies (“Related”), on which Related plans to develop a $6.5 billion mixed-used development containing up to 5.7 million sq. ft. of office space, 1.1 million sq. ft. of retail space, 700 hotel rooms, up to 1,360 apartment units and a 35-acre park. Construction of the Related project, which will be known as Santa Clara City Center, is expected to begin by the end of 2017 and to be completed by 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

190, 210 and 230 West Tasman Drive San Jose, CA 95134	Collateral Asset Summary – Loan No. 2 Champion Station	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 63.2% 2.26x 9.5%

The Champion Station Property is located within the North San Jose office submarket within the greater South Bay/San Jose office market. As of 2Q 2016, the North San Jose office submarket contained 278 properties totaling approximately 15.8 million sq. ft. with an overall vacancy rate of 10.8%. The Champion Station Property is further categorized within the Oak Creek office micro-submarket within the overall North San Jose office submarket. As of 2Q 2016, the Oak Creek office micro-submarket contained 46 properties totaling approximately 5.2 million sq. ft. with an overall vacancy rate of 7.8%. The table below summarizes the comparable office leases as determined by the appraisal.

Rent Comparables(1)
Address	City, State	Total Building Size (NRA)	Tenant Name	Year Built	Lease Date	Size (NRA)	Term (Years)	Initial Rent PSF	Lease Type
190, 210 and 230 West Tasman Drive	San Jose, CA	287,321(2)	Various(2)	1994-1995	Various(2)	Various(2)	Various(2)	$29.44(3)	NNN
2728 Orchard Parkway	San Jose, CA	23,250	Looking Glass Cyber Solutions	1980	Oct-15	23,530	6.5	$28.20	NNN
2688 Orchard Parkway	San Jose, CA	82,384	General Dynamics	1980	Nov-15	82,384	7.4	$24.00	NNN
2698 Orchard Parkway	San Jose, CA	30,000	Rosendin Electric	1980	Apr-16	30,000	6.4	$27.00	NNN
3553 N. First Street	San Jose, CA	86,145	LeTV	1984	Dec-15	86,145	10.0	$27.00	NNN
3833 N. First Street	San Jose, CA	80,908	Confidential	1984	Mar-16	37,548	5.0	$23.88	NNN
(1)	Source: Appraisal.

(2)	Based on the August 1, 2016 underwritten rent roll.

(3)	Initial Rent PSF is inclusive of $275,876 in base rent steps.

Cash Flow Analysis.

Cash Flow Analysis
	Appraisal	In-Place(1)	U/W	U/W PSF
Base Rent	$8,249,045	$8,184,742	$8,184,742	$28.48
Base Rent Steps(2)	0	0	275,876	0.96
Gross Potential Rent	$8,249,045	$8,184,742	$8,460,618	$29.44
Total Recoveries	2,485,165	2,621,833	2,604,698	9.06
Less: Vacancy(3)	(536,711)	0	(829,899)	(2.89)
Effective Gross Income	$10,197,499	$10,806,575	$10,235,418	$35.62
Total Operating Expenses	2,535,166	2,671,833	2,654,698	9.24
Net Operating Income	$7,662,333	$8,134,742	$7,580,720	$26.38
TI/LC	0	502,899	502,899	1.75
Capital Expenditures	0	71,843	71,843	0.25
Net Cash Flow	$7,662,333	$7,560,000	$7,005,978	$24.38
(1)	In-Place represents annualized rents per the underwritten rent roll dated August 1, 2016 and is based on leases in-place with no vacancy adjustment, contractual tenant reimbursements per the leases and U/W expenses and capital items.

(2)	UW Base Rent Steps are based on the contractual rent steps for Silver Spring Networks ($183,766) as of April 1, 2017 and ForeScout Technologies, Inc. ($92,110) as of March 1, 2017.

(3)	U/W Vacancy represents 7.5% of gross rental income inclusive of Total Recoveries.

Property Management.    The Champion Station Property is managed by TMG Partners, a privately-held full service development and management company focused on urban infill projects in the San Francisco Bay Area. TMG Partners has developed over 23.0 million sq. ft. of office, R&D, multifamily and retail projects and more than 400 acres of land with a portfolio valuation totaling $3.5 billion.

Lockbox / Cash Management.     The Champion Station Loan is structured with a hard lockbox and springing cash management. All rents and other payments are required to be deposited directly by the tenants into a clearing account controlled by lender. Provided no Lease Sweep Period (as defined below) or Cash Management Period (as defined below) is continuing, all funds in the clearing account are required to be transferred on a daily basis into the borrower’s operating account. Upon the occurrence of a Cash Management Period, all amounts on deposit in the clearing account are required to be transferred on a daily basis into a deposit account controlled by lender and any excess cash flow, after payment of debt service, reserves and other amounts due under the Champion Station Loan, will be transferred to a lender controlled account and held as additional collateral for the Champion Station Center Loan, in the event of a Cash Management Period, or to a special rollover reserve, in the event of a Lease Sweep Period (and no other Cash Management Period is in effect).

A “Cash Management Period” will occur (i) upon an event of default or (ii) if after the 12th payment date the debt service coverage ratio falls below 1.75x (until such time that the debt service coverage ratio is at least 1.75x) or (iii) during a Lease Sweep Period.

A “Lease Sweep Period” will commence (i) on the date that is 12 months prior to the end of the term (including any renewal terms) of any Major Lease (as defined below), (ii) on the date required under a Major Lease by which the applicable Major Tenant (as defined below) is required to give notice of its exercise of a renewal option (and such renewal option has not been so exercised), (iii) if any Major Lease is surrendered, cancelled or terminated prior to its then-current expiration date, (iv) if any Major Tenant, during the final 24

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

190, 210 and 230 West Tasman Drive San Jose, CA 95134	Collateral Asset Summary – Loan No. 2 Champion Station	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 63.2% 2.26x 9.5%

months of the term of its lease, goes dark or gives notice that it intends to discontinue its business (unless, at such time, an Acceptable Sublease (as defined below) is in place), (v) upon the occurrence of a material default under any Major Lease or (vi) upon the occurrence of a Major Tenant insolvency proceeding.

A “Major Lease” means any lease which covers 50,000 or more sq. ft.

A “Major Tenant” means any tenant under a Major Lease, or under one or more leases which when taken together would constitute a Major Lease.

An “Acceptable Sublease” means any sublease of a Major Lease which (i) has been approved by lender, (ii) is with a subtenant that is not an affiliate of the borrower or sponsor, (iii) has a term expiring no earlier than one day prior to the expiration of such Major Lease, (iv) has rent and recoveries no less than those payable under such Major Lease, (v) covers the entirety of the space under such Major Lease, and (vi) is subject to a recognition agreement with borrower pursuant to which borrower agrees to recognize such Acceptable Sublease as a direct lease with borrower upon the termination of the underlying Major Lease.

Initial Reserves.    At loan closing, the borrower deposited (i) $745,000 into a tax reserve account, (ii) $10,000 into an insurance reserve account, (iii) $45,000 into a replacement reserve account, (iv) $4,134,415 into an outstanding TI/LC reserve account and (v) $671,495 into a rent abatement reserve account which amount is equal to the base rent shortfalls from September 2016 through January 2017 until SSN takes occupancy in its 51,423 sq. ft. Phase II space at 210 West Tasman Drive and commences paying rent on January 1, 2017.

In addition, in connection with the SSN lease, SSN delivered two letters of credit (the “SSN LOC”) security deposits in the combined amount of $1,761,092 to the borrower in lieu of delivery of two cash security deposits in such combined amount. In connection with the ForeScout lease, ForeScout delivered a letter of credit (the “ForeScout LOC” and together with the SSN LOC, the “LOCs”) security deposit in the amount of $2,936,009 to the borrower in lieu of delivery of a cash security deposit. In connection with the origination of the Champion Station Loan, the borrower transferred the original LOCs to lender with assignments in blank, which LOCs are held by lender as additional collateral for the Champion Station Loan, subject to rights under the SSN and ForeScout leases. The Champion Station Loan documents provide that in the event the borrower is permitted to draw on the either LOC and retain related funds pursuant to the terms of the respective lease, the borrower is required to do so and required to deposit any such amounts into the security deposit subaccount, which amounts will be transferred to the TI/LC reserve account. At lender’s election, amounts transferred from the Security Deposit Subaccount to the TI/LC reserve account may be applied towards (a) rent arrearages under the SSN and ForeScout leases, (b) debt service shortfalls or (c) funding any approved leasing expenses.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $129,500, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $10,500, into an insurance reserve account and (iii) $5,987 into a replacement reserve account.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

190, 210 and 230 West Tasman Drive San Jose, CA 95134	Collateral Asset Summary – Loan No. 2 Champion Station	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 63.2% 2.26x 9.5%

Champion Station
190, 210 & 230 West Tasman Drive
San Jose, CA 95134
San Francisco
Oakland
Berkeley
Albany
Tiburon
Orinda
Walnut Creek
Alamo
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Broadcom
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Santa Clara Gateway
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SAN JOSE INTERNATIONAL AIRPORT (SJC)
VTA LIGHT RAIL
AMTRAK
ACE
CALTRAIN
MONTAGUE EXPY
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SCOTT BLVD
E EVELYN AVE
REED AVE
EL CAMINO REAL
COLEMAN AVE
SUNNARTS
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Buck Shaw Stadium
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Adobe
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Kaiser Permanente Santa Clara
Apple HQ
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MAP © 2016 CARTIFACT
DATA © OSM CONTRIBUTORS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

286 Madison Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 3 286 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 54.5% 1.85x 7.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

286 Madison Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 3 286 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 54.5% 1.85x 7.4%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Refinance
Sponsors:	Kenneth Aschendorf; Robert Faktor; Berndt Perl
Borrowers:	APF 286 Mad LLC; GAN 286 Madison LLC; 286 Madison Associates LLC
Original Balance:	$60,000,000
Cut-off Date Balance:	$60,000,000
% by Initial UPB:	6.7%
Interest Rate:	3.8000%
Payment Date:	6th of each month
First Payment Date:	September 6, 2016
Maturity Date:	August 6, 2026
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(26), D(90), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$300,000	$132,000
Insurance:	$0	Springing
Replacement:	$0	$2,137
TI/LC:	$2,600,000	Springing
Earnout:	$13,250,000	NAP
Outstanding TI/LC:	$42,011	NAP
Free Rent:	$132,471	NAP
Required Repairs:	$25,300	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$468
Balloon Balance / Sq. Ft.:	$468
Cut-off Date LTV(2):	54.5%
Balloon LTV(2):	54.5%
Underwritten NOI DSCR:	1.91x
Underwritten NCF DSCR:	1.85x
Underwritten NOI Debt Yield:	7.4%
Underwritten NCF Debt Yield:	7.1%
Underwritten NOI Debt Yield at Balloon:	7.4%
Underwritten NCF Debt Yield at Balloon:	7.1%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1918 / 2008-2016
Total Sq. Ft.:	128,244
Property Management:	APF Properties LLC
Underwritten NOI(3):	$4,419,529
Underwritten NCF:	$4,265,636
“As Is” Appraised Value:	$110,000,000
“As Is” Appraisal Date:	July 1, 2016
“As Stabilized” Appraised Value:	$130,000,000
“As Stabilized” Appraisal Date:	July 1, 2019

Historical NOI
Most Recent NOI(3):	$3,629,805 (T-12 May 31, 2016)
2015 NOI:	$3,744,173 (December 31, 2015)
2014 NOI:	$3,702,607 (December 31, 2014)
2013 NOI:	$3,808,703 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	86.6% (August 1, 2016)
2015 Occupancy:	82.2% (December 31, 2015)
2014 Occupancy:	91.1% (December 31, 2014)
2013 Occupancy:	95.2% (December 31, 2013)
2012 Occupancy:	88.3% (December 31, 2012)
2011 Occupancy:	94.5% (December 31, 2011)
2010 Occupancy:	91.6% (December 31, 2010)
2009 Occupancy:	98.3% (December 31, 2009)
2008 Occupancy:	88.8% (December 31, 2008)
2007 Occupancy:	100.0% (December 31, 2007)
2006 Occupancy:	98.2% (December 31, 2006)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)	Cut-off Date LTV and Balloon LTV are based on the “As Is” appraised value of $110.0 million. The “As Stabilized” appraised value assumes the property is leased up to a stabilized occupancy level of approximately 90.0%. At loan closing, the borrowers deposited $13.25 million into an earnout reserve which funds will be released to the borrowers upon the 286 Madison Avenue Property achieving an in-place net cash flow debt yield equal to 7.5%. Based on the “As Stabilized” appraised value of $130.0 million as of July 1, 2019, the Cut-off Date LTV and Balloon LTV are equal to 46.2%.
(3)	The increase in Underwritten NOI from Most Recent NOI is primarily due to the fact that: the Most Recent NOI excludes (i) free rent totaling approximately $132,471 (which amount was reserved by the borrowers at loan closing), (ii) approximately $359,841 of annual base rent from two new leases and (iii) approximately $239,474 of underwritten contractual base rent steps through September 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

286 Madison Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 3 286 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 54.5% 1.85x 7.4%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(1)	% of Total U/W Base Rent	Lease Expiration
Real Foundation, Inc.	NR/NR/NR	5,646	4.4%	$59.84	5.3%	3/31/2021
JA Mitsui Leasing Capital(2)	NR/NR/NR	5,646	4.4%	$58.93	5.2%	3/31/2025
eClerx LLC(3)	NR/NR/NR	5,646	4.4%	$54.64	4.8%	1/31/2018
Certified Moving & Storage Co.	NR/NR/NR	5,222	4.1%	$42.07	3.4%	9/30/2020
Local Thyme	NR/NR/NR	5,124	4.0%	$93.15	7.5%	6/30/2024
Total Major Tenants		27,284	21.3%	$61.43	26.3%
Remaining Tenants		83,803	65.3%	$56.04	73.7%
Total Occupied Collateral		111,087	86.6%	$57.37	100.0%
Vacant		17,157	13.4%
Total		128,244	100.0%

(1)	U/W Base Rent PSF is inclusive of approximately $239,474 in base rent steps.
(2)	JA Mitsui Leasing Capital has a one-time termination option on February 28, 2022 with 12 months’ notice and payment of a termination fee equal to $281,309.
(3)	eClerx LLC has one, five-year renewal option remaining.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(2)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	3	7,024	5.5%	7,024	5.5%	$55.46	6.1%	6.1%
2017	5	10,204	8.0%	17,228	13.4%	$50.20	8.0%	14.2%
2018	2	8,468	6.6%	25,696	20.0%	$56.58	7.5%	21.7%
2019	3	8,521	6.6%	34,217	26.7%	$57.92	7.7%	29.4%
2020	10	27,156	21.2%	61,373	47.9%	$53.29	22.7%	52.1%
2021	5	13,300	10.4%	74,673	58.2%	$57.44	12.0%	64.1%
2022	1	3,595	2.8%	78,268	61.0%	$50.59	2.9%	67.0%
2023	2	6,355	5.0%	84,623	66.0%	$58.49	5.8%	72.8%
2024	3	8,124	6.3%	92,747	72.3%	$84.37	10.8%	83.6%
2025	2	9,532	7.4%	102,279	79.8%	$56.53	8.5%	92.0%
2026	2	5,615	4.4%	107,894	84.1%	$59.55	5.2%	97.3%
Thereafter	1	3,193	2.5%	111,087	86.6%	$54.75	2.7%	100.0%
Vacant	NAP	17,157	13.4%	128,244	100.0%	NAP	NAP
Total / Wtd. Avg.	39	128,244	100.0%			$57.37	100.0%
(1)	Certain tenants may have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.
(2)	Annual U/W Base Rent PSF is inclusive of approximately $239,474 in base rent steps.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

286 Madison Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 3 286 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 54.5% 1.85x 7.4%

The Loan. The 286 Madison Avenue loan (the “286 Madison Avenue Loan”) is a fixed rate loan secured by the borrowers’ fee simple interest in a 128,244 sq. ft., Class B office building located in New York, New York (the “286 Madison Avenue Property”) with an original principal balance of $60.0 million. The 286 Madison Avenue Loan has a 10-year term and requires interest only payments for the term of the loan. The 286 Madison Avenue Loan accrues interest at a fixed rate equal to 3.8000% and has a cut-off date balance of $60.0 million. Proceeds of the 286 Madison Avenue Loan were used to retire the existing debt of approximately $30.9 million, fund upfront reserves of approximately $16.3 million, pay closing costs of approximately $1.7 million and return approximately $11.1 million of equity to the sponsor. Based on the “As Is” appraised value of $110.0 million as of July 1, 2016, the cut-off date LTV is 54.5%. The most recent prior financing of the 286 Madison Avenue Property was included in the BACM 2006-4 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$60,000,000	100.0%	Loan Payoff	$30,864,191	51.4%
			Upfront Reserves	$16,349,782	27.2%
			Closing Costs	$1,653,039	2.8%
			Return of Equity	$11,132,988	18.6%
Total Sources	$60,000,000	100.0%	Total Uses	$60,000,000	100.0%

The Borrowers / Sponsors.  The borrowers, APF 286 Mad LLC, GAN 286 Madison LLC and 286 Madison Associates LLC, are structured as tenants-in-common and are each a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsors of the borrowers and the nonrecourse carve-out guarantors are Kenneth Aschendorf, Robert Faktor and Berndt Perl, on a joint and several basis.

The sponsors are the principals and founders of APF Properties, a fully integrated real estate investment firm with a commercial real estate portfolio valued in excess of $800.0 million. Founded in 1995, APF Properties is headquartered in Midtown Manhattan and owns and manages office buildings primarily in New York, NY. The sponsors currently own and manage over 875,000 sq. ft. of Class B office in Midtown Manhattan.

The Property. The 286 Madison Avenue Property is 128,244 sq. ft., Class B office building built in 1918 and continuously renovated between 2008-2016 and located at the northwest corner of Madison Avenue and 40th Street in midtown Manhattan. The 286 Madison Avenue Property is located four blocks southwest of Grand Central Station and two blocks east of Bryant Park with access to many of Manhattan’s residential neighborhoods including Murray Hill, Chelsea, East Village and NoHo. The 286 Madison Avenue Property is also within walking distance to numerous retail shops and restaurants along Madison Avenue and 40th Street as well as the New York Public Library and a new Whole Foods development that is expected to open in 2017. The 286 Madison Avenue Property features a granular rent roll that is currently 86.6% leased as of August 1, 2016 to 36 different office tenants and two retail tenants spanning fields such as business consulting, finance and technology, with no single tenant making up more than 4.4% of net rentable area (“NRA”) or 7.5% of underwritten base rent.

Environmental Matters. The Phase I environmental report dated July 6, 2016 recommended no further action.

Major Tenants.

Real Foundation, Inc. (5,646 sq. ft.; 4.4% of NRA; 5.3% of U/W Base Rent) Real Foundation, Inc. was founded in 2000 and is headquartered in Dallas, Texas. The company is a private real estate company providing management consulting, business process sourcing and energy optimization solutions. The company’s clients include 15 of the top 25 largest global property managers as well as the majority of the top 25 largest global real estate owners and multinational corporations in real estate, finance and entertainment. In addition to the 286 Madison Avenue Property and its headquarters in Dallas, the company has offices in Newport Beach, London, Singapore, Hong Kong, Melbourne, Sydney and Chennai.

Real Foundation, Inc. occupies 5,646 sq. ft. on the entire 21st floor at the 286 Madison Avenue Property and has been in occupancy since January 2013. Real Foundation, Inc.’s lease does not contain any renewal or termination options.

JA Mitsui Leasing Capital (5,646 sq. ft.; 4.4% of NRA; 5.2% of U/W Base Rent) JA Mitsui Leasing Capital (“JA Mitsui”) is a private company founded in 2008 and headquartered in Tokyo, Japan. The company is a financial services firm which facilitates cross-border and equipment leasing. They provide consulting services with respect to automobile, real estate, factoring, shipping and machinery leases. For the year ended March 2015, the company had approximately $15.6 billion in total assets with shareholder’s equity of $1.8 billion.

JA Mitsui occupies 5,646 sq. ft. on the entire 12th floor at the 286 Madison Avenue Property and has been in occupancy since July 2013. JA Mitsui has a one-time termination option effective as of February 28, 2022 with 12 months’ prior written notice and payment of a termination fee equal to $281,309. JA Mitsui’s lease does not contain any renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

286 Madison Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 3 286 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 54.5% 1.85x 7.4%

eClerx LLC (5,646 sq. ft.; 4.4% of NRA; 4.8% of U/W Base Rent) eClerx LLC (National Stock Exchange of India (NSE): ECLERX) (“eClerx”) is a publicly traded knowledge process outsourcing firm founded in 2000 and headquartered in Mumbai, India with over 6,000 employees globally. The company provides specialized technical consulting services in the financial, entertainment and technology fields. The 286 Madison Property is one of the company’s two sales offices in the United States. As of July 8, 2016, the company had a market capitalization of approximately $956.2 million.

eClerx occupies 5,646 sq. ft. on the entire 14th floor at the 286 Madison Avenue Property, has been in occupancy since November 2012 and has one, five-year renewal option remaining and no termination options.

The Market. The 286 Madison Avenue Property is located within the Midtown Class B office submarket within the greater New York City office market. As of 2Q 2016, the Midtown Class B office submarket contained 563 properties totaling approximately 67.0 million sq. ft. with an overall vacancy rate of 7.1%. The 286 Madison Avenue Property is further categorized within the Grand Central Class B office micro-submarket within the overall Midtown Class B office submarket. As of 2Q 2016, the Grand Central Class B office micro-submarket contained 54 properties totaling approximately 5.4 million sq. ft. with an overall vacancy rate of 5.4%. According to the appraiser, the 286 Madison Avenue Property’s tenants are subject to leases that are on average approximately 16.0% below market. The primary competitive set as determined by the appraiser for the 286 Madison Avenue Property is presented in the following chart.

286 Madison Avenue Property Competitive Set(1)
Name	286 Madison Avenue Property(2)	270 Madison Avenue	275 Madison Avenue	292 Madison Avenue	529 Fifth Avenue	535 Fifth Avenue	545 Fifth Avenue
Building Sq. Ft.	128,244	198,563	295,000	178,097	237,408	255,455	150,860
Occupancy	86.6%	100.0%	88.4%	79.2%	98.9%	98.1%	86.0%
Rent PSF	$57.37	NAV	$60.00 - $70.00	$62.00	$63.00	NAV	$52.00 - $59.00
(1)	Source: Appraisal.
(2)	Based on the August 1, 2016 underwritten rent roll.

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	2015	T-12 5/31/2016	In-Place(1)	U/W	U/W PSF
Base Rent	$5,230,846	$5,618,788	$5,370,460	$5,450,410	$6,133,323	$6,133,323	$47.83
Base Rent Steps(2)	0	0	0	0	0	239,474	1.87
Value of Vacant Space	0	0	0	0	0	1,006,732	7.85
Gross Potential Rent	$5,230,846	$5,618,788	$5,370,460	$5,450,410	$6,133,323	$7,379,529	$57.54
Total Recoveries	1,177,933	999,823	1,315,810	1,218,114	1,167,935	1,167,935	9.11
Total Other Income	69,432	17,469	34,291	12,786	12,786	12,786	0.10
Less: Vacancy(3)	0	0	0	0	0	(1,006,732)	(7.85)
Effective Gross Income	$6,478,211	$6,636,080	$6,720,561	$6,681,310	$7,314,043	$7,553,517	$58.90
Total Operating Expenses	2,669,508	2,933,473	2,976,388	3,051,505	3,126,805	3,133,989	24.44
Net Operating Income	$3,808,703	$3,702,607	$3,744,173	$3,629,805	$4,187,239	$4,419,529	$34.46
TI/LC	0	0	0	0	128,244	128,244	1.00
Capital Expenditures	0	0	0	0	25,649	25,649	0.20
Net Cash Flow	$3,808,703	$3,702,607	$3,744,173	$3,629,805	$4,033,346	$4,265,636	$33.26

(1)	In-Place represents annualized rents per the underwritten rent roll dated August 1, 2016 and is based on leases in-place with no vacancy adjustment, contractual tenant reimbursements per the leases, T-12 other income and U/W expenses and capital items.
(2)	U/W Rent Steps are based on contractual rent steps through September 1, 2017.
(3)	U/W Vacancy represents 11.8% of gross rental income inclusive of Total Recoveries and exclusive of Total Other Income and is based on 100.0% of the Value of Vacant Space.

Property Management. The 286 Madison Avenue Property is managed by APF Properties LLC, an affiliate of the borrowers.

Lockbox / Cash Management. The 286 Madison Avenue Loan is structured with a hard lockbox and springing cash management. All rents and other payments are required to be deposited directly by the tenants into a clearing account controlled by lender. Provided no Cash Management Period (as defined below) is continuing, all funds in the clearing account will be transferred on a daily basis into the borrowers’ operating account. Upon the occurrence of a Cash Management Period, all amounts on deposit in the clearing account will be transferred on a daily basis into a deposit account controlled by lender and disbursed in accordance with the 286 Madison Avenue Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

286 Madison Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 3 286 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 54.5% 1.85x 7.4%

A “Cash Management Period” will occur (i) upon an event of default or (ii) commencing on July 29, 2017, if the debt yield falls below 6.65% (until such time that the debt yield is at least 6.9% for two consecutive quarters).

Initial Reserves. At loan closing, the borrowers deposited (i) $13,250,000 into an earnout reserve account, (ii) $2,600,000 into a TI/LC reserve account, (iii) $132,471 into a free rent reserve account, (iv) $42,011 into an outstanding TI/LC reserve account, (v) $300,000 into a tax reserve account and (vi) $25,300 into a required repairs reserve account, which represents 110% of the estimated costs.

Provided no default has occurred and is continuing, the borrowers may request disbursement of the earnout reserve, provided, among other things, the 286 Madison Avenue Property is generating a minimum Underwritten Net Cash Flow (as defined below) debt yield of 7.50%.

For purposes of the earnout reserve, “Underwritten Net Cash Flow” is defined as (A) annualized in-place contractual rents from retail tenants open for business and office tenants in occupancy (in each case including tenants which satisfy the foregoing open for business or occupancy requirements including those tenants that are currently benefiting from rent abatement periods of no more than 12 months, entered into on a commercially reasonable basis), based on the rent roll most recently delivered to lender (together with any leases entered into since the previously delivered rent roll) prior to the applicable date of calculation, and including increases in rents which become effective within six months of the date of such calculation, excluding rents (w) from tenants who have given notice of their intention to vacate their leased premises or have declined to renew their lease (provided that such exclusion of rents shall apply for a maximum of 12 months prior to the expiration of such lease), (x) from tenants that have “gone dark” in the applicable leased premises, unless such premises have been sublet in accordance with the applicable lease and each subtenant is in occupancy and paying rent, (y) from tenants that have filed for bankruptcy or commenced any insolvency proceeding or (z) from tenants that are currently holding over beyond the term of their lease (provided, however, no adjustment to net operating income will be made for market vacancies or free rent periods pursuant to leases entered into in accordance with the 286 Madison Avenue Loan documents), minus (B) (I) the actual trailing 12-month expenses, adjusted for actual real estate taxes, insurance premiums and the greater of (i) contractual management fees under the management agreement and (ii) 3.0% of gross revenues and (II) approximately $25,649 per annum for replacement reserves and approximately $128,244 per annum for tenant improvements and leasing commissions.

Pursuant to the 286 Madison Avenue Loan documents, for the purpose of determining whether the earnout reserve minimum debt yield has been satisfied, “Underwritten Net Cash Flow Debt Yield” means the Underwritten Net Cash Flow divided by the outstanding principal balance of the 286 Madison Avenue Loan minus any undisbursed amounts held by lender on account of the earnout reserve.

Ongoing Reserves. On a monthly basis, the borrowers are required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $132,000, into a tax reserve account, (ii) unless an acceptable blanket insurance policy is in place, 1/12 of the estimated insurance premiums into an insurance account, (iii) $2,137 into a replacement reserve account and (iv) upon the initial TI/LC reserve balance of $2,600,000 falling below $500,000, borrowers are required to deposit $10,687 into a TI/LC reserve account, subject to a cap of $500,000.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

286 Madison Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 3 286 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 54.5% 1.85x 7.4%

MAP © 2016 CARTIFACT
ROCKEFELLER CENTER
RCA Building
MIDTOWN SOUTH
KOREATOWN
286 Madison Avenue
286 Madison Avenue
New York, NY 10017
Met Life Building
Grand Central Terminal
Chrysler Bldg
Bank of America Tower
New York Public Library
Bryant Park
Empire State Building
Macy's Herald Square
Upper East Side
Upper West Side
West New York
Central Park
Astoria
Long Island City
New York
MANHATTAN
Hoboken
SoHo
Financial District
Jersey City
BROOKLYN

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

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45

901 Camino Del Rio South San Diego, CA 92108	Collateral Asset Summary – Loan No. 4 Hilton San Diego Mission Valley	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,388,941 69.8% 1.59x 11.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

901 Camino Del Rio South San Diego, CA 92108	Collateral Asset Summary – Loan No. 4 Hilton San Diego Mission Valley	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,388,941 69.8% 1.59x 11.4%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Refinance
Sponsor:	Mayur B. Patel
Borrower:	Kalpana MV Hotel, LLC
Original Balance:	$57,540,000
Cut-off Date Balance:	$57,388,941
% by Initial UPB:	6.4%
Interest Rate:	4.7900%
Payment Date:	6th of each month
First Payment Date:	August 6, 2016
Maturity Date:	July 6, 2026
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(27), D(89), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$202,000	$50,494
Insurance:	$11,800	Springing
FF&E:	NAP	$65,540

Financial Information
Cut-off Date Balance / Room:	$163,826
Balloon Balance / Room:	$134,226
Cut-off Date LTV:	69.8%
Balloon LTV:	57.2%
Underwritten NOI DSCR:	1.81x
Underwritten NCF DSCR:	1.59x
Underwritten NOI Debt Yield:	11.4%
Underwritten NCF Debt Yield:	10.0%
Underwritten NOI Debt Yield at Balloon:	13.9%
Underwritten NCF Debt Yield at Balloon:	12.3%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	San Diego, CA
Year Built / Renovated:	1987 / 2013-2015
Total Rooms:	350
Property Management:	Evolution Hospitality, LLC
Underwritten NOI:	$6,549,291
Underwritten NCF:	$5,758,488
Appraised Value:	$82,200,000
Appraisal Date:	May 31, 2016

Historical NOI(2)
Most Recent NOI:	$6,686,141 (T-12 July 31, 2016)
2015 NOI:	$6,366,780 (December 31, 2015)
2014 NOI:	NAP
2013 NOI:	NAP

Historical Occupancy(2)
Most Recent Occupancy:	81.0% (July 31, 2016)
2015 Occupancy:	80.6% (December 31, 2015)
2014 Occupancy:	NAP
2013 Occupancy:	NAP
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)	The Hilton San Diego Mission Valley Property underwent a substantial renovation program from 2013-2015 totaling $13.34 million. As such, historical occupancy and financials are not shown as they are not indicative of current performance.

Historical Occupancy, ADR, RevPAR(1)
	Hilton San Diego Mission Valley Property(2)			Competitive Set(4)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015	80.6%(3)	$141.38(3)	$113.94(3)	85.1%	$156.77	$133.46	94.7%	90.2%	85.4%
T-12 July 2016	81.1%(4)	$144.68(4)	$117.37(4)	83.5%	$155.27	$129.64	97.2%	93.2%	90.5%
(1)	The minor variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Hilton San Diego Mission Valley Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	The Hilton San Diego Mission Valley Property underwent a substantial renovation program from 2013-2015 totaling $13.34 million. As such, historical occupancy, ADR and RevPAR are not shown as they are not indicative of current performance.
(3)	Source: borrower.
(4)	Source: Hospitality research report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

901 Camino Del Rio South San Diego, CA 92108	Collateral Asset Summary – Loan No. 4 Hilton San Diego Mission Valley	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,388,941 69.8% 1.59x 11.4%

The Loan. The Hilton San Diego Mission Valley mortgage loan (the “Hilton San Diego Mission Valley Loan”) is a $57.5 million fixed rate loan secured by the borrower’s fee simple interest in a 350-room full-service hotel located at 901 Camino Del Rio South in San Diego, California (the “Hilton San Diego Mission Valley Property”). The Hilton San Diego Mission Valley Loan has a 10-year term and amortizes on a 30-year schedule. The Hilton San Diego Mission Valley Loan accrues interest at a fixed rate equal to 4.7900% and has a cut-off date balance of approximately $57.4 million. Proceeds of the Hilton San Diego Mission Valley Loan were used to retire existing debt of approximately $41.5 million, fund upfront reserves of approximately $0.2 million, pay closing costs of approximately $0.6 million and return approximately $15.2 million of equity to the sponsor. Based on the appraised value of $82.2 million as of May 31, 2016, the cut-off date LTV ratio is 69.8%. The most recent prior financing of the Hilton San Diego Mission Valley Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$57,540,000	100.0%	Loan Payoff	$41,526,052	72.2%
			Upfront Reserves	$213,800	0.4%
			Closing Costs	$599,500	1.0%
			Return of Equity	$15,200,649	26.4%
Total Sources	$57,540,000	100.0%	Total Uses	$57,540,000	100.0%

The Borrower / Sponsor. The borrower, Kalpana MV Hotel, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and the nonrecourse carve-out guarantor is Mayur B. Patel.

Mayur B. Patel is the chief executive officer of T2 Hospitality and has over 35 years of experience in building and repositioning hotels. In 2011, Mr. Patel partnered with Mont Williamson to launch T2 Hospitality, a major developer and operator of hospitality-related assets. Mr. Patel’s commercial real estate portfolio consists of primarily hotels, as well as office, senior housing, land and a rental condos worth approximately $403.2 million.

The Property. The Hilton San Diego Mission Valley Property is a 350-room, 14-story, full-service hotel that was built in 1987. The sponsor acquired the Hilton San Diego Misson Valley Property in 2013 and subsequently completed a $13.34 million ($38,122 per room) restoration program from 2013-2015. Renovations included updating the lobby, restaurant/bar, meeting room, front desk, stairwells, valet station, concierge, event deck and landscaping. Guest room upgrades included updating flooring, furniture, wall covering and lighting. There is a three-story, 372-space parking deck with automated card readers and corresponding access gates on site. There are two banquet halls and 10 meeting rooms totaling 23,695 sq. ft. Amenities include a 87-seat full service restaurant (the Polanco Kitchen), a food market, an outdoor heated pool, whirlpool, business center, gift shop, fitness center and an attractive outdoor event space called Kensington Terrace, which enhances the subject’s ability to book more group business.

The Hilton San Diego Mission Valley Property offers five guestroom configurations, all of which are 325 sq. ft. and three 675 sq. ft. suites. Typical guest room furnishings include Hilton Serenity Beds with Serta Suite Dream mattresses, flat panel televisions, armoires, flexible work stations with an ergonomic desk chair and adjustable lamps, coffee and tea makers and in-room safes. Larger suites also include sofas, coffee tables and mini-refrigerators.

The Hilton San Diego Mission Valley Property is subject to a franchise agreement with Hilton Franchise Holding LLC. The franchise agreement was established on December 2, 2013 and runs through December 31, 2029.

Historical capital expenditures are depicted below:

Historical Capital Expenditures(1)
Item	2013	2014	2015	Total	% of Total	Per Room
Guestrooms		$8,947,101	$435,690	$9,382,791	70.3%	$26,808
Public Area		$2,639,719	$53,067	$2,692,786	20.2%	$7,694
Site Improvements	$7,990	$168,669	$501,776	$678,435	5.1%	$1,938
Information Technology	$26,569	$24,423	$183,514	$234,506	1.8%	$670
Food & Beverage		$80,957		$80,957	0.6%	$231
Building & Equipment			$34,074	$34,074	0.3%	$97
Other / Miscellaneous	$127,608	$111,444		$239,052	1.8%	$683
Total	$162,167	$11,972,313	$1,208,121	$13,342,601	100.0%	$38,122
(1)	Source: borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

901 Camino Del Rio South San Diego, CA 92108	Collateral Asset Summary – Loan No. 4 Hilton San Diego Mission Valley	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,388,941 69.8% 1.59x 11.4%

Environmental Matters. The Phase I environmental report dated June 10, 2016 recommended no further action at the Hilton San Diego Mission Valley Property.

The Market. The Hilton San Diego Mission Valley Property is located in the Mission Valley neighborhood of San Diego, California. Mission Valley is an urban center featuring one of San Diego’s highest concentrations of retail, entertainment, dining, office and multifamily development. Major retail centers within close proximity include the Fashion Valley Regional Mall (an upscale, 1.7 million sq. ft. open-air mall anchored by Bloomingdale’s, Nordstrom and Neiman Marcus) and Westfield Mission Valley (a 1.1 million sq. ft. center with tenants including Bed Bath & Beyond, Macy’s, Target and AMC Theatres). In addition, Qualcomm Stadium, home of the NFL’s San Diego Chargers, is situated approximately five miles to the east. The 2016 population and average household income within a three-mile radius are $210,761 and $77,934, respectively.

The demand segmentation for the Hilton San Diego Mission Valley Property consists of 30% commercial demand, 15% meeting and group demand and 55% leisure demand. Current corporate accounts include General Electric, True Food Kitchen, Toyota, IBM, Boeing, Hewlett Packard and United Technologies.

The Hilton San Diego Mission Valley Property’s immediate marketplace serves five competitive properties, including Doubletree Hotel Mission Valley, Doubletree by Hilton San Diego, Courtyard by Marriott, San Diego Marriott Mission Valley and Sheraton Hotel – Mission Valley. The five primary competitors range in size from 219 to 350 rooms and including the Hilton San Diego Mission Valley Property, the overall competitive set collectively contains an aggregate of 1,796 rooms. The five primary competitors for the Hilton San Diego Mission Valley Property are summarized in the table below:

Primary Competitive Set(1)
Property	Rooms	Year Built	Meeting Space (SF)	2015 Occupancy	2015 ADR	2015 RevPAR
Hilton San Diego Mission Valley Property	350	1987	18,155	81%	$140.98	$114.33
Doubletree Hotel Mission Valley	300	1989	16,000	85-90%	$150-160	$130-135
Doubletree	219	1970	10,318	85-90%	$140-145	$120-125
Courtyard by Marriott	317	1974	7,133	75-80%	$140-145	$110-115
San Diego Marriott Mission Valley	350	1989	22,578	85-90%	$145-150	$120-125
Sheraton Hotel – Mission Valley	260	1984	12,000	80-85%	$125-130	$100-105
Total / Wtd. Avg.	1,796			83%	$142.72
(1)	Source: Appraisal.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2015	T-12 7/31/2016	U/W	U/W per Room
Occupancy	80.6%	81.0%	80.0%
ADR	$141.38	$144.68	$146.25
RevPAR	$113.94	$117.12	$117.00

Room Revenue	$14,513,923	$15,003,233	$14,946,750	$42,705
F&B Revenue	3,681,040	3,423,958	3,414,603	9,756
Other Revenue	1,295,824	1,412,580	1,408,720	4,025
Total Revenue	$19,490,787	$19,839,771	$19,770,073	$56,486
Operating Expenses	5,809,761	5,867,951	5,848,705	16,711
Undistributed Expenses	4,775,279	4,707,379	4,693,279	13,409
Gross Operating Profit	$8,905,747	$9,264,441	$9,228,089	$26,366
Management Fee	584,723	595,193	593,102	1,695
Franchise Fee	1,161,692	1,200,450	1,345,208	3,843
Total Fixed Charges	792,552	782,657	740,489	2,116
Net Operating Income	$6,366,780	$6,686,141	$6,549,291	$18,712
FF&E(2)	0	0	790,803	2,259
Net Cash Flow	$6,366,780	$6,686,141	$5,758,488	$16,453
(1)	The Hilton San Diego Mission Valley Property underwent a substantial renovation program from 2013-2015 totaling $13.34 million. As such, historical occupancy and financials are not indicative of current performance.
(2)	U/W FF&E represents approximately 4.0% of U/W Total Revenue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

901 Camino Del Rio South San Diego, CA 92108	Collateral Asset Summary – Loan No. 4 Hilton San Diego Mission Valley	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,388,941 69.8% 1.59x 11.4%

Property Management. The Hilton San Diego Mission Valley Property is managed by Evolution Hospitality, LLC (“Evolution”), a wholly owned subsidiary of Aimbridge Hospitality. Founded in 2011, Evolution is an independent hospitality management company that was formerly a division of Tarsadia Hotels. Evolution is led by John Murphy, a 25-year veteran of the hotel industry.

Lockbox / Cash Management. The Hilton San Diego Mission Valley Loan is structured with a hard lockbox and springing cash management. All credit card receipts are required to be deposited by credit card processing companies directly into a clearing account, and all non-credit card receipts are required to be deposited in the clearing account within one business day of receipt by borrower or property manager. Amounts on deposit in the clearing accounts will be transferred daily to an account controlled by the borrower unless a Cash Management Period (defined below) is continuing. Upon the occurrence and continuance of a Cash Management Period, all amounts on deposit in the clearing account will transferred on a daily basis into a deposit account controlled by lender.

A “Cash Management Period” will commence (i) upon the occurrence of an event of default, (ii) if the debt yield is less than 8.0% for two consecutive quarters, or (iii) upon borrower’s failure to complete any repairs or improvements required by a quality assurance evaluation provided by the franchisor and the period will end if (A) with respect to clause (i), the event of default has been cured, (B) with respect to clause (ii) the debt yield is at least 8.0% for two consecutive quarters and (C) with respect to clause (iii) an amount equal to 110% of the estimated cost to complete the required repairs is on deposit in the cash collateral subaccount or written evidence that the required repairs have been completed is delivered.

Initial Reserves. At loan closing, the borrower deposited (i) $202,000 into a tax reserve account and (ii) $11,800 into an insurance reserve account.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $50,494, into a tax reserve account and (ii) $65,540 for the Payment Dates occurring through July 2017; thereafter, the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement for approved capital/FF&E expenses or (b) 1/12 of 4.0% of annual operating income, into an FF&E reserve account. In addition, during an event of default or if the borrower has not provided satisfactory evidence that a reasonably acceptable blanket policy is in place, borrower will be required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve account, which currently equate to $11,800.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

901 Camino Del Rio South San Diego, CA 92108	Collateral Asset Summary – Loan No. 4 Hilton San Diego Mission Valley	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,388,941 69.8% 1.59x 11.4%

MAP © 2016 CARTIFACT
DATA © OSM CONTRIBUTORS
NORTH CLAIREMONT
LA JOLLA
KEARNY MESA
MONTGOMERY FIELD
BAY HO
CLAIREMONT MESA
PACIFIC BEACH
BAY PARK
SERRA MESA
Qualcomm Stadium
University of San Diego
MISSION VALLEY
MISSION BEACH
Seaworld
UNIVERSITY HEIGHTS
NORMAL HEIGHTS
OLD TOWN
Hilton San Diego Mission Valley
901 Camino Del Rio South
San Diego, CA 92108
OCEAN BEACH
LOMA PORTAL
San Diego
NORTH PARK
Pacific Ocean
SAN DIEGO INTERNATIONAL AIRPORT
MIDTOWN
San Diego Zoo
SUNSET CLIFFS
B STREET CRUISE TERMINAL
DOWNTOWN SAN DIEGO
TENTH AVENUE MARINE TERMINAL
Coronado
San Diego Bay
NATIONAL CITY MARINE TERMINAL
Oceanside
Vista
Carlsbad
Escondido
Encinitas
Solana Beach
Del Mar
Poway
Santee
El Cajon
La Mesa
Coronado

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

2401 & 2701 Utah Avenue South Seattle, WA 98134	Collateral Asset Summary – Loan No. 5 Starbucks Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 30.9% 3.16x 12.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

2401 & 2701 Utah Avenue South Seattle, WA 98134	Collateral Asset Summary – Loan No. 5 Starbucks Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 30.9% 3.16x 12.3%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsors(1):	Kevin Daniels; Peter Nitze
Borrower:	First and Utah Properties, LLC
Original Balance(2):	$40,000,000
Cut-off Date Balance(2):	$40,000,000
% by Initial UPB:	4.5%
Interest Rate:	3.5240%
Payment Date:	6th of each month
First Payment Date:	November 6, 2016
ARD Date:	October 6, 2026
Final Maturity Date:	October 6, 2028
Amortization:	Interest only, ARD
Additional Debt(2):	$100,000,000 Pari Passu Debt; Future Junior Debt Permitted
Call Protection(3)(4):	L(24), D(91), O(5)
Lockbox / Cash Management:	Springing Hard / Springing

Reserves(5)
	Initial	Monthly
Taxes:	$13,389	$74,381
Insurance:	$165,278	Springing
Replacement:	$0	$25,112
TI/LC:	$455,670	Springing
Environmental:	$177,500	Springing
Rent Concession:	$303,780	NAP
Lease Sweep:	$0	Springing

Financial Information(6)
Cut-off Date Balance / Sq. Ft.:	$93
Balloon Balance / Sq. Ft.:	$93
Cut-off Date LTV:	30.9%
Balloon LTV:	30.9%
Underwritten NOI DSCR:	3.44x
Underwritten NCF DSCR:	3.16x
Underwritten NOI Debt Yield:	12.3%
Underwritten NCF Debt Yield:	11.3%
Underwritten NOI Debt Yield at Balloon:	12.3%
Underwritten NCF Debt Yield at Balloon:	11.3%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Mixed Use Office / Retail
Collateral:	Fee Simple
Location:	Seattle, WA
Year Built / Renovated:	1912, 1915, 1993 / 2001
Total Sq. Ft.:	1,506,716
Property Management:	Nitze-Stagen & Co., Inc.
Underwritten NOI:	$17,196,971
Underwritten NCF:	$15,789,882
Appraised Value(7):	$453,500,000
Appraisal Date:	June 21, 2016

Historical NOI
Most Recent NOI(8):	$15,479,016 (T-12 June 30, 2016)
2015 NOI:	$16,173,241 (December 31, 2015)
2014 NOI:	$16,524,259 (December 31, 2014)
2013 NOI:	$15,921,473 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy(9):	93.0% (August 1, 2016)
2015 Occupancy:	97.7% (December 31, 2015)
2014 Occupancy:	97.5% (December 31, 2014)
2013 Occupancy:	98.6% (December 31, 2013)
(1)	The loan sponsors are not guarantors for the Starbucks Center Loan. See “The Borrower / Sponsors” herein for additional information.
(2)	The Original Balance and Cut-off Date Balance of $40.0 million represents the non-controlling Note A-1 which, together with the controlling pari passu Note A-2 and non-controlling Note A-3, with an aggregate original principal balance of $100.0 million, comprise the Starbucks Center Whole Loan with an aggregate original principal balance of $140.0 million. For additional information regarding the pari passu notes, see “The Loan” herein.
(3)	The lockout period will be at least 24 payment dates beginning with and including the first payment date of November 6, 2016. Defeasance of the full $140.0 million Starbucks Center Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) September 14, 2019. The assumed lockout period of 24 payments is based on the expected COMM 2016-COR1 securitization closing date in October 2016. The actual lockout period may be longer.
(4)	Partial release is permitted. See “Partial Release” herein.
(5)	See “Initial Reserves” and “Ongoing Reserves” herein.
(6)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Starbucks Center Whole Loan balance of $140.0 million.
(7)	The appraiser concluded to a dark value of $31,100,000 for the Home Depot building and $360,300,000 for the Starbucks building. The aggregate dark value of $391,400,000 results in a loan-to-dark value ratio of 35.8%.
(8)	The decrease in Most Recent NOI is due to Office Max vacating the Starbucks Center Property in order to develop the new Starbucks lobby store.
(9)	Most Recent Occupancy represents the physical occupancy as of August 1, 2016, which includes 76,518 sq. ft. (5.1% of NRA) that is on a month-to-month basis and has been underwritten as vacant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

2401 & 2701 Utah Avenue South Seattle, WA 98134	Collateral Asset Summary – Loan No. 5 Starbucks Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 30.9% 3.16x 12.3%

Tenant Summary
	Ratings	Net Rentable	% of Net	U/W Base	% of Total	Lease
Tenant	(Fitch/Moody’s/S&P)(1)	Area (Sq. Ft.)	Rentable Area	Rent PSF	U/W Base Rent	Expiration
Starbucks(2)(3)	A/A2/A-	1,151,196	76.4%	$9.80	80.1%	9/30/2025
Home Depot(4)	A/A2/A	108,000	7.2%	$16.58	12.7%	1/31/2019
Confidential IG Tenant(5)	NR/Baa1/ AA-	45,567	3.0%	$20.00	6.5%	4/1/2026
Subtotal / Wtd. Avg.		1,304,763	86.6%	$10.72	99.2%
Remaining Tenants		20,108	1.3%	$5.37	0.8%
MTM Tenants(6)		76,518	5.1%	NAP	NAP
Total Occupied / Wtd. Avg.		1,401,389	93.0%	$10.64	100.0%
Vacant		105,327	7.0%
Total		1,506,716	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Starbucks Corporation (“Starbucks”) has three, five-year extension options at 95.0% of fair market value, with the first extension option to commence on September 2, 2025 with nine months’ prior notice. Starbucks does not have any early termination or contraction options.
(3)	The Starbucks lease includes approximately 64,472 sq. ft. for which rent payments commence no later than October 2016, approximately 17,640 sq. ft. for which rent payments commence no later than February 2017 and approximately 62,851 sq. ft. for which rent payments commence no later than October 2017.
(4)	The Home Depot, Inc. (“Home Depot”) has three, five-year extension options remaining at fair market value, with the first extension option to commence on February 1, 2019 with six months’ notice. Home Depot does not have any early termination or contraction options.
(5)	Confidential IG Tenant began its lease June 1, 2016 and is expected to open and begin paying full rent in December 2016. At loan origination, $303,780 was deposited into a rent concession reserve to cover rental payments for four months through December 2016. In addition, Confidential IG Tenant has four, 5-year extension options with nine months prior notice and with a rental rate 15.0% higher than the prior term rental rate.
(6)	MTM Tenants have been underwritten as vacant.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	39	76,518	5.1%	76,518	5.1%	NAP	0.0%	0.0%
2016	0	0	0.0%	76,518	5.1%	$0.00	0.0%	0.0%
2017	2	7,530	0.5%	84,048	5.6%	$3.26	0.2%	0.2%
2018	2	11,978	0.8%	96,026	6.4%	$6.21	0.5%	0.7%
2019	2	108,600	7.2%	204,626	13.6%	$16.57	12.8%	13.5%
2020	0	0	0.0%	204,626	13.6%	$0.00	0.0%	13.5%
2021	0	0	0.0%	204,626	13.6%	$0.00	0.0%	13.5%
2022	0	0	0.0%	204,626	13.6%	$0.00	0.0%	13.5%
2023	0	0	0.0%	204,626	13.6%	$0.00	0.0%	13.5%
2024	0	0	0.0%	204,626	13.6%	$0.00	0.0%	13.5%
2025	20	1,151,196	76.4%	1,355,822	90.0%	$9.80	80.1%	93.5%
2026	1	45,567	3.0%	1,401,389	93.0%	$20.00	6.5%	100.0%
Thereafter	0	0	0.0%	1,401,389	93.0%	$0.00	0.0%	100.0%
Vacant	0	105,327	7.0%	1,506,716	100.0%	NAP	NAP
Total / Wtd. Avg.	66	1,506,716	100.0%			$10.64	100.0%

(1)	Starbucks, Home Depot and Confidential IG Tenant have no early termination or contraction options.

The Loan. The Starbucks Center loan (the “Starbucks Center Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 1,506,716 sq. ft. mixed use office and retail property located at 2401 and 2701 Utah Avenue South in Seattle, Washington (the “Starbucks Center Property”). The Starbucks Center Loan is evidenced by the non-controlling Note A-1, with an original principal balance of $40.0 million, which will be included in the COMM 2016-COR1 Mortgage Trust. The remaining controlling pari passu Note A-2, with an original principal balance of $65.0 million, and non-controlling Note A-3, with an original principal balance of $35.0 million, will not be included in the COMM 2016-COR1 Mortgage Trust and are each held by Deutsche Bank AG, New York Branch (an affiliate of GACC) or an affiliate, and are anticipated to be contributed to a future securitization. Note A-2 and Note A-3 are pari passu companion loans, and together with the Starbucks Center Loan, the “Starbucks Center Whole Loan”, with an aggregate original and cut-off date principal balance of $140.0 million.

The relationship between the holders of the Starbucks Center Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool – The Whole Loans – Starbucks Center Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

2401 & 2701 Utah Avenue South Seattle, WA 98134	Collateral Asset Summary – Loan No. 5 Starbucks Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 30.9% 3.16x 12.3%

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$40,000,000	$40,000,000	COMM 2016-COR1	No
Note A-2	$65,000,000	$65,000,000	DBNY	Yes
Note A-3	$35,000,000	$35,000,000	DBNY	No
Total	$140,000,000	$140,000,000

The Starbucks Center Loan pays interest only for the term of the loan. The Starbucks Center Whole Loan has an anticipated repayment date of October 6, 2026 (the “Anticipated Repayment Date” or “ARD”) and a stated maturity date of October 6, 2028. Prior to the Anticipated Repayment Date, the Starbucks Center Loan accrues interest at a fixed rate of 3.5240%. From and after the Anticipated Repayment Date, the Starbucks Center Loan accrues interest at a fixed rate that is equal to the greater of (i) 5.5240% and (ii) the 10-year swap spread as of the Anticipated Repayment Date plus 4.0000% (the “Adjusted Interest Rate”).

Loan proceeds were used to retire existing debt of approximately $105.2 million, fund reserves of approximately $1.1 million, pay closing costs of approximately $1.5 million and return approximately $32.1 million of equity to the sponsors. Based on the appraised value of $453.5 million as of June 21, 2016, the cut-off date LTV is 30.9%. The most recent prior financing of the Starbucks Center Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$140,000,000	100.0%	Loan Payoff(1)	$105,225,885	75.2%
			Reserves	$1,115,617	0.8%
			Closing Costs	$1,523,120	1.1%
			Return of Equity	$32,135,379	23.0%
Total Sources	$140,000,000	100.0%	Total Uses	$140,000,000	100.0%
(1)	Includes a $16.6 million payoff and $500,000 prepayment fee of the remaining balance on loans related to the sponsors’ build out of the originally raw warehouse space pursuant to which the sponsors paid principal and interest on the related loans to Starbucks and Starbucks reimbursed the sponsors in the form of additional rent. These loans were paid off in full in connection with the origination of the Starbucks Center Whole Loan but Starbucks is required to continue to make the additional rental payments under the original terms of the lease.

The Borrower / Sponsors. The borrower, First and Utah Properties, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsors of the borrower are Peter Nitze and Kevin Daniels. There is no separate carve-out guarantor for the Starbucks Center Loan and the Starbucks Center Loan is fully recourse to the borrower. Nitze-Stagen & Co., Inc. agreed to indemnify lender for any loss, up to $1.0 million, related to the borrower’s failure to comply with environmental laws and/or remediation of the Starbucks Center Property (see “Environmental Matters” herein for additional information).

Peter Nitze and Kevin Daniels are Chairman and Vice Chairman, respectively, of Nitze-Stagen, an integrated real estate investment and property management firm founded in 1970 by Peter Nitze and Frank Stagen. Nitze-Stagen & Co., Inc. manages a portfolio of properties in the Seattle market including Union Station Parking, a 1,200 parking stall site and The Ainsworth & Dunn Warehouse.

Kevin Daniels has over 30 years of real estate experience, including leasing, development and property management. Through its affiliate, Daniels Real Estate, of which Kevin Daniels is President, Nitze-Stagen is also involved in commercial development and the redevelopment of historic and landmark buildings throughout the greater Seattle area. Daniels Real Estate recently completed the redevelopment of Merrill Place, a 179,000 sq. ft. creative office project in a historic brick and timber building in Pioneer Square, just one mile north of Starbucks Center. Some of Daniels Real Estate’s current projects include a 43-story high rise office and luxury hotel tower in downtown Seattle, a 30-story high-rise luxury condominium tower in downtown Seattle, 107 contemporary condominiums atop a historic masonry building with first floor retail and a mixed use project consisting of 162 apartment units and 120 for-sale condominium units located in downtown Bellevue. In prior years Mr. Daniels has served on the Board of Trustees for the National Trust for Historic Preservation where he is vice-chair of the Audit Committees and is co-chair of the Alliance for Pioneer Square.

The Property. The Starbucks Center Property is a mixed use office and retail property located approximately one mile south of downtown Seattle, Washington. The Starbucks Center Property consists of the Starbucks corporate headquarters building and an adjacent Home Depot store. The Starbucks Center Property totals approximately 1.5 million sq. ft. throughout two buildings, including the 1.4 million sq. ft. Starbucks building and the 108,000 sq. ft. Home Depot building. The Starbucks building consists of three conjoined nine-story office buildings originally built in 1912 with expansions taking place in 1956, 1965, 1974 and 2001. The Home Depot building consists of the single story retail box located on a pad site and was built by the sponsors in 1993. Collateral for the Starbucks Center Loan also includes two seven-story standalone parking structures built in 1976 and 2002, comprising 1,138 parking spaces that serve the Starbucks building. In addition, the Starbucks Center Property has 650 surface spaces for a total parking ratio of 1.19 spaces per 1,000 sq. ft. The Starbucks tenant also owns two additional non-collateral parking lots adjacent to the Home Depot building.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

2401 & 2701 Utah Avenue South Seattle, WA 98134	Collateral Asset Summary – Loan No. 5 Starbucks Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 30.9% 3.16x 12.3%

The Starbucks building is comprised of approximately 1.2 million sq. ft. of office space, approximately 98,055 sq. ft. of warehouse space, approximately 70,917 sq. ft. of retail space and approximately 74,909 sq. ft. of basement storage. The Starbucks tenant leases space throughout all nine floors with the majority of its 1.15 million sq. ft. on floors three through nine and with the remaining space, which includes an innovation lab, a research and development lab, a daycare center and a cafeteria, on the first two floors. Starbucks also leases approximately 2,500 sq. ft. of first floor retail space and is looking to expand into additional space on the same floor. The Confidential IG Tenant leases 45,567 sq. ft. of retail located on the first floor. The remaining 16 tenants, some of which are on month-to-month leases, total approximately 2.1% of NRA and are located throughout the first and second floors. Vacant space at the Starbucks building mostly consists of basement storage and second floor warehouse space.

Since acquiring the property in 1990, the sponsor has worked with Starbucks to invest over $144.0 million into the Starbucks Center Property. Starbucks first took occupancy in 1993 with a short-term lease for the 8th and 9th floors and has since expanded over 60 times while directly investing over $59.0 million into its space. Notable improvements include conversion of 1.0 million sq. ft. of former retail and warehouse space into modernized creative office space, a full seismic upgrade, elevator modernization, energy efficiency upgrades to achieve LEED Gold status, updated lobby, addition of a Starbucks retail store and significant tenant improvements. The Starbucks Center Property accommodates over 4,500 Starbucks employees and offers a full suite of onsite amenities including a full service fitness center, day care facilities, multiple dining and cafeteria options, and space for Starbucks to create full-scale store replicas to test new concepts.

The Home Depot building consists of a 108,000 sq. ft. stand alone Home Depot retail store, which is the only Home Depot in downtown Seattle. The Home Depot store has 264 parking spaces for a ratio of 2.44 spaces per 1,000 sq. ft. Sales at the Home Depot store have been steadily increasing and surpass the nation average, as shown in the following chart.

Home Depot Historical Sales(1)
	2011	2012	2013	2014	2015	National Average(2)
Home Depot Sales ($)	$37,358,039	$49,262,658	$53,893,920	$57,394,867	$63,060,032	$39,000,000
Sales PSF	$345.91	$456.14	$499.02	$531.43	$583.89	$371.00
(1)	Sales figures were provided by the borrower.
(2)	Home Depot National Average sales are as of June 1, 2016.

Environmental Matters. The Phase I environmental report dated June 24, 2016 noted two outstanding recognized environmental conditions (each a “REC”) at the Starbucks Center Property, as described below.

South Loading Dock Site: Groundwater samples taken in 1993 revealed concentrations of diesel fuel which were above the Washington State Department of Ecology’s (“DOE”) cleanup level. In 1995 however, an environmental consultant excavated soil in the area around prior underground storage tanks (“UST”) that caused the diesel concentrations, and these samples indicated that contaminants were then below cleanup levels. While soil conditions were remediated at the Starbucks Center Property in the 1990’s, in 2006, the DOE said that the site is “mostly cleaned up” but declined to issue a no further action (“NFA”) determination due to the remaining concentrations.

Former Sears Automotive Center Site: Soil samples collected in 1994 at the former Sears Automotive Center site where Home Depot is located identified levels of petroleum in the groundwater from prior USTs at the site, none of which reported concentrations above the DOE cleanup levels. In 2006, the DOE stated that the site is mostly cleaned up, but declined to issue a NFA determination due to the lack of comprehensive documentation.

In connection with origination, the environmental consultant concluded that the cost to complete the work necessary to obtain a NFA determination at the Starbucks Center Property is $142,000. At origination, the borrower reserved $177,500, which represents 125.0% of the estimated cost. The Starbucks Center Loan is structured with a cash flow sweep if any other environmental matters are discovered in connection with the current RECs or if any unrelated future environmental issues are identified at the Starbucks Center Property, and such cash flow sweep will continue until such time as (i) the borrower has completed, to lender’s satisfaction, any necessary remediation or (ii) 125.0% of estimated costs to complete remediation is deposited in the sweep reserve. Additionally, Nitze-Stagen & Co. agreed to indemnify lender for any loss, up to $1.0 million, related to the borrower’s failure to comply with environmental laws and/or remediation of the Starbucks Center Property.

Major Tenants.

Starbucks (1,151,196 sq. ft., 76.4% of NRA, 80.1% of U/W Base Rent, rated A/A2/A- by Fitch/Moody’s/S&P). Starbucks Corporation (“Starbucks”)(NASDAQ:SBUX) was founded in 1985 and is headquartered at the Starbucks Center Property. Starbucks operates as a roaster, marketer, and retailer of specialty coffee worldwide. In addition to offering coffee and tea beverages in its stores, Starbucks licenses its trademarks through grocery and national foodservice accounts, including Teavana, Tazo, Seattle’s Best Coffee, Evolution Fresh, La Boulange, Ethos, Starbucks VIA, Seattle’s Best Coffee, Frappuccino, Starbucks Doubleshot, Starbucks Refreshers, and Starbucks Discoveries Iced Café Favorites brand names. As of March 27, 2016, Starbucks operated approximately 23,921 cafes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

2401 & 2701 Utah Avenue South Seattle, WA 98134	Collateral Asset Summary – Loan No. 5 Starbucks Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 30.9% 3.16x 12.3%

Starbucks first took occupancy at the Starbucks Center Property in 1993 with a short-term lease for two floors. Since taking occupancy, Starbucks has invested over $59.0 million directly into its space on upgrades, expansions and conversion of 1.0 million sq. ft. of former retail and warehouse space into modernized creative office space.

The Starbucks lease includes approximately 64,472 sq. ft. for which rent payments commence no later than October 2016, approximately 17,640 sq. ft. for which rent payments commence no later than February 2017 and approximately 62,851 sq. ft. for which rent payments commence no later than October 2017. Starbucks does not have any termination or contraction options. Starbucks has three 5-year extension options remaining at 95.0% of fair market value and nine months prior notice.

Home Depot (108,000 sq. ft., 7.2% of NRA, 12.7% of U/W Base Rent, rated A/A2/A by Fitch/Moody’s/S&P). Home Depot (NYSE:HD) operates as a home improvement retailer and has been at the Starbucks Center Property since 1993. It operates The Home Depot stores that sell various building materials, home improvement products, and lawn and garden products, as well as provide installation, home maintenance, and professional service programs to do-it-yourself, do-it-for-me (DIFM), and professional customers. It primarily serves home owners, renovators/remodelers, general contractors, repairmen, installers, small business owners, and tradesmen. The company also sells its products online. As of December 31, 2015, the Home Depot has 2,274 stores, including 1,977 in the United States, 182 in Canada and 115 in Mexico. The Home Depot, Inc. was founded in 1978 and is based in Atlanta, Georgia.

Home Depot has three 5-year extension options remaining at fair market value and six months prior notice. Home Depot does not have any termination options.

Confidential IG Tenant (45,567 sq. ft., 3.0% of NRA, 6.5% of U/W Base Rent, rated NR/Baa1/AA- by Fitch/Moody’s/S&P). The Confidential IG Tenant lease began June 1, 2016 and the tenant is expected to open and begin paying full rent in December 2016. At origination, the borrower deposited $303,780 into a rent concession reserve to cover rental payments for four months through December 2016. The Confidential IG Tenant does not have any termination or contraction options. Confidential IG Tenant has four, 5-year extension options with nine months prior notice and with a rental rate 15.0% higher than the prior term rental rate.

The Market. The Starbucks Center Property is located approximately one mile south of downtown Seattle, Washington within the South-of-Downtown (“SoDo”) district with frontage along Utah Avenue South. SoDo is a transitional area between the Pioneer Square and International Districts at the southern end of the Seattle central business district (“CBD”) and the South Seattle industrial district. This area includes the Stadium District, which features Safeco Field, home of the Seattle Mariners, and CenturyLink Field, home both of the Seattle Seahawks and Seattle Sounders, as well as the Port of Seattle’s Harbor Island facility. The major artery through the Seattle metropolitan area is Interstate 5, which runs from Canada to Mexico and is the primary transportation artery of the west coast of the United States. Interstate 5 defines the eastern boundary of the Seattle CBD and serves to regionally connect the city with Vancouver, British Columbia to the north and Portland, Oregon and San Francisco, California to the south. The Starbucks Center Property is also located less than a mile from the Sound Transit light rail’s SoDo station. .

Office Market

The Starbucks Center Property is located within the South Seattle/Close-In submarket of the Seattle regional office market. The boundaries of this submarket generally correspond to those of the City of Seattle’s Duwamish Manufacturing and Industrial Center, encompassing all of the office buildings south of the Seattle CBD and north of the Tukwila submarket. As this area is mostly industrial in nature, and zoning generally does not allow for large office uses, the submarket, as of Q1 2016, has slightly more than 3.7 million sq. ft. of office space including the Starbucks building. Of the approximately 3.7 million sq. ft., approximately 2.7 million sq. ft. (74.7%) is Class A, 598,989 sq. ft. (16.4%) is classified as Class B, and 325,664 sq. ft. (8.9%) is classified as Class C. Total direct vacancy in the submarket is 12.3% including the Starbucks building, with Class A vacant space totaling 149,970 square feet and all encompassed in one building. The appraiser determined a vacancy rate and collection loss of 5.0% for the Starbucks building.

As of Q1 2016, the South Seattle/Close-In submarket has average asking rents of $32.47 PSF with Class A asking rents at $40.72 PSF. The overall CBD has average asking rents of $37.19 PSF with Class A rents at $41.79 PSF. Based upon recent leasing activity in the Seattle downtown area, the appraiser concluded market rent for the Starbucks building to be $30.00 per sq. ft., modified gross. Since there are no office buildings in the Starbucks Center Property’s immediate SoDo area, other than 2200 1st Avenue South, the appraiser reviewed comparable properties from the Seattle central business district and determined nine comparable leases to the Starbucks lease, as set forth in the subsequent chart.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

2401 & 2701 Utah Avenue South Seattle, WA 98134	Collateral Asset Summary – Loan No. 5 Starbucks Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 30.9% 3.16x 12.3%

Summary of Comparable Office Leases(1)
Property	Size	Year Built	Tenant Name	Lease Date	NRA	Term (yrs.)	Rent PSF	Lease Type
Starbucks Building	1,398,716(2)	1912, 1915, 1993	Various	Various	Various	Various	$9.78	Various
Exchange Building	314,705	1929	Deloitte	2Q16	29,235	10	$38.00	Modified
Exchange Building	314,705	1929	Nuance	1Q16	49,640	10	$32.00	Modified
Dexter Horton Building	336,355	1922	City of Seattle	2Q16	4,792	3.3	$35.00	Modified
Dexter Horton Building	336,355	1922	Just Enough	1Q16	1,713	3.4	$35.00	Modified
Pacific Building	200,000	1971	EMC Research	2Q16	42,480	4.3	$35.00	Modified
Pacific Building	200,000	1971	ClearSlide	2Q16	3,568	3.2	$38.00	Modified
Home Plate Center - South Bldg	189,602	2013	Seattle Metro Credit Union	4Q15	43,000	10.3	$32.00	Net
200 Occidental	320,000	2015	Weyerhaeuser	3Q14	175,000	15	$30.00	Net
Seattle Trade & Technology Center	339,515	1917, 1925	Zulily	4Q13	303,804	121	$23.50	Net
Avg. / Wtd. Avg.(3)	283,471				72,581		$28.04
(1)	Source: Appraisal.
(2)	Represents the total space at the Starbucks building per the August 1, 2016 underwritten rent roll.
(3)	Avg. / Wtd. Avg. does not include the Starbucks Center building.

Retail Market

The Home Depot building is located in the Northgate/Central submarket of Seattle. The Seattle retail market contains 27.1 million sq. ft. of space. Eastside/Bellevue is the largest submarket, comprising 33.6% of the area’s total inventory and Northgate/Central is the smallest submarket with 12.8% of total inventory. The submarket contains 3.5 million square feet of inventory with a Q1 2016 vacancy rate of 2.8%. Average asking rents in the Northgate/Central submarket increased from $22.93 PSF in 2011 to $24.01 PSF in 2015. As of Q1 2016, the average rent in the submarket is $24.36 PSF.

The Seattle retail market has experienced decreased vacancy levels since 2011. Over the near term, new construction activity is expected to be fairly balanced with absorption. As a result, over the next five years vacancy is projected to remain fairly stable around 7.0%. Over the same period, however, average asking rental rates are expected to increase from $22.09 PSF to $25.49 PSF NNN.

Since there are no similar retail properties in the SoDo area, the appraiser relied primarily upon the recent Confidential IG Tenant lease and the Starbucks lease as indications of market rent. The base rates of these recent leases are significantly less than what retail spaces are leasing for in the Financial District or South Lake Union. Base rental rates for retail spaces in these areas are currently between $35.00 and $45.00 PSF NNN. The appraiser concluded that market rent for the Starbucks building’s retail space is $20.00 PSF NNN.

Additionally, the appraiser compared the Home Depot lease to 10 similar recent leases in the Puget Sound area, which have lease rental rates ranging from $12.00 PSF to $27.72 PSF, with an average of $18.17 PSF. The appraiser employed a market rent health ratio calculation to compare the Home Depot lease to other market leases in the wider Puget Sound area, and concluded a market rent of $20.00 PSF NNN.

Market Rent Conclusions(1)
Space Category	Starbucks	Home Depot	Small Office	1st Floor Retail	1st Floor Warehouse	2nd Floor Warehouse	Basement Storage
Contract Rent (PSF)	$9.80(2)	$16.58(2)	$24.93	$17.07	$10.34	$6.07	UAV
Annual Market Rent (PSF)	$30.00	$20.00	$30.00	$20.00	$12.00	$6.00	$3.00
Lease Term (Yrs)	10	20	7	10	5	5	5
Lease Type	Modified	Net	Modified	Net	Net	Net	Gross
Annual Rent Increase Projection	$1.00 PSF	10% (every 5 yrs)	$1.00 PSF	3%	2.50%	2.50%	None
(1)	Source: Appraisal.
(2)	Based on the August 1, 2016 underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

2401 & 2701 Utah Avenue South Seattle, WA 98134	Collateral Asset Summary – Loan No. 5 Starbucks Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 30.9% 3.16x 12.3%

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	2015	T-12 6/30/2016	U/W	U/W PSF
Base Rent(1)	$12,655,230	$12,947,877	$12,950,347	$12,564,519	$14,094,275	$9.35
IG Rent Credit	0	0	0	0	1,376,849	0.91
Rent Steps(2)	0	0	0	0	547	0.00
Value of Vacant Space	0	0	0	0	1,609,113	1.07
Gross Potential Rent	$12,655,230	$12,947,877	$12,950,347	$12,564,519	$17,080,784	$11.34
Total Recoveries	4,526,773	4,847,069	4,780,899	4,572,733	4,953,739	3.29
Total Other Income	1,333,308	1,350,874	1,405,242	1,469,308	1,461,446	0.97
System Improvements(3)	4,389,511	4,298,617	4,121,114	3,966,913	2,585,680	1.72
Less: Vacancy(4)	0	0	0	0	(1,609,113)	(1.07)
Effective Gross Income	$22,904,823	$23,444,437	$23,257,602	$22,573,473	$24,472,536	$16.24
Total Variable Expenses	5,462,651	5,365,830	5,635,506	5,651,241	5,788,453	3.84
Total Fixed Expenses	1,520,699	1,554,348	1,448,856	1,443,216	1,487,112	0.99
Net Operating Income	$15,921,473	$16,524,259	$16,173,241	$15,479,016	$17,196,971	$11.41
TI/LC	0	0	0	0	1,105,746	0.73
Capital Expenditures	0	0	0	0	301,343	0.20
Net Cash Flow	$15,921,473	$16,524,259	$16,173,241	$15,479,016	$15,789,882	$10.48

(1)	U/W Base Rent is based on the August 1, 2016 rent roll and includes approximately 144,963 sq. ft. of space with lease commencements in 2016 and 2017.
(2)	Rent Steps are taken through August 2017.
(3)	System Improvements was underwritten based on the straight-line average of the remaining additional rent payments from Starbucks through the term of the Starbucks Center Loan. In relation to the sponsors’ build out of the originally raw warehouse space, pursuant to which the sponsors paid principal and interest on related loans to Starbucks, Starbucks reimbursed the sponsors in the form of additional rent. The related loans were paid off in full in connection with the origination of the Starbucks Center Loan but Starbucks is required to continue to make the additional rental payments under the original terms of the lease.
(4)	Vacancy represents 9.4% of Gross Potential Rent and is underwritten based on the physical vacancy as of August 2016, with all month-to-month leases marked as vacant. The appraiser determined a vacancy rate and collection loss of 5.0% for the Starbucks building and 0.0% for the Home Depot building, for a blended rate of 4.6%.

Property Management. The Starbucks Center Property is managed by Nitz-Stagen & Co., Inc., an affiliate of the borrower.

Lockbox / Cash Management. The Starbucks Center Loan is structured with a springing hard lockbox and springing cash management. Following the occurrence of a Lockbox Commencement Event (as defined below) the borrower is required to deliver tenant direction letters instructing each tenant to deliver rents directly into a lender controlled account and, during the continuance of a Trigger Period (as defined below), funds in such account will be transferred on a daily basis to a cash management account controlled by the lender. During the continuance of a Trigger Period, all funds in the cash management account will be applied by the lender to payments of debt service, required reserves, and other items required under the Starbucks Center Loan documents and remaining cash flow will be held by the lender as additional collateral for the Starbucks Center Loan (except during a Trigger Period caused by a Lease Sweep Period, in which case, all excess cash will be transferred to the lease sweep reserve account, subject to an aggregate cap of $15,067,160 when combined with the rollover reserve, or during a Trigger Period caused by an Environmental Sweep Period (as defined below), in which case, all excess cash will be transferred to the environmental reserve account.

A “Lockbox Commencement Event” will commence (i) upon an event of default, (ii) on the date that is six months prior to the Anticipated Repayment Date, (iii) on the date that is 18 months prior to the earliest stated expiration of the Starbucks Lease (or any replacement lease), or (iv) the commencement of a Trigger Period (as defined below).

A “Trigger Period” will commence upon the occurrence of (i) an event of default, (ii) the Anticipated Repayment Date, (iii) a Low Debt Service Period (as defined below), (iv) an Environmental Sweep Period (as defined below), (v) a Lease Sweep Period (as defined below), or (vi) a default under an approved mezzanine loan or an approved preferred equity investment. A Trigger Period will continue until such time as (a) with respect to clause (i) above, such event of default has been cured, (b) with respect to clause (ii) above, the debt and all obligations have been repaid in full, (c) with respect to clause (iii) above, the Low Debt Service Period has ended, (d) with respect to clause (iv) above, the Environmental Sweep Period has ended, (e) with respect to clause (v) above, the Lease Sweep Period has ended and (f) with respect to clause (vi) above, such default has been cured and an approved default revocation notice (related to the mezzanine loan or preferred equity) has been delivered to lender.

A “Low Debt Service Period” will commence upon the debt service coverage ratio falling below 1.20x on the last day of any calendar quarter and will end upon the Starbucks Center Property achieving a debt service coverage ratio of at least 1.25x for two consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

2401 & 2701 Utah Avenue South Seattle, WA 98134	Collateral Asset Summary – Loan No. 5 Starbucks Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 30.9% 3.16x 12.3%

An “Environmental Sweep Period” will commence if (a) any response, remedial, removal or corrective action not already identified in the loan agreement by the environmental consultant is required in order to obtain closure of the environmental matters as described in “Environmental Matters” herein, or one or more additional matters are discovered at the Starbucks Center Property that require any response, remedial, removal or corrective action, and (b) will end upon the earlier to occur of (x) the borrower’s completion, to lender’s satisfaction, of any remediation or response work or (y) the date funds in the environmental reserve account (excluding the upfront $177,500 environmental reserve deposit) are equal to 125% of the estimated costs and expenses associated with the action that caused such Environmental Sweep to occur.

A “Lease Sweep Period” will commence upon (i) the date that is 12 months prior to the earliest stated expiration of a Lease Sweep Lease (as defined below) or the date the tenant under a Lease Sweep Lease is required to give notice of renewal (if longer than 12 months prior to the expiration); (ii) the date that the Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or receipt by the borrower of notice from any tenant under a Lease Sweep Lease that it intends to surrender, cancel or terminate its lease, (iii) a monetary or material non-monetary default under a Lease Sweep Lease, or (iv) a decline in the credit rating of the Lease Sweep Lease tenant (or its parent entity) below “BB” or the equivalent by any rating agency, and will end once (a) the entire space demised under the Lease Sweep Lease in question is either irrevocably renewed or is leased pursuant to qualified leases, as defined in the loan documents, and sufficient funds have accumulated in the lease sweep account to cover all anticipated TILCs and free rent periods set forth in such qualified lease, (b) the date the Starbucks Center Property has achieved a debt service coverage ratio of 1.65x and debt yield of 10.5%, (c) if such Lease Sweep Period commenced as described in clause (iii) above, the subject default has been cured and no other monetary or material non-monetary default occurs for a period of two consecutive months thereafter, (d) if such Lease Sweep Period commenced as described in clause (iv) above, the credit rating has been restored to at least “BB” or the equivalent, or (e) when funds in the lease sweep reserve account is equal to or greater than the Lease Sweep Deposit Amount (defined below).

A “Lease Sweep Lease” means (i) the Starbucks lease or (ii) any replacement lease that, either individually, or when taken together with any other lease covers the majority of the space demised under the Starbucks lease.

“Lease Sweep Deposit Amount” means an amount equal to the total rentable square feet of the applicable Lease Sweep lease multiplied by $10.00.

Initial Reserves. At loan origination, the borrower deposited (i) $13,389 into a tax reserve account, (ii) $165,278 into an insurance reserve account, (iii) $455,670 into a TI/LC reserve account to be used for outstanding approved leasing expenses in relation to Confidential IG Tenant, (iv) $177,500 into an environmental reserve account and (v) $303,780 into a rent concession reserve account in relation to the Confidential IG Tenant lease.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit monthly reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $74,381, into a tax reserve account and (ii) $25,112 into a replacement reserve account subject to a replacement reserve cap of $602,686. In addition, if an acceptable blanket insurance policy is no longer in place or if borrower stops making payments under its insurance premium finance agreement, borrower is required to deposit 1/12 of the annual insurance premiums into the insurance account. If (a) the Starbucks lease is no longer in effect or (b) Starbucks credit rating falls below BBB or equivalent, the borrower will be required to make monthly deposits of $188,340 into a rollover reserve account subject to an aggregate rollover reserve and lease sweep reserve cap of $15,067,160.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. Provided the Anticipated Repayment Date has not yet occurred, the Starbucks Center Loan permits either future mezzanine debt (to an affiliate of the borrower) or a future preferred equity investment (in the borrower) provided, among other things, (i) the combined (A) LTV is no more than 48.5%, (B) DSCR is no less than 1.65x and (C) debt yield is no less than 10.5%, (ii) such future indebtedness is (A) coterminous with the Starbucks Center Loan and (B) is conditioned on lender receiving rating agency approval, (iii) with respect to a preferred equity investment, such investment is not secured by any collateral and creates no obligations or liabilities on the part of the borrower and (iv) such junior lender enters into either an intercreditor or recognition agreement, as applicable, with lender.

Partial Release. From and after the defeasance lockout expiration date (but prior to the ARD), the borrower may release the parcel where the building leased to Home Depot is located (the “Home Depot Parcel”) provided, among other things, (i) the borrower defeases the loan in an amount equal to $10,960,000 plus accrued and unpaid interest on the portion of the principal being defeased, (ii) the conveyance of the Home Depot Parcel does not adversely affect the remaining portion of the Starbucks Center Property, (iii) after giving effect to the release, taking into account the Starbucks Center Whole Loan and any existing mezzanine debt or preferred equity interest, the DSCR is at least equal to the greater of (x) 2.02x and (y) the DSCR immediately prior to such release and (iv) the LTV ratio, based on the Starbucks Center Whole Loan and the remaining property, is not greater than the lesser of (x) 45.0% and (y) the LTV ratio immediately prior to such release.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

2401 & 2701 Utah Avenue South Seattle, WA 98134	Collateral Asset Summary – Loan No. 5 Starbucks Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 30.9% 3.16x 12.3%

MAP © 2016 CARTIFACT
DATA © OSM CONTRIBUTORS
WESTLAKE
Lake Union
QUEEN ANNE
Museum of History & Industry (MOHAI)
Volunteer Park Conservatory
Volunteer Park
Asian Art Museum
CAPITOL HILL
Kerry Park
Kinnear Park
W OLYMPIC PL
Centennial Park
MERCER ST
Lake Union Park
McCaw Hall
Bill & Melinda Gates Foundation
Key Arena
Seattle Center
EMP Museum
Seattle Children's Museum
SOUTH LAKE UNION
Restaurants & Shopping
Restaurants & Shopping
Myrtle Edwards Park
Space Needle
Pacific Science Center
Denny Park
HILLTOP
Cal Anderson Park
Olympic Sculpture Park
MADISON ST
Paramount Theatre
T.T. Minor Playground
Westlake Center
Washington State Convention Center
Seattle Marriott Waterfront
Pike Place Market
UNION ST
FIRST HILL
Seattle University
Seattle Art Museum
Town Hall Seattle
Swedish Med Ctr/ First Hill Campus
E CHERRY ST
Seattle Aquarium
The W Hotel
Swedish Medical Center / Cherry Hill Campus
Waterfront Park
MADISON ST
Hotel 1000
CBD
Harborview Medical Center
SQUIRE PARK
JAMES ST
Seattle
YESLER WAY
Kobe Terrace Park
Elliott Bay
CenturyLink Field
S DEARBORN ST
Judkins Park and Playfield
WaMu Theater
Dr. Jose Rizal Park
Sturgus Park
Safeco Field
RAINIER AVE S
Seattle Children's PlayGarden
SODO
Beacon Hill Playground
S HOLGATE ST
Starbucks Center
2401 & 2701 Utah Avenue South
Seattle, WA 98134
NORTH BEACON HILL
S LANDER ST
INDUSTRIAL DISTRICT
SPOKANE ST VIADUCT
Jefferson Park Golf Course
BEACON HILL
Jefferson Park
Mill Creek
Lynnwood
Edmonds
Alderwood
Mountlake Terrace
Shoreline
Bothell
Woodinville
Puget Sound
Kirkland
Redmond
Seattle
Bellevue
CBD
BOEING FIELD/KING CO. INTERNATIONAL AIRPORT
Newcastle
Renton
SEATTLE-TACOMA INTERNATIONAL AIRPORT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 6 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 59.3% 1.44x 9.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 6 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 59.3% 1.44x 9.8%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsors:	Michael Silberberg; Mark Karasick
Borrower:	SL PRU LLC
Original Balance(1):	$40,000,000
Cut-off Date Balance(1):	$40,000,000
% by Initial UPB:	4.5%
Interest Rate:	4.6100%
Payment Date:	6th of each month
First Payment Date:	September 6, 2015
Maturity Date:	August 6, 2025
Amortization:	Interest only for first 48 months; 360 months thereafter
Additional Debt(2):	$375,000,000 Pari Passu Debt; Future Mezzanine Debt Permitted
Call Protection(3):	L(35), D(79), O(6)
Lockbox / Cash Management:	Hard / In Place

Reserve as of September 2016(4)
	Current	Monthly
Taxes:	$3,058,335	$1,134,682
Insurance:	$363,395	$82,759
Replacement:	$1,166,854	$47,671
Future Leasing(5):	$17,293,639	$236,236
Existing TI/LC:	$5,653,479	NAP
Rent Abatement:	$4,653,479	NAP
Wilson TI(6):	$6,300,000	NAP

Financial Information(7)
Cut-off Date Balance / Sq. Ft.:	$183
Balloon Balance / Sq. Ft.:	$164
Cut-off Date LTV:	59.3%
Balloon LTV:	53.2%
Underwritten NOI DSCR(8):	1.59x
Underwritten NCF DSCR(8):	1.44x
Underwritten NOI Debt Yield:	9.8%
Underwritten NCF Debt Yield:	8.9%
Underwritten NOI Debt Yield at Balloon:	10.9%
Underwritten NCF Debt Yield at Balloon:	9.9%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Chicago, IL
Year Built / Renovated:	1955 / 1990, 2014-2015
Total Sq. Ft.:	2,269,632
Property Management(9):	SL PRU Property Manager LLC
Underwritten NOI(10):	$40,565,678
Underwritten NCF:	$36,815,458
“As-is” Appraised Value:	$700,000,000
“As-is” Appraisal Date:	July 20, 2016
“As Stabilized” Appraised Value(11):	$830,000,000
“As Stabilized” Appraised Date(11):	July 20, 2018

Historical NOI
Most Recent NOI:	$25,414,890 (T-12 July 31, 2016)
2015 NOI:	$21,153,848 (December 31, 2015)
2014 NOI:	$21,430,754 (December 31, 2014)
2013 NOI:	$22,042,511 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy(12):	79.7% (July 31, 2016)
2015 Occupancy:	68.3% (December 31, 2015)
2014 Occupancy:	64.0% (December 31, 2014)
2013 Occupancy:	69.6% (December 31, 2013)
(1)	The Original Balance and Cut-off Date Balance of $40.0 million represents the non-controlling Note A-3-1 which, together with the controlling pari passu companion Note A-1, with an original principal balance of $115.0 million, and the non-controlling pari passu companion Note A-2-1, Note A-2-2, Note A-3-2, Note A-3-3 and Note A-4, with an aggregate original principal balance of $260.0 million, comprise the Prudential Plaza Whole Loan with an aggregate original principal balance of $415.0 million. For additional information on the pari passu companion loans, see “The Loan” herein.
(2)	See “Future Mezzanine or Subordinate Indebtedness” herein.
(3)	On July 26, 2016, the holder of the non-controlling Note A-3-1, together with the other non-controlling pari passu companion notes (the “REMIC Election Notes”) made a REMIC election with respect to the REMIC Election Notes. As such, the defeasance lockout period for the Prudential Plaza Whole Loan will continue through the first business day after July 26, 2018. For additional information regarding the REMIC Election Notes, see “Material Federal Income Tax Considerations” in the Preliminary Prospectus.
(4)	See “Initial Reserves” and “Ongoing Reserves” herein for more information and the reserves balances at loan closing.
(5)	Amounts on deposit in the future leasing reserve account are earmarked for future TI/LCs based on recent leases signed. Commencing on the payment date in August 2016, the borrower is required to deposit $236,236 into a future leasing reserve account until August 2018, on which date the amount will increase to $377,978.
(6)	In connection with the Wilson Sporting Goods Co. (“Wilson”) lease, a Wilson TI reserve of $6.3 million was established, of which $3.1 million was funded through sponsor equity and $3.2 million was transferred from the future leasing account. The approximately $17.3 million remaining Future Leasing Account is net of the $3.2 million for Wilson.
(7)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Prudential Plaza Whole Loan.
(8)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.09x and 1.90x, respectively.
(9)	The Prudential Plaza Property is sub-managed by Jones Lang LaSalle Americas (Illinois), LP.
(10)	The increase in Underwritten NOI is due to (i) $12.7 million attributable to leases that are signed but have not yet commenced, (ii) $0.7 million in step rents taken through July 2017, (iii) $0.2 million in rent credit relating to investment grade tenants on long term leases, (iv) $0.7 million representing the differential between the u/w management fee cap of $1.0 million against the most recent management fee of $1.53 million, (v) $5.6 million in rent abatements that were effective in the T-12 months ending July 2016, and (vi) less $5.1 million in rents attributable to expiring leases. The remaining difference is approximately $0.02 million and is attributable to rent increases that occurred within the T-12 months ending July 2016 and other miscellaneous differences.
(11)	The “As Stabilized” Value assumes the Prudential Plaza Property has achieved an occupancy of 90.0%. Based on the “As Stabilized” Value, the Prudential Plaza Property has an As-Stabilized Cut-off Date LTV of 50.0%.
(12)	Most Recent Occupancy includes 11.1% of NRA leased to tenants that have signed leases but have yet to take occupancy at the Prudential Plaza Property and excludes 2.3% of NRA currently leased to McGraw Hill Financial, Inc. pursuant to a lease that expires November 30, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 6 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 59.3% 1.44x 9.8%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Wilson Sporting Goods Co.(2)	NR/NR/NR	87,386	3.9%	$22.00	4.6%	12/31/2029
Optiver US LLC(3)	NR/NR/NR	73,779	3.3%	$20.54	3.6%	4/30/2023
Clark Hill(4)	NR/NR/NR	71,813	3.2%	$26.30	4.5%	12/31/2032
Leydig, Voit & Mayer, Ltd.(5)	NR/NR/NR	66,783	2.9%	$24.87	4.0%	9/30/2025
CBS Radio Holdings Corp.(6)	BBB/Baa2/BBB	63,453	2.8%	$20.88	3.2%	4/30/2028
Total Major Tenants		363,214	16.0%	$22.89	20.0%
High Office		402,120	17.7%	$24.13	23.3%
Mid Office		527,885	23.3%	$21.48	27.3%
Low Office		432,984	19.1%	$20.30	21.1%
Retail		59,939	2.6%	$39.76	5.7%
Storage		21,012	0.9%	$22.52	1.1%
Antenna		2,842	0.1%	$205.73	1.4%
Total Occupied Collateral(7)		1,809,996	79.7%	$22.97	100.0%
Vacant(8)		459,636	20.3%
Total		2,269,632	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Wilson signed a 12-year lease for its space which commences on January 1, 2018. Wilson has one five-year renewal option. The tenant has the right to terminate its lease on December 31, 2026 with 15 months prior written notice, subject to payment of a termination fee equal to the unamortized leasing costs amortized at a rate of 8% per year. In addition, Wilson will be entitled to a rent abatement on the first month of each year during the lease term.
(3)	Optiver US LLC has two five-year renewal options remaining.
(4)	Clark Hill signed a 15-year lease for its space which commences on January 1, 2017. Clark Hill has one five-year renewal option. The tenant has the right to terminate its lease on December 31, 2026, upon at least 15 months prior written notice, subject to a termination fee equal to then unamortized leasing costs associated with the Clark Hill lease amortized at a rate of 8% per year.
(5)	Leydig, Voit & Mayer, Ltd. has two renewal options each upon written notice no later than 18 months prior to the lease expiration date of September 30, 2025. The tenant holds the right to extend the term for either a five year or ten year term upon renewal. The tenant has no termination options.
(6)	CBS Radio Holdings Corp. executed an early renewal option for its space on floors 9-11, totaling approximately 63,228 sq. ft. CBS Radio Holdings Corp. relinquished a portion of its space on the 12th floor (8,068 sq. ft.) at a higher rent of $22.50 PSF for an additional ten years. The tenant has three 5-year renewal options remaining and no termination options.
(7)	Includes 11.1% of net rentable area leased to tenants that, as of September 1, 2016, have signed leases but have yet to take occupancy at the Prudential Plaza Property.
(8)	Vacant space includes 2.3% of net rentable area currently leased to McGraw Hill Financial, Inc. pursuant to a lease that expires on November 30, 2016.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	4	2,415	0.1%	2,415	0.1%	$36.42	0.2%	0.2%
2016	7	9,302	0.4%	11,717	0.5%	$34.13	0.8%	1.0%
2017	21	94,348	4.2%	106,065	4.7%	$19.59	4.4%	5.4%
2018	43	157,475	6.9%	263,540	11.6%	$21.58	8.2%	13.6%
2019	16	76,524	3.4%	340,064	15.0%	$23.46	4.3%	17.9%
2020	20	56,447	2.5%	396,511	17.5%	$24.91	3.4%	21.3%
2021	21	99,726	4.4%	496,237	21.9%	$22.54	5.4%	26.7%
2022	22	98,532	4.3%	594,769	26.2%	$25.59	6.1%	32.8%
2023	29	234,546	10.3%	829,315	36.5%	$20.65	11.6%	44.4%
2024	12	54,588	2.4%	883,903	38.9%	$22.57	3.0%	47.4%
2025	27	220,895	9.7%	1,104,798	48.7%	$24.51	13.0%	60.4%
2026	16	81,800	3.6%	1,186,598	52.3%	$36.21	7.1%	67.5%
Thereafter	46	623,398	27.5%	1,809,996	79.7%	$21.67	32.5%	100.0%
Vacant(2)	NAP	459,636	20.3%	2,269,632	100.0%	NAP	NAP
Total / Wtd. Avg.	284	2,269,632	100.0%			$22.97	100.0%
(1)	Certain tenants may have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.
(2)	Vacant space includes 2.3% of net rentable area currently leased to McGraw Hill Financial, Inc. pursuant to a lease that expires on November 30, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 6 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 59.3% 1.44x 9.8%

The Loan. The Prudential Plaza loan (the “Prudential Plaza Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in two Class A office towers totaling 2,269,632 sq. ft. located at 130 East Randolph Street and 180 North Stetson Avenue in Chicago, Illinois (the “Prudential Plaza Property”), with an original and cut-off date principal balance of $40.0 million. The Prudential Plaza Loan is evidenced by the non-controlling Note A-3-1, with an original principal balance of $40.0 million, which will be included in the COMM 2016-COR1 Mortgage Trust. The pari passu controlling Note A-1 with an original principal balance of $115.0 million was included in the COMM 2015-CCRE26 securitization. The pari passu non-controlling Note A-2-1 with an original principal balance of $50.0 million was included in the CD 2016-CD1 securitization. The remaining notes have an aggregate original principal balance of $210.0 million and will not be included in the COMM 2016-COR1 Mortgage Trust. They are each expected to be held by GACC or an affiliate and contributed to a future securitization. Note A-1, Note A-2-1, Note A-2-2, Note A-3-2, Note A-3-3 and Note A-4 are pari passu companion loans (and together with the Prudential Plaza Loan, the “Prudential Plaza Whole Loan”).

The relationship between the holders of the Prudential Plaza Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool – The Whole Loans – Prudential Plaza Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$115,000,000	$115,000,000	COMM 2015-CCRE26	Yes
Note A-2-1	$50,000,000	$50,000,000	CD 2016-CD1	No
Note A-3-1	$40,000,000	$40,000,000	COMM 2016-COR1	No
Notes A-2-2, A-3-2, A-3-3 and A-4	$210,000,000	$210,000,000	GACC	No
Total	$415,000,000	$415,000,000

The Prudential Plaza Whole Loan has a 10-year term and amortizes on a 30-year schedule after an initial 48-month interest only period. The Prudential Plaza Whole Loan accrues interest at a fixed rate equal to 4.6100%. Loan proceeds were used to pay off existing debt of approximately $327.8 million, fund upfront reserves of approximately $73.3 million, pay closing costs of approximately $3.0 million and provide approximately $10.8 million in working capital to the borrower. The borrower covenanted to use such working capital amount (which was deposited into a borrower account) to pay operating or capital expenses related to the Prudential Plaza Property. Such amount is not being held by, and is not subject to disbursement conditions of the lender. Based on the “As-is” appraised value of $700.0 million as of July 20, 2016, the cut-off date LTV ratio is 59.3%. Based on the “As Stabilized” value of $830.0 million as of July 20, 2018, the cut-off date LTV ratio is 50.0%. The most recent prior financing of the Prudential Plaza Property was included in the JPMCC 2006-LDP7 and the JPMCC 2006-CB16 securitizations.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$415,000,000	100.0%	Loan Payoff	$327,845,504	79.0%
			Reserves	$73,309,474	17.7%
			Closing Costs	$3,025,042	0.7%
			Working Capital	$10,819,980	2.6%
Total Sources	$415,000,000	100.0%	Total Uses	$415,000,000	100.0%

The Borrower / Sponsors. The borrower, SL PRU LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsors of the borrower and nonrecourse carve-out guarantors are Michael Silberberg and Mark Karasick (the “Guarantors”), on a joint and several basis.

Michael Silberberg is a principal of Berkley Properties, LLC, a privately owned real estate holding company that acquires, renovates and manages hotels, offices, retail and multifamily properties in the Northeast. Additionally, directly or through affiliated companies, Berkley Properties, LLC has holdings in New York, New Jersey, Illinois, Alabama, Tennessee and Texas. Berkley Properties, LLC is headquartered in New York City.

Mark Karasick is a principal of the 601W Companies (“601W”). 601W manages private real estate acquisition, ownership, development and management portfolios. Since its founding more than 15 years ago, 601W has acquired a number of commercial properties throughout the country, totaling 24 million sq. ft. with a collective value in excess of $5.0 billion. At 601W, Mark Karasick leads the acquisition, development and management of the 601W real estate portfolio.

Michael Silberberg and Mark Karasick have worked on numerous transactions in the Chicago central business district. In 2010, Berkley Properties, LLC purchased, and later sold, 180 North La Salle Street in the East Loop submarket and 601W is currently holding 550 West Jackson Avenue, an approximately 400,000 sq. ft. office property in the West Loop submarket. The Guarantors also purchased the Aon Center, a 2.7 million sq. ft. office building located adjacent to the Prudential Plaza Property in October 2015 for $712 million ($260 PSF).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 6 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 59.3% 1.44x 9.8%

The Prudential Plaza Property was acquired by the prior owner (the “Prior Owner”) in 2006 for $525 million ($231 PSF), which Prior Owner was owned and controlled by sponsorship unaffiliated with the Guarantors (the “Prior Sponsorship”). The Prudential Plaza Property was previously security for a $410.0 million first mortgage (“the “Prior Loan”), which was deposited in equal portions in the JPMCC 2006-LDP7 and JPMCC 2006-CB16 securitization trusts (together, the “Prior Securitization”) and an affiliate of the borrower under the Prior Loan also obtained a $60.0 million original principal balance mezzanine loan from an affiliate of Northstar. In 2012, the Prior Loan was transferred into special servicing as a result of impending lease expirations with two major tenants totaling approximately 19% of the total NRA, which tenants ultimately vacated the Prudential Plaza Property.

The Guarantors reached an agreement with the Prior Sponsorship for an equity recapitalization. In June 2013, the Guarantors and the Prior Securitization special servicer agreed to bifurcate the $410.0 million Prior Loan into a $336 million A-note and a $74 million B-note (hope note). As part of the loan modification, the Guarantors took control of the Prudential Plaza Property and the Prior Owner and contributed $76.5 million of new equity into the property (while the Prior Sponsorship retained a minority non-controlling interest). In addition, as part of such agreement, the N-Star CDO VIII securitization, as the holder of the $60 million original principal balance mezzanine loan, agreed to modify its mezzanine loan to require payments to be made only from excess cash flow remaining following the payment of amounts then due under the Prior Loan, and a Northstar affiliate agreed to contribute $8.5 million of new equity into the property. The Guarantors and the mezzanine lender then allocated amounts payable under the modified mezzanine loan to the contributors of the new equity.

In connection with the origination of the Prudential Plaza Whole Loan, (i) the lender under the Prior Securitization accepted $336 million (a portion of the proceeds of the Prudential Plaza Whole Loan) in satisfaction of the Prior Loan, (ii) the hope note was cancelled without repayment, and (iii) the mezzanine lender entered into a standstill agreement with GACC pursuant to which it agreed to terminate the existing mezzanine loan pledge. Additionally, the standstill agreement provides that no exercise of remedies may be undertaken under the unsecured mezzanine loan until the Prudential Plaza Whole Loan is fully satisfied, and the mezzanine lender agreed that during any event of default or Trigger Period (defined below) no payments may be made on the unsecured mezzanine loan.

On February 24, 2016, the trustees of the Prior Securitization filed suit in the United States District Court for the Southern District of New York against the Guarantors and the Prior Owner alleging, among other things, that the defendants engaged in fraud, willful misconduct and intentional misrepresentation by failing to provide complete and accurate information regarding prospective leasing activity relating to the Prudential Plaza Property in connection with the preparation of an appraisal used in connection with the calculation of the discounted payoff amount. The current borrower under the Prudential Plaza Whole Loan is not named as a defendant in the suit. For more information regarding the litigation, see “Description of the Mortgage Pool – Litigation and Other Considerations” in the Preliminary Prospectus.

The Property. The Prudential Plaza Property consists of two Class A office towers, One Prudential Plaza and Two Prudential Plaza, totaling 2,269,632 sq. ft. located in Chicago, Illinois. One Prudential Plaza is a 41-story, 1,273,204 sq. ft. building that was built in 1955 and renovated in 1990 and again in 2014-2015. Two Prudential Plaza is a 64-story, 996,428 sq. ft. building that was completed in 1990. The two towers are connected by a public mezzanine level that contains approximately 60,000 sq. ft. of restaurant and retail space. The Prudential Plaza Property has a diverse tenant base of over 120 tenants including law firms, financial services, technology, media and marketing companies. No tenant accounts for greater than 3.9% of NRA. The Prudential Plaza Property also features a five-level, 608-space underground parking facility that is run by AMPCO Parking, a third party operator, an underground connection to the Randolph Street commuter rail station, a landscaped one acre plaza and a tenant amenity space on the 11th floor. The tenant amenity space features a 10,000 sq. ft. gym, a tenant lounge and an outdoor rooftop space that includes a bar and an outdoor fireplace and offers unobstructed views of Millennium Park.

In 2014, the Guarantors invested over $30.0 million in capital expenditures and an additional approximately $26.6 million in tenant improvements for building renovations and upgrades to tenant spaces. Major projects included an elevator modernization and cab renovation, window replacements in vacant spaces, a convector replacement, the creation of the tenant amenity space on the 11th floor, exterior lighting renovations and a complete renovation of the lobby. The investments to upgrade the Prudential Plaza Property have resulted in positive leasing velocity with 649,636 sq. ft. of leases signed between January 2015 and May 2016. The table below summarizes recent leasing activity at the Prudential Plaza Property since October 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 6 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 59.3% 1.44x 9.8%

Recent Leasing(1)
Date of Lease Execution	Lease Count	Sq. Ft.	Gross Rent	Gross Rent PSF
Oct-2014	2	24,267	$819,054	$33.75
Nov-2014	1	2,489	$80,011	$32.15
Dec-2014	3	28,471	$946,092	$33.23
Jan-2015	4	44,249	$1,246,298	$28.17
Feb-2015	1	239	$6,271	$26.24
Mar-2015	4	54,103	$1,962,521	$36.27
Apr-2015	4	6,892	$134,525	$19.52
May-2015	3	16,704	$623,713	$37.34
Jun-2015	6	48,139	$1,910,742	$39.69
Jul-2015	11	127,537	$4,526,063	$35.49
Aug-2015	8	63,228	$2,359,173	$37.31
Sep-2015	1	2,319	$92,800	$40.02
Oct-2015	1	577	$23,540	$40.80
Nov-2015	4	35,486	$1,332,086	$37.54
Dec-2015	8	173,316	$6,698,718	$38.65
Jan-2016	0	0	$0	$0.00
Feb-2016	3	28,699	$1,514,381	$52.77
Mar-2016	3	23,922	$1,276,826	$53.37
Apr-2016	1	24,226	$960,378	$39.64
May-2016	0	0	$0	$0.00
Jun-2016	2	37,304	$1,251,078	$33.54
Jul-2016	1	5,385	$213,501	$39.65
Aug-2016	6	100,384	$3,600,015	$35.86
Total/Wtd. Avg.	77	847,936	$31,577,787	$37.24
(1)	Source: borrower.

Total leasing at the Prudential Plaza Property between October 2014 and August 2016 included 847,936 sq. ft. (37.4% of NRA) which increased gross rent by approximately $31.6 million. This includes 494,846 sq. ft. (21.8% of NRA) leased since loan origination in July 2015. Major new leases include Wilson Sporting Goods Co. (87,386 sq. ft., 3.9% of NRA), Clark Hill (71,813 sq. ft., 3.2% of NRA), Cision US, Inc. (49,703 sq. ft., 2.2% of NRA), Pandora (32,331 sq. ft., 1.4% of NRA), Chicago Council on Global Affairs (29,035 sq. ft., 1.3% of NRA), University of Chicago (23,710 sq. ft., 1.0% of NRA), Prescient Edge, LLC (23,616 sq. ft., 1.0% of NRA), Textura Corporation (23,374 sq. ft., 1.0% of NRA) and CA Ventures (23,672 sq. ft., 1.0% of NRA). Furthermore, McGraw Hill Financial, Inc. is currently a tenant under various leases that represent in the aggregate 175,888 sq. ft., which will expire on November 30, 2016. McGraw Hill Financial, Inc. currently subleases 23,199 sq. ft. to The University of Chicago and 49,998 sq. ft. to McDermott Will & Emery LLP, with both subleases expiring on November 30, 2016. McDermott Will & Emery LLP has signed a direct lease to take over the space that it is currently subleasing from McGraw Hill Financial, Inc. when McGraw Hill Financial, Inc.’s lease expires on November 30, 2016. With the exception of a new lease signed by McGraw Hill Financial, Inc. for 24,226 sq. ft. that expires on November 30, 2026, the McGraw Hill Financial, Inc. leased space was not given any value in underwriting the Prudential Plaza Whole Loan.

The Prudential Plaza Property is situated immediately north of Millennium Park and one block east of Michigan Avenue, a major north-south roadway in Chicago. The Prudential Plaza Property is accessible via Interstate 90 from the west, Lake Shore Drive from the south and Wacker Drive. The Prudential Plaza Property also has pedestrian access via underground pedestrian corridors that provide direct access to neighboring hotels, department stores, office buildings and cultural attractions throughout the city of Chicago.

Environmental Matters. The Phase I environmental report, dated June 30, 2015, recommended no further action at the Prudential Plaza Property other than to implement an operations and maintenance plan for asbestos, which is currently in place.

Major Tenants.

Wilson Sporting Goods Co. (“Wilson”) (87,386 sq. ft., 3.9% of NRA, 4.6% of U/W Base Rent). Wilson manufactures sporting goods for nearly every major sport through its Wilson, Louisville, Demarini and Atec brands. The company offers its products through dealers in the United States and internationally. Founded in 1913 and based in Chicago, Illinois, Wilson has locations in the United States, Mexico/Latin America, Brazil, Germany, Spain, France, Italy, the United Kingdom, Australia, Japan and Korea. As of March 1989, Wilson operates as a subsidiary of Amer Sports Corp., which guaranties the lease. Upon taking occupancy of its space, the Prudential Plaza Property will serve as the headquarters of the company. Wilson has one five-year renewal option and one termination option effective December 31, 2026 with 15 months’ notice, subject to payment of a termination fee equal to the unamortized leasing costs amortized at a rate of 8% per year.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 6 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 59.3% 1.44x 9.8%

Optiver US LLC (“Optiver”) (73,799 sq. ft., 3.3% of NRA, 3.6% U/W Base Rent). Optiver engages in the trading of stocks, futures, and options. Optiver was founded in 1999, and has its US headquarters in Chicago, IL. Optiver is a subsidiary of Optiver Holding B.V., a global electronic market maker that puts its own capital at risk in order to make markets more competitive, efficient, and transparent. Optiver Holdings B. V. was founded in 1986, and has over 750 employees in over 40 different nations. The company focuses on on-screen liquidity, covering listed derivatives, cash equities, ETF’s, bonds, and foreign exchange. Optiver US LLC has been at the property since 2008 and recently signed a new lease to take additional space on the 14th floor (approximately 25,000 sq. ft. with base rent of $20.25 PSF triple net) when the McGraw Hill Financial, Inc. lease expires in November 2016. Additionally, Optiver has two five-year renewal options remaining and no termination options.

Clark Hill (71,813 sq. ft., 3.2% of NRA, 4.5% U/W Base Rent). Clark Hill is an entrepreneurial, full service law firm serving clients in all areas of business legal services, government and public affairs and personal legal services. Clark Hill was founded in 1890 and has over 350 attorneys and legal professionals. The firm’s practice areas include administrative and behavioral healthcare law, corporate restructuring and bankruptcy, estate planning and probate, government and public affairs, insurance and reinsurance, municipal finance, litigation, real estate, white collar criminal defense and economic development services, among others.

Clark Hill signed a 15 year lease for 71,813 sq. ft. at the Prudential Plaza Property in December of 2015 and is not currently in occupancy at the property. The Clark Hill lease commences on January 1, 2017 and the tenant is expected to take occupancy of its space at that time. Clark Hill has one five-year renewal option and the option to terminate its lease beginning on the last day of the 10th year of the lease term upon at least 15 months prior written notice, subject to termination fees as set forth in the lease documents.

Leydig, Voit & Mayer, Ltd. (66,783 sq. ft., 2.9% of NRA, 4.0% of U/W Base Rent). Leydig, Voit & Mayer, Ltd. is an intellectual property law firm based in Chicago, Illinois Leydig, Voit & Mayer, Ltd. has appeared in Fortune magazine as one of “The Go-To Law Firms of the World’s Leading Companies”. It serves clients in a wide range of industries including: pharmaceuticals, chemical engineering, software, computer, electronics, manufacturing, biotechnology, medical devices, financial services, and consumer products. The firm has offices in the U.S. and Germany and has over 70 attorneys and technical advisors, along with 100 staff professionals including patent agents, law clerks, paralegals, and administrative personnel.

Leydig, Voit, & Mayer, Ltd. has two extension options remaining. For each extension option, the tenant has the option to choose either a 5-year or 10-year term upon written notice no later than 18 months prior to the lease expiration date. The tenant has no termination options.

The Market. The Prudential Plaza Property is located in the city of Chicago, Illinois, one block east of North Michigan Avenue in the East Loop office submarket. Located adjacent to Millennium Park, the Prudential Plaza Property is within walking distance of numerous dining, shopping and cultural attractions. Notable nearby attractions include The Harold Washington Library, the world’s largest public library, popular downtown theatres, Lyric Opera Goodman Theatre and Adler & Sullivan’s Auditorium Theatre and the Magnificent Mile, one of the world’s premier shopping districts. Several hotels are also in walking distance, including the Palmer House, which is a block from the Prudential Plaza Property, a Hilton, Hyatt Regency, Sheraton, the Renaissance, Hotel Blake and the W Hotel, among others.

The East Loop office submarket contains 83 buildings totalling approximately 27.9 million sq. ft., including 16 Class A buildings totalling 16.6 million sq. ft. The average quoted rent in the East Loop Class A submarket was $30.94 PSF as of the second quarter of 2016 and the vacancy was 14.3% in the same period. The East Loop Class A submarket also experienced positive net absorption of 228,390 sq. ft. as of the second quarter of 2016. Additionally, there is no reported new office construction underway or planned in the East Loop submarket. Current activity in the East Loop office sector is continued repositioning of the existing inventory. In July 2015, Kraft Heinz announced that it is moving its corporate headquarters from Northfield, Illinois to the East Loop submarket of Chicago. Kraft Heinz is expected to take over approximately 170,000 sq. ft. across five floors in the Aon Center, located next door to the Prudential Plaza Property.

The appraisal identified a set of seven comparable properties in the downtown Chicago area that it considered directly competitive with the Prudential Plaza Property. The buildings range from 737,308 to 2,744,552 sq. ft. with an occupancy range of 67% to 96%. Leases signed at the competitive properties range from $17.00 to $31.00 PSF. The table below summarizes the appraisal’s competitive set.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 6 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 59.3% 1.44x 9.8%

Competitive Set(1)
Property Name	Year Built	Net Rentable Area (sq. ft.)	Occupancy	Recent Leasing (PSF)
Prudential Plaza Property	1955	2,269,632(2)	79.7%(2)	$22.97(3)
Aon Center	1974	2,744,552	90%	$19.50 - $22.50
Illinois Center	1972	2,132,048	75%	$17.50 - $18.50
AMA Plaza	1971	1,141,760	92%	$24.28 - $31.00
Chicago Title and Trust Center I	1992	1,068,877	96%	$18.08 - $30.00
303 East Wacker	1979	859,187	67%	$17.00 - $18.50
Equitable Office Building	1966	737,308	95%	$23.00 - $25.50
Total/Wtd. Avg.(4)		8,683,732	85.5%
(1)	Source: Appraisal.
(2)	Based on the July 31, 2016 underwritten rent roll and includes tenants who may not yet be in occupancy.
(3)	Represents Avg. U/W Base Rent PSF on a triple net basis for the Prudential Plaza Property.
(4)	Total/Wtd. Avg. excludes the Prudential Plaza Property.

Using both the above market comparables and recent leasing in the nearby office market, the appraisal identified a market rent of $28.00 PSF for high-rise office space, $25.00 PSF for mid-rise office space, $22.00 PSF for low-rise office space, $40.00 PSF for interior retail space, $60.00 PSF for street-front retail space and $20.00 PSF for storage space. All of the aforementioned rents are on a triple net basis (except for storage rents). The appraisal determined a market occupancy for the overall Chicago central business district office market of 89.0% and 92.3% for Class A office properties in the East Loop submarket.

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	2015	T-12 7/31/2016	U/W	U/W PSF
Base Rent	$28,764,554	$28,473,086	$30,025,537	$32,211,261	$41,584,409	$18.32
Rent Steps(1)	0	0	0	0	714,199	0.31
IG Rent Credit	0	0	0	0	232,359	0.10
Value of Vacant Space	0	0	0	0	15,567,524	6.86
Gross Potential Rent	$28,764,554	$28,473,086	$30,025,537	$32,211,261	$58,098,491	$25.60
Total Recoveries	20,442,385	18,888,044	20,087,785	20,658,320	25,996,508	11.45
Total Other Income	3,318,520	2,915,164	3,208,355	3,918,233	3,918,233	1.73
Less: Vacancy(2)	0	0	0	0	(15,567,524)	(6.86)
Effective Gross Income	$52,525,460	$50,276,294	$53,321,676	$56,787,814	$72,445,707	$31.92
Total Operating Expenses	30,482,948	28,845,540	32,167,828	31,372,924	31,880,029	14.05
Net Operating Income(3)	$22,042,511	$21,430,754	$21,153,848	$25,414,890	$40,565,678	$17.87
TI/LC	0	0	0	0	3,178,168	1.40
Capital Expenditures	0	0	0	0	572,052	0.25
Net Cash Flow	$22,042,511	$21,430,754	$21,153,848	$25,414,890	$36,815,458	$16.22

(1)	Rent Steps are taken through July 2017.
(2)	Vacancy was underwritten at the in-place vacancy of 20.3% compared to the submarket vacancy rate of 15.8%.
(3)	The increase in U/W Net Operating Income is due to (i) $12.7 million attributable to leases that are signed but have not yet commenced, (ii) $0.7 million in step rents taken through July 2017, (iii) $0.2 million in rent credit relating to investment grade tenants on long term leases, (iv) $0.7 million representing the differential between the underwritten management fee cap of $1.0 million against the most recent management fee of $1.53 million, (v) $5.6 million in rent abatements that were effective in the T-12 months ending July 2016, and (vi) less $5.1 million in rents attributable to expiring leases. The remaining difference is approximately $0.02 million and is attributable to rent increases that occurred within the T-12 months ending July 2016 and other miscellaneous differences.

Property Management. The Prudential Plaza Property is managed by SL PRU Property Manager LLC, a borrower affiliate. The Prudential Plaza Property is sub-managed by Jones Lang LaSalle Americas (Illinois), LP (“Jones Lang LaSalle”). Jones Lang LaSalle is a financial and professional services firm that specializes in commercial real estate services and investment management.

Lockbox / Cash Management. The Prudential Plaza Whole Loan is structured with a hard lockbox and in place cash management. All rents and other payments are required to be deposited directly into a clearing account controlled by the lender. All funds in the clearing account will be transferred on a daily basis into a deposit account controlled by the lender and disbursed in accordance with

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 6 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 59.3% 1.44x 9.8%

the Prudential Plaza Whole Loan documents. Provided no Trigger Period (as defined herein) is continuing, excess cash in the deposit account will be disbursed to borrower, or if a new mezzanine lender exists, to mezzanine lender, in accordance with the Prudential Plaza Whole Loan documents.

A “Trigger Period” will commence upon (i) the occurrence of an event of default under the loan documents, (ii) the DSCR being less than 1.15x as of any calendar quarter or (iii) the occurrence of a new mezzanine loan default, and will end if (a) with respect to clause (i) the event of default has been cured, (b) with respect to clause (ii) the DSCR is at least 1.20x for two consecutive calendar quarters and (c) with respect to clause (iii) the receipt by lender of a new mezzanine loan default revocation notice.

Initial Reserves. At loan origination, the borrower deposited (i) $1,134,682 into a tax reserve account, (ii) $248,278 into an insurance reserve account, (iii) $2,525,657 into a replacement reserve account, (iv) $21,489,422 into a TI/LC reserve account for existing TI/LC obligations due to certain tenants, (v) $35,000,000 into a future leasing reserve account and (vi) $12,911,435 into a rent abatement reserve account.

As of September 2016, the current amounts on deposit are (i) $3,058,335 in the tax reserve account, (ii) $363,395 in the insurance reserve account, (iii) $1,166,854 in the replacement reserve account, (iv) $5,653,479 in the existing TI/LC reserve account (the “Existing TI/LC Account”), (v) $17,293,639 (the “Future TI/LC Amount”) in the future leasing reserve account (the “Future TI/LC Account”), all of which is earmarked for future TI/LCs based on recent leases signed and (vi) $4,653,479 in the rent abatement reserve account. The Future TI/LC Amount includes $3,058,133 that was initially included in the Existing TI/LC Account but was determined to be in excess of the amount necessary to pay approved leasing expenses under the then-current leases and was reallocated into the Future TI/LC Account to be available to pay approved leasing expenses for future leases entered into by the borrower.

In connection with the Wilson lease, a Wilson TI reserve of $6,300,000 was established, of which $3,100,000 was funded through sponsor equity and $3,200,000 was transferred from the Future TI/LC Account. The $17,293,639 remaining in the Future TI/LC Account is net of the $3,200,000 transferred to the Wilson TI reserve. Amounts in the Wilson TI reserve will be used to cover certain tenant improvements associated with the Wilson lease, and an amount not to exceed $873,860 thereof may, at the tenant’s election, be applied towards monthly base rent during the term of the lease.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit (i) $1,134,682 into a tax reserve account, (ii) $82,759 into an insurance reserve account, (iii) $47,671 into a replacement reserve account and (iv) commencing on the payment date in August 2016, $236,236 into a future leasing reserve account until August 2018, on which date the amount will increase to $377,978. Such monthly deposits into the future leasing reserve will no longer be required if (i) 85% of the rentable square footage of the Prudential Plaza Property is leased in the lender’s reasonable determination or (ii) a transfer and assumption of the Prudential Plaza Whole Loan is consummated with a third party in an arm’s length transaction; provided that in either case monthly deposits in an amount equal to $190,686 into the future leasing reserve will be required if the reserve balance drops below $5,000,000, for so long as the future leasing reserve is less than $8,000,000. For so long as the DSCR is less than 1.25x as of any calculation date and the amount on deposit in the Wilson TI reserve is less than $3,800,000, any deposit required pursuant to clause (iv) above is required to be deposited into the Wilson TI reserve up to an amount equal to such shortfall, or if such deposit is no longer required or the borrower otherwise elects, the borrower is required to deposit, on a monthly basis, an amount equal to such shortfall into the Wilson TI reserve.

Current Mezzanine or Subordinate Indebtedness. As discussed in “The Borrower / Sponsors” herein, there is an existing loan between Wells Fargo Bank, National Association, as Trustee for the Beneficial Owners of N-Star CDO VIII Grantor Trust and BFPRU II, LLC, which was initially structured as a mezzanine loan. This loan was converted to an unsecured loan which has been fully subordinated pursuant to a standstill, intercreditor and subordination agreement, and is not secured by a pledge.

Future Mezzanine or Subordinate Indebtedness. The Prudential Plaza Whole Loan permits an approved mezzanine loan in a maximum amount of $20,000,000 provided, among other things, (i) no event of default or Trigger Period is then continuing, (ii) the future leasing reserve is drawn down to $12.5 million or less, (iii) the mezzanine loan results in a combined debt yield of no less than 9.00%, (iv) the proceeds from the mezzanine loan will be deposited into the mortgage lender’s future leasing reserve, (v) the combined DSCR is not less than 1.40x on an amortizing basis and (vi) the LTV of the combined loans is not more than 64.6%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 6 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 59.3% 1.44x 9.8%

Prudential Plaza
130 East Randolph Street &
180 North Stetson Avenue
Chicago, IL 60601
Chicago
Lake Michigan
Lakemoor
Gurnee
Woodstock
Mundelein
Lake Forest
Lincolnshire
Lakewood
Buffalo Grove
Hoffman Estates
Northbrook
Elgin
Schaumburg
Evanston
St. Charles
Addison
Lincolnwood
Oak Park
Aurora
Wheaton
Cicero
Downers Grove
Sugar Grove
Naperville
Oak Lawn
Bolingbrook
Oswego
Lemont
Whiting
Plainfield
Orland Park
Harvey
Hammond
Gary
Shorewood
Joliet
Homewood
Hobart
Frankfort
Lisbon
Schererville
Merrillville
Elwood
Monee
IL
IN
STREETERVILLE
RIVER NORTH DISTRICT
THE LOOP
LAKESHORE EAST
Chicago River
Grant Park
Cloud Gate Sculpture
Millennium Park
The Art Institute Of Chicago
E ONTARIO ST
E OHIO ST
E GRAND AVE
E ILLINOIS ST
E HUBBARD ST
E KINZIE ST
LOWER WACKER DR
W WACKER DR
E WACKER DR
E WATER ST
W LAKE ST
E LAKE ST
W RANDOLPH ST
E RANDOLPH ST
W WASHINGTON ST
E WASHINGTON ST
W MADISON ST
E MADISON ST
W MONROE ST
E MONROE ST
W ADAMS ST
ADAMS ST
E ADAMS ST
W JACKSON BLVD
E JACKSON BLVD
VAN BUREN ST
E VAN BUREN ST
E CONGRESS PKWY
CONGRESS PL DR
N MICHIGAN AVE
S MICHIGAN AVE
N STETSON AVE
N COLUMBUS DR
COLUMBUS DR
N WABASH AVE
S WABASH AVE
N STATE ST
State Street
N DEARBORN ST
S DEARBORN ST
N CLARK ST
S CLARK ST
N LASALLE ST
S LASALLE ST
N WELLS ST
N FRANKLIN ST
S FRANKLIN ST
N WACKER DR
S WACKER DR
N RUSH ST
N ST CLAIR ST
FEDERAL PARK TER
290

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

3011, 3055, 3077 Comcast Place Livermore, CA 94551	Collateral Asset Summary – Loan No. 7 Comcast Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,400,000 57.8% 1.81x 11.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

3011, 3055, 3077 Comcast Place Livermore, CA 94551	Collateral Asset Summary – Loan No. 7 Comcast Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,400,000 57.8% 1.81x 11.9%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	Jason D. Chadorchi
Borrower:	3055 Livermore Owner, LLC
Original Balance:	$35,400,000
Cut-off Date Balance:	$35,400,000
% by Initial UPB:	4.0%
Interest Rate:	4.0000%
Payment Date:	6th of each month
First Payment Date:	August 6, 2016
Maturity Date:	July 6, 2026
Amortization:	Interest only for first 24 months; 300 months thereafter
Additional Debt:	None
Call Protection:	L(27), D(88), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$101,422	Springing
Insurance:	$0	Springing
Replacement:	$0	$4,576
TI/LC:	$0	Springing
Required Repairs:	$56,450	NAP
Lease Sweep:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$161
Balloon Balance / Sq. Ft.:	$127
Cut-off Date LTV:	57.8%
Balloon LTV(2):	45.4%
Underwritten NOI DSCR(3):	1.87x
Underwritten NCF DSCR(3):	1.81x
Underwritten NOI Debt Yield:	11.9%
Underwritten NCF Debt Yield:	11.5%
Underwritten NOI Debt Yield at Balloon:	15.1%
Underwritten NCF Debt Yield at Balloon:	14.6%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Livermore, CA
Year Built / Renovated:	1989 / 2008
Total Sq. Ft.:	219,631
Property Management:	G&E Real Estate Management Services, Inc.
Underwritten NOI:	$4,200,900
Underwritten NCF:	$4,060,942
Appraised Value(2):	$61,200,000
Appraisal Date:	April 29, 2016

Historical NOI(4)
Most Recent NOI:	NAV
2015 NOI:	NAV
2014 NOI:	NAV
2013 NOI:	NAV

Historical Occupancy
Most Recent Occupancy(5):	100.0% (October 6, 2016)
2015 Occupancy:	100.0% (December 31, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)	Based on an approximate value of $53.4 million, which is the Appraised Value adjusted for approximately $7.7 million of above market rent, the Balloon LTV is 52.0%.
(3)	Based on the amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.93x and 2.83x, respectively.
(4)	Historical NOI is unavailable as the Comcast Place Property was recently acquired and the previous owner did not provide historical financials.
(5)	As of the Cut-off Date, approximately 30,000 to 35,000 sq. ft., which equals approximately 13.7% to 15.9% of NRA at the 3011 building is dark and listed in the market for sublease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

3011, 3055, 3077 Comcast Place Livermore, CA 94551	Collateral Asset Summary – Loan No. 7 Comcast Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,400,000 57.8% 1.81x 11.9%

Tenant Summary
		Ratings(1) (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Building	Tenant(3)(4)
3011 Comcast Place(2)	Comcast Corporation	A-/A3/A-	74,620	34.0%	$24.31	34.0%	12/31/2023
3077 Comcast Place	Comcast Corporation	A-/A3/A-	73,850	33.6%	$24.31	33.6%	12/31/2023
3055 Comcast Place	Comcast Corporation	A-/A3/A-	71,161	32.4%	$24.31	32.4%	12/31/2023
Total Occupied Collateral			219,631	100.0%	$24.31	100.0%
Vacant			0	0.0%
Total			219,631	100.0%

(1)	The ratings shown are of Comcast Corporation, which entity guarantees the obligations of the Comcast subsidiary that signed the leases.
(2)	As of the Cut-off Date, approximately 30,000 to 35,000 sq. ft., which equals approximately 13.7% to 15.9% of NRA, at the 3011 building is dark and listed on the market for sublease.
(3)	Comcast Corporation (“Comcast”) has two, five-year extension options at fair market value upon 9 months written notice. Comcast may renew either (i) all of the 3011, 3055 and 3077 buildings or (ii) the 3055 building and either the 3011 or 3077 building.
(4)	Comcast has no termination or contraction options but has the right to go dark at any time provided Comcast performs all other obligations under the lease.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	1	219,631	100.0%	219,631	100.0%	$24.31	100.0%	100.0%
2024	0	0	0.0%	219,631	100.0%	$0.00	0.0%	100.0%
2025	0	0	0.0%	219,631	100.0%	$0.00	0.0%	100.0%
2026	0	0	0.0%	219,631	100.0%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	219,631	100.0%	$0.00	0.0%	100.0%
Vacant	NAP	0	0.0%	219,631	100.0%	NAP	NAP
Total / Wtd. Avg.	1	219,631	100.0%			$24.31	100.0%

(1)	Comcast has no termination or contraction options but has the right to go dark at any time provided Comcast performs all other obligations under the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

3011, 3055, 3077 Comcast Place Livermore, CA 94551	Collateral Asset Summary – Loan No. 7 Comcast Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,400,000 57.8% 1.81x 11.9%

The Loan.    The Comcast Place loan (the “Comcast Place Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in three, one and two-story, Class B office buildings totaling 219,631 sq. ft. located at 3011, 3055 & 3077 Comcast Place in Livermore, California (the “Comcast Place Property”) with an original principal balance of $35.4 million. The Comcast Place Property has a 10-year term and amortizes on a 25-year schedule after an initial 24-month interest only period. The Comcast Place Loan accrues interest at a fixed rate equal to 4.0000% and has a Cut-off Date Balance of $35.4 million. Loan proceeds, along with approximately $24.5 million in equity from the sponsor, were used to acquire the Comcast Place Property for $59.0 million, fund reserves of approximately $0.2 million and pay closing costs of approximately $0.8 million. Based on the appraised value of $61.2 million as of April 29, 2016, the Cut-off Date LTV is 57.8%. The most recent prior financing of the Comcast Place Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$35,400,000	59.1%	Purchase Price	$59,000,000	98.4%
Sponsor Equity	$24,540,902	40.9%	Reserves	$157,872	0.3%
			Closing Costs	$783,030	1.3%
Total Sources	$59,940,902	100.0%	Total Uses	$59,940,902	100.0%

The Borrower / Sponsor.    The borrower, 3055 Livermore Owner, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with one independent director in its organizational structure. The sponsor of the borrower and the nonrecourse carve-out guarantor is Jason D. Chadorchi.

Jason D. Chadorchi previously worked as a Managing Director at Tishman Speyer and has over 15 years of real estate investment experience. Jason D. Chadorchi’s equity partner in the Comcast Place Property acquisition, The Baupost Group, is a multinational investment fund founded in 1982 with approximately $27.0 billion in assets under management as of 2015.

The Property.    The Comcast Place Property consists of two single-story and one two-story Class B office buildings positioned on a 26.84-acre parcel in Livermore, California. The three buildings range between 71,161 and 74,620 sq. ft. and were built in 1989 with renovations in 2008 including a new parking lot. The Comcast Place Property features various amenities including two basketball courts, two sand volleyball courts, a cafeteria and courtyard with a fountain between the 3055 and 3011 buildings. The three buildings are surrounded by concrete sidewalks to accommodate travel across the campus and well-maintained landscaping throughout the campus and courtyard areas. The Comcast Place Property features 159 feet of frontage, visibility from Interstate 580 and four points of ingress/egress, with a primary entrance off the North Canyons Parkway. Parking is provided via the front and rear parking lots totaling 1,267 surface parking spaces with approximately 640 of the parking spaces recently constructed in 2008 in the rear of the building. The total parking spaces equate to a ratio of 5.8 spaces per 1,000 square feet of NRA.

The Comcast Place Property serves as the regional headquarters for Comcast’s customer service and technical support team with approximately 650 employees at this location. In 2007, Comcast began consolidating its San Francisco Bay locations to the Comcast Place Property. Comcast invested approximately $110 PSF in 2008 to renovate the three buildings including roof replacement, new HVAC systems, upgraded interior finished and the addition of 640 parking spaces.

As of October 6, 2016, Comcast has leased 100.0% of the Comcast Place Property since December 2007 with a lease term through December 2023. Comcast fully occupies and utilizes the 3055 and 3077 buildings. Approximately 30,000 to 35,000 sq. ft. of the 3011 building is currently dark and listed on the market for sublease. While the dark space is currently listed for sublease, the Comcast Place Property has been a consolidation destination for local Comcast operations.

Environmental Matters.    The Phase I environmental report dated May 5, 2016 recommended no further action at the Comcast Place Property.

Major Tenant.

Comcast Corporation (219,631 sq. ft., 100.0% of NRA, 100.0% of U/W Base Rent, rated A-/A3/A- by Fitch/Moody’s/S&P)

Comcast Corporation (“Comcast”) (NASDAQ:CMCSA) is a global media and technology company with two primary businesses, Comcast Cable and NBCUniversal. As of December 2015, the cable systems had 27.7 million total customer relationships and served 22.3 million video customers, 23.3 million high-speed internet customers and 11.5 million voice customers. Comcast offers cable services in 40 states and the District of Columbia. NBCUniversal operates news, entertainment networks, the NBC and Telemundo broadcast networks, television production operations, television station groups, Universal Pictures and Universal Parks and Resorts. As of year-end 2015, Comcast had approximately 150,000 employees worldwide and as of year-end 2015, had revenues and net income of $74.5 billion and $8.4 billion, respectively.

Comcast’s lease is guaranteed by Comcast Corporation and is structured as a triple net lease with 2.6% annual rental rate increases through the lease term. Comcast has two, five-year extension options which can be executed upon nine months written notice at fair

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75

3011, 3055, 3077 Comcast Place Livermore, CA 94551	Collateral Asset Summary – Loan No. 7 Comcast Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,400,000 57.8% 1.81x 11.9%

market value. Comcast may renew either (i) all of the 3011, 3055 and 3077 buildings or (ii) the 3055 building and either the 3011 or 3077 building. Comcast has no termination or contraction options and no right-of-first refusal options, however Comcast may go dark at any time, provided Comcast performs all other obligations under the lease. A Lease Sweep Period (as defined below) will commence on the date that Comcast discontinues its business at 51% or more of the space demised under the Comcast lease.

The Market.     The Comcast Place Property is located in the Tri-Valley submarket within the East Bay Oakland market, approximately 42 miles southeast of San Francisco, California, 34 miles northeast of Silicon Valley and 39 miles north of San Jose, California. According to the appraisal, the East Bay Oakland market continues to strengthen, supported by the overflow from San Francisco and San Jose, which is driven by the high-tech industry. As of year-end 2015, the Oakland metropolitan area consisted of an average household income of $108,604 with a population of approximately 2.7 million, which is projected to increase 1.1% per annum through 2020. The Oakland metropolitan area labor force is highly skilled with approximately 40.1% of the area’s population with a bachelor’s or advanced degree compared to 28.7% nationally. As of February 2016, the Oakland metropolitan area had an unemployment rate of 4.3%, a decrease from 5.2% the year prior.

The Tri-Valley submarket consists of the Amador, San Ramon and Livermore Valleys located along two heavily trafficked interstates in the San Francisco Bay area, Interstates 580 and 680. The Tri-Valley submarket region encompasses the cities of Dublin, Livermore and Pleasanton in Alameda County, the Town of Danville and the City of San Ramon in Contra Costa County. The Comcast Place Property is less than one mile away from Interstate 580 and Highway 84, which provides the tenant connections to Oakland and San Jose, respectively. Additionally, the Comcast Place Property is located within ten minutes of the Pleasanton BART station, which provides train service to commuters between the Tri-Valley, San Francisco Valley and Silicon Valley. Furthermore, there is a proposed expansion of the BART rail system expected to be voted on in 2017, which would provide BART access within a mile of the Comcast Place Property. The Comcast Place Property is also in close proximity to the Livermore Municipal Airport, Norman Y. Mineta San Jose International Airport, Oakland International Airport and San Francisco International Airport.

Tri-Valley’s office market demand stems from a combination of affordable office space, intellectual capital concentration, high incomes, population growth and proximity to the larger bay area. Major employers with headquarters in the Tri-Valley submarket include Chevron Corporation, Safeway, Thoratec, Workday and Ross Stores. Additional employers with operations in the Tri-Valley submarket include Oracle, SAP, Cisco, Sage, Kaiser Permanente, Clorox, General Electric and Lawrence Livermore National Laboratory.

The appraiser compared the Comcast Place Property to five recent property sales between August 2015 and March 2016 within the competitive area. The table below outlines the comparable sales.

Summary of Comparable Property Sales(1)
Property	Land (SF)	NRA (SF)	Year Built	Renovated	Parking Ratio per 1,000 SF	Stories	Class	Sale Date	Sales Price	Sales Price PSF
Comcast Place Property	1,168,964	219,631	1989	2008	6.0	1 & 2	B	16-Jun	$59,000,000	$269
Clorox Center	1,644,826	357,338	1996	2013	3.8	2	A	16-Mar	$113,500,000	$318
6000 Stoneridge Mall Road	116,740	58,479	1983	NAP	3.6	4	B	16-Mar	$14,525,000	$248
7901 National Drive	140,698	30,000	2008	NAP	4.0	2	B	16-Jan	$5,310,000	$177
Stoneridge Place	304,920	171,153	1985	NAP	4.0	5	B	15-Oct	$36,000,000	$210
Building 4440 Rosewood Drive	2,552,228	181,495	1987	NAP	1.1	5	A	15-Aug	$40,000,000	$220
(1)	Source: Appraisal.

The Tri-Valley office submarket contains approximately 30.9 million sq. ft. of gross leasable area and features a vacancy rate of 8.9% and asking rents of $20.28 PSF as of fourth quarter of 2015. According to the appraisal, the Tri-Valley office submarket generated 1.3 million sq. ft. of positive absorption in 2016 and no office space is currently under construction. Class A office space in the Tri-Valley office submarket commanded higher rents than the overall market in the fourth quarter of 2015 at $30.84 PSF. The appraiser determined seven recent comparable office leases with base rents ranging from $11.60 to $22.40 PSF and determined a market rent of $18.00 PSF for the office tenant at the Comcast Place Property. Comparable office leases are detailed below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

3011, 3055, 3077 Comcast Place Livermore, CA 94551	Collateral Asset Summary – Loan No. 7 Comcast Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,400,000 57.8% 1.81x 11.9%

Summary of Comparable Leases(1)
Property	City, State	Class	Size	Year Built/Renovated	Tenant Name	Lease Date	NRA	Term	Rent PSF	Lease Type
Comcast Place Property	Livermore, CA	B	219,631(2)	1989/2008	Comcast	07-Dec(3)	219,631(2)	15.4(3)	$24.31(2)	Net
Bernal Corporate Park - NCR Building	Pleasanton, CA	B	34,997	1987/NA	Unchained Labs	16-Apr	34,997	7.3	$18.00	Net
University of Phoenix Building	Livermore, CA	B	26,547	2003/NA	University of Phoenix	16-Feb	26,547	2.0	$15.00	Net
Pleasanton Corporate Commons	Pleasanton, CA	A	148,902	2001/NA	Blackhawk Networks	15-Dec	148,902	11.4	$11.60	Net
Rosewood Commons	Pleasanton, CA	B	150,607	1988/NA	ServiceMax	15-Aug	62,559	5.3	$21.68	Net
Pleasanton Corporate Commons	Pleasanton, CA	A	150,905	2001/NA	Workday	15-Jul	40,000	3.0	$21.80	Net
Rosewood Commons	Pleasanton, CA	B	150,607	1988/NA	SmartZip	15-Mar	36,255	6.0	$22.40	Net
Rosewood Commons	Pleasanton, CA	B	174,336	1988/NA	Elite Mae	14-Jul	105,452	9.8	$20.00	Net
(1)	Source: Appraisal.
(2)	Based on the October 6, 2016 underwritten rent roll.
(3)	Based on Comcast Corporation lease.

Cash Flow Analysis.

Cash Flow Analysis
	U/W	U/W PSF
Base Rent(1)	$5,746,776	$26.17
Gross Potential Rent	$5,746,776	$26.17
Total Recoveries	1,845,643	8.40
Less: Vacancy(2)	(1,326,571)	(6.04)
Effective Gross Income	$6,265,847	$28.53
Total Operating Expenses	2,064,948	9.40
Net Operating Income	$4,200,900	$19.13
TI/LC	85,050	0.39
Capital Expenditures	54,908	0.25
Net Cash Flow	$4,060,942	$18.49

(1)	U/W Base Rent includes $406,464 in Comcast’s contractual step rents through the December 2023 lease expiration.
(2)	U/W Vacancy of 17.5% is based on the mark to market adjustment of base rent for the appraiser’s concluded market rent value of $18.00 PSF. The Comcast Place Property is 100.0% leased to Comcast.

Property Management.    The Comcast Place Property is managed by G&E Real Estate Management Services, Inc., (d/b/a Newmark Grubb Knight Frank).

Lockbox / Cash Management.    The Comcast Place Loan is structured with a hard lockbox and springing cash management. The borrower was required to send direction letters to the tenant instructing it to deposit all rents into a clearing account controlled by the lender. Provided no Trigger Period (as defined below) exists, amounts on deposit in the clearing account are required to be transferred daily to the borrower's operating account. During a Trigger Period all sums on deposit in the clearing account will be transferred on a daily basis to a deposit account controlled by the lender and applied to payment of all monthly amounts due under the loan documents.

A “Trigger Period” will commence (i) upon an event of default, (ii) if the debt service coverage ratio falls below 1.25x on the last day of any calendar quarter, or (iii) upon the commencement of a Lease Sweep Period (as defined below). A Trigger Period will continue until such time as (a) with respect to clause (i) above, such event of default has been cured, (b) with respect to clause (ii) above, the debt service coverage ratio is at least 1.30x for two consecutive calendar quarters, and (c) with respect to clause (iii) above, such Lease Sweep Period has ended.

A “Lease Sweep Period” will commence upon: (i) with respect to each Lease Sweep Lease (as defined below), the earlier to occur of (A) the date that is 18 months prior to the earliest stated expiration of such Lease Sweep Lease or (B) the date required under such Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option (and such notice of its exercise of a renewal option has not been given); (ii) the date that the Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or receipt by the borrower or property manager of notice from any tenant under a Lease Sweep Lease that it intends to surrender, cancel or terminate its lease, (iii) the date that the tenant under the Lease Sweep Lease discontinues its business at 51% or more of the space demised under such Lease Sweep Lease; (iv) a monetary default or a material non-monetary default under a Lease Sweep Lease by the tenant beyond any applicable notice and cure period; (v) a bankruptcy or insolvency

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

3011, 3055, 3077 Comcast Place Livermore, CA 94551	Collateral Asset Summary – Loan No. 7 Comcast Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,400,000 57.8% 1.81x 11.9%

proceeding of any tenant under a Lease Sweep Lease; or (vi) upon a decline in the credit rating of the tenant under a Lease Sweep Lease (or its parent entity) (if such entity is rated by any Rating Agency) to below “Investment Grade” (which means, with respect to any person, that the long-term unsecured debt obligations of such person are rated by a Rating Agency, including any of (i) S&P, (ii) Fitch, or (iii) Moody’s with ratings of at least “BBB” in the case of Fitch and S&P and of at least “Baa2” in the case of Moody’s).

A Lease Sweep Period will end: (A) with respect to clauses (i), (ii) or (iii) in the preceding paragraph, once the entire space demised under the related Lease Sweep Lease (or applicable portion thereof) is leased pursuant to one or more qualified leases, as defined in the loan documents, and sufficient funds have accumulated in the lease sweep account to cover all anticipated TILCs, free rent periods, and/or rent abatement periods set forth in all such qualified leases and any shortfalls in required payments under the loan documents or operating expenses as a result of any anticipated down time prior to the commencement of payments under such qualified leases; (B) with respect to clause (i)(A) in the preceding paragraph, the date on which the applicable tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the borrower and acceptable to the lender) with respect to all of the space demised under the applicable Lease Sweep Lease and sufficient funds have accumulated in the lease sweep account to cover all anticipated TILCs and free rent periods and/or rent abatement periods  in connection with such renewal or extension; (C) with respect to clause (iv) in the preceding paragraph, the date on which the subject default has been cured and no other default under such Lease Sweep Lease occurs for a period of 6 consecutive months following such cure; (D) with respect to clause (v) in the preceding paragraph, the applicable bankruptcy or insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender; (E) with respect to clause (vi) in the preceding paragraph, if the credit rating of the tenant under a Lease Sweep Lease (or its parent entity) has been restored to at least Investment Grade by all Rating Agencies that rate such entity; and (F) with respect to clauses (i) through (vi) in the preceding paragraph, the date on which the funds in the lease sweep reserve account collected with respect to the Lease Sweep Lease in question is equal to the total rentable square feet of the applicable Lease Sweep Lease giving rise to the Lease Sweep Period multiplied by $30.00.

A “Lease Sweep Lease” means (i) the Comcast lease or (ii) any replacement lease that, either individually, or when taken together with any other lease covers the majority of the space demised under the Comcast lease.

Initial Reserves.    At loan origination, the borrower deposited (i) $101,422 into a tax reserve account and (ii) $56,450 into a required repairs reserve.

Ongoing Reserves.    On a monthly basis, if the Comcast lease is not in full force and effect and Comcast is not paying real estate taxes and insurance premiums directly under the requirements of its lease, the borrower will be required to deposit (i) (a) on each monthly payment date through the monthly payment date in February 2017, an amount equal to $110,000 and (b) on the monthly payment date occurring in March 2017 and each monthly payment date thereafter, 1/12 of the annual real estate taxes, which currently equates to $71,904, into the tax reserve account and (ii) unless an acceptable blanket insurance policy is in place, 1/12 of the estimated insurance premiums into an insurance account. In addition, the borrower will be required to make monthly deposits of $4,576 into the replacement reserve account. So long as the entire Comcast Place Property is leased to either (a) Comcast or (b) a qualified replacement tenant in accordance with the loan documents, monthly TI/lC deposits will be waived. During the continuance of a Lease Sweep Period, all excess cash will be transferred into a lender controlled lease sweep account.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

3011, 3055, 3077 Comcast Place Livermore, CA 94551	Collateral Asset Summary – Loan No. 7 Comcast Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,400,000 57.8% 1.81x 11.9%

Comcast Place
3011, 3055 & 3077 Comcast Place
Livermore, CA 94551
Dublin
Pleasanton
Livermore
Las Positas College
Costco Wholesale
LIVERMORE MUNICIPAL AIRPORT
CAMP PARKS MILITARY RESERVATION
Stoneridge Shopping Center
Amador Crossing
Dublin Place
Amador Plaza
Shamrock Village
Dublin Retail Center
Pleasanton Square
Persimmon Place
Hacienda Crossings
Shops at Waterford
Ulfert's Retail Center
Buffalo Wild Wings
Lowe's
Fallon Gateway
Kohl's Pleasanton
Walmart
Rose Pavilion
Trader Joe's
Valleycare Medical Center
San Francisco Premium Outlets
Tri-Valley Golf Center
Las Positas Golf Course
The Bridges Golf Club
San Ramon Golf Club
Dougherty Hills Park
Dublin Ranch Golf Course
Emerald Glen Park
Fallon Sports Park
Pleasanton Sports Park
Shadow Cliffs Regional Recreation Area
The Club at Ruby Hill
BOLLINGER CANYON ROAD
CAMINO TASSAJARA
TASSAJARA RD
FALLON RD
ALCOSTA BLVD
VILLAGE PKY
AMADOR VALLEY BLVD
SAN RAMON RD
DUBLIN BLVD
HACIENDA DR
OWENS DR
FOOTHILL RD
STONERIDGE DR
HOPYARD RD
W LAS POSITAS BLVD
SANTA RITA RD
EL CHARRO
N CANYONS PKWY
ISABEL AVE
San Francisco
Oakland
San Jose
Tiburon
Albany
Berkeley
Orinda
Walnut Creek
Alamo
Danville
Alameda
OAK
San Leandro
Dublin
Pleasanton
Livermore
Daly City
Hayward
SFO
Pacifica
Millbrae
San Mateo
Union City
Sunol
Fremont
Montara
Belmont
Newark
Half Moon Bay
Redwood City
Palo Alto
Milpitas
Mountain View
Sunnyvale
SJC
Santa Clara
San Gregorio
Cupertino
Saratoga
Pescadero
MAP © 2016 CARTIFACT
DATA © OSM CONTRIBUTORS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

130 Lenox Avenue New York, NY 10026	Collateral Asset Summary – Loan No. 8 The Renaissance Retail Condo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 67.0% 1.76x 7.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

130 Lenox Avenue New York, NY 10026	Collateral Asset Summary – Loan No. 8 The Renaissance Retail Condo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 67.0% 1.76x 7.6%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Refinance
Sponsors:	Jeffrey E. Levine; Stuart Match Suna
Borrower:	Central Harlem Plaza Commercial Unit, LLC
Original Balance:	$31,500,000
Cut-off Date Balance:	$31,500,000
% by Initial UPB:	3.5%
Interest Rate:	4.1740%
Payment Date:	6th of each month
First Payment Date:	November 6, 2016
Maturity Date:	October 6, 2026
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(24), D(93), O(3)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$80,000	$18,000
Insurance:	$12,000	$2,400
Replacement:	$0	$2,025
TI/LC:	$0	$7,600
Common Charges:	$0	Springing
Special Rollover:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$259
Balloon Balance / Sq. Ft.:	$259
Cut-off Date LTV:	67.0%
Balloon LTV:	67.0%
Underwritten NOI DSCR:	1.79x
Underwritten NCF DSCR:	1.76x
Underwritten NOI Debt Yield:	7.6%
Underwritten NCF Debt Yield:	7.4%
Underwritten NOI Debt Yield at Balloon:	7.6%
Underwritten NCF Debt Yield at Balloon:	7.4%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	2000 / NAP
Total Sq. Ft.:	121,492
Property Management:	Urban Metro, Inc.
Underwritten NOI:	$2,388,350
Underwritten NCF:	$2,345,828
Appraised Value:	$47,000,000
Appraisal Date:	June 29, 2016

Historical NOI
Most Recent NOI:	$2,135,860 (T-12 June 30, 2016)
2015 NOI:	$2,102,624 (December 31, 2015)
2014 NOI:	$2,173,167 (December 31, 2014)
2013 NOI:	$2,182,769 (December 31, 2013)
2012 NOI:	$2,282,210 (December 31, 2012)
2011 NOI:	$2,101,243 (December 31, 2011)
2010 NOI:	$2,120,887 (December 31, 2010)
2009 NOI:	$2,100,774 (December 31, 2009)

Historical Occupancy(2)
Most Recent Occupancy:	100.0% (August 1, 2016)
2015 Occupancy:	98.9% (December 31, 2015)
2014 Occupancy:	96.4% (December 31, 2014)
2013 Occupancy:	95.2% (December 31, 2013)
2012 Occupancy:	95.8% (December 31, 2012)
2011 Occupancy:	99.0% (December 31, 2011)
2010 Occupancy:	100.0% (December 31, 2010)
2009 Occupancy:	100.0% (December 31, 2009)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.

(2)	The Renaissance Retail Condo Property has maintained a 10-year average occupancy equal to 98.5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

130 Lenox Avenue New York, NY 10026	Collateral Asset Summary – Loan No. 8 The Renaissance Retail Condo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 67.0% 1.76x 7.6%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(1)	% of Total U/W Base Rent(1)	Lease Expiration
Imperial Parking	NR/NR/NR	60,000	49.4%	$6.66	14.8%	10/31/2021
Fine Fare Supermarket(2)	NR/NR/NR	23,053	19.0%	$23.93	20.4%	9/30/2031
CVS(3)	NR/Baa1/BBB+	12,331	10.1%	$52.22	23.9%	1/31/2022
Harlem Children’s Zone(3)	NR/NR/NR	4,954	4.1%	$46.85	8.6%	8/31/2021
Flynn & O’Hara(3)	NR/NR/NR	3,270	2.7%	$41.58	5.0%	3/31/2019
Total Major Tenants		103,608	85.3%	$18.95	72.7%
Remaining Tenants		17,884	14.7%	$41.12	27.3%
Total Occupied Collateral		121,492	100.0%	$22.21	100.0%
Vacant		0	0%
Total		121,492	100.0%

(1)	U/W Base Rent PSF and % of Total U/W Base Rent is inclusive of approximately $151,573 in base rent steps.

(2)	Fine Fare Supermarket currently subleases 864 sq. ft. to T-Mobile through December 2021 at an annual base rent equal to $127,308 PSF with one, five-year renewal option.

(3)	CVS has two, five-year renewal options remaining. Harlem Children’s Zone has one, five-year renewal option remaining. Flynn & O’Hara has one, three-year renewal option remaining.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(2)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	1	3,270	2.7%	3,270	2.7%	$41.58	5.0%	5.0%
2020	0	0	0.0%	3,270	2.7%	$0.00	0.0%	5.0%
2021	5	72,833	59.9%	76,103	62.6%	$13.22	35.7%	40.7%
2022	1	12,331	10.1%	88,434	72.8%	$52.22	23.9%	64.6%
2023	0	0	0.0%	88,434	72.8%	$0.00	0.0%	64.6%
2024	0	0	0.0%	88,434	72.8%	$0.00	0.0%	64.6%
2025	1	2,973	2.4%	91,407	75.2%	$45.32	5.0%	69.6%
2026	2	3,892	3.2%	95,299	78.4%	$38.18	5.5%	75.1%
Thereafter	2	26,193	21.6%	121,492	100.0%	$25.68	24.9%	100.0%
Vacant	NAP	0	0.0%	121,492	100.0%	NAP	NAP
Total / Wtd. Avg.	12	121,492	100.0%			$22.21	100.0%
(1)	Certain tenants may have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

(2)	Annual U/W Base Rent PSF is inclusive of approximately $151,573 in base rent steps.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

130 Lenox Avenue New York, NY 10026	Collateral Asset Summary – Loan No. 8 The Renaissance Retail Condo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 67.0% 1.76x 7.6%

The Loan. The Renaissance Retail Condo loan (the “Renaissance Retail Condo Loan”) is a fixed rate loan secured by the borrower’s fee simple condominium interest in an anchored retail center consisting of 121,492 sq. ft., located in the Harlem neighborhood of New York, New York (the “Renaissance Retail Condo Property”) with an original principal balance of $31.5 million. The Renaissance Retail Condo Loan has a 10-year term and requires interest only payments for the term of the loan. The Renaissance Retail Condo Loan accrues interest at a fixed rate equal to 4.1740% and has a cut-off date balance of $31.5 million. Proceeds of the Renaissance Retail Condo Loan were used to retire the existing debt of approximately $21.0 million, fund reserves of $92,000, pay closing costs of $935,163 and return approximately $9.5 million of equity to the sponsors. Based on the appraised value of $47.0 million as of June 29, 2016, the cut-off date LTV is 67.0%. The most recent prior financing of the Renaissance Retail Condo Property was included in the JPMCC 2006-LDP8 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$31,500,000	100.0%	Loan Payoff	$20,983,804	66.6%
			Upfront Reserves	$92,000	0.3%
			Closing Costs	$935,163	3.0%
			Return of Equity	$9,489,033	30.1%
Total Sources	$31,500,000	100.0%	Total Uses	$31,500,000	100.0%

The Borrower / Sponsors.  The borrower, Central Harlem Plaza Commercial Unit, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsors of the borrower and the nonrecourse carve-out guarantors are Jeffrey E. Levine and Stuart Match Suna.

Jeffrey E. Levine is the Chairman of Douglaston Development, Levine Builders and Clinton Management and has built, renovated or rehabilitated millions of sq. ft. of commercial space, including retail centers, office buildings and special use facilities as well as thousands of residential units.

Stuart Match Suna is one of the principals of Silvercup Properties and has developed more than 2,000 residential units and 500,000 sq. ft. of commercial real estate assets. Stuart Suna is also the developer and owner of Silvercup Studios, one of the largest film and television production facilities on the East Coast.

The Property. The Renaissance Retail Condo Property is a 121,492 sq. ft. anchored retail center located at 130 Lenox Avenue in the Harlem neighborhood of New York, New York. Constructed in 2000, the Renaissance Retail Condo Property is anchored by Imperial Parking, Fine Fare Supermarket and CVS. The Renaissance Retail Condo Property is comprised of 61,492 sq. ft. of ground floor retail space which is 100.0% leased to 12 tenants including a 60,000 sq. ft., 273-space, below-grade parking garage leased to a third-party parking operator, Imperial Parking (known as iPark). There are no co-tenancy clauses or early termination options in the leases for any of the tenants at the Renaissance Retail Condo Property.

The Renaissance Retail Condo Property consists of one unit in a two unit condominium regime, in which the other unit consists of a 241-unit, 11-story residential co-op property known as The Renaissance, which is located above the Renaissance Retail Condo Property and is not part of the collateral for the Renaissance Retail Condo Loan. The Renaissance Retail Condo Property is located in a dense, in-fill location of Harlem proximate various public transportation networks including the 2 and 3 subway line, which has an entrance directly in front of the Renaissance Retail Condo Property at the corner of West 116th Street and Lenox Avenue. The majority of tenants at the Renaissance Retail Condo Property benefit from frontage on either West 116th Street or Lenox Avenue. As of August 1, 2016, the Renaissance Retail Condo Property was 100.0% occupied and has maintained a 10-year average occupancy equal to 98.5%. For more information on the condominium regime relating to the Renaissance Retail Condo Property, see “Description of the Mortgage Pool – Condominium Interests” in the Preliminary Prospectus.

Environmental Matters. The Phase I environmental report dated July 15, 2016 recommended no further action.

Major Tenants.

Imperial Parking (60,000 sq. ft.; 49.4% of NRA; 14.8% of U/W Base Rent) Imperial Parking has been in operation for over 60 years and currently operates over 100 parking facilities located throughout New York. The tenant leases and operates the 273-space garage at the Renaissance Retail Condo Property. Entrance to the parking garage is provided on both West 116th Street and West 117th Street. In April 2008, the tenant exercised both of its five-year renewal options prior to its initial 2011 lease expiration date, extending its lease expiration through October 2021.

Fine Fare Supermarket (23,053 sq. ft.; 19.0% of NRA; 20.4% of U/W Base Rent) Fine Fare Supermarket was founded in 1970 and currently operates over 60 supermarkets in New York, Philadelphia and Pennsylvania. The tenant is subject to a long-term, 30-year lease expiring in September 2031. In December 2011, Fine Fare Supermarket entered into a sublease agreement with T-Mobile to sublease 864 sq. ft. T-Mobile’s sublease has an initial term of 10 years and contains one, five-year renewal option. T-Mobile currently pays $127,308 PSF of annual base rent with 3.0% annual increases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

130 Lenox Avenue New York, NY 10026	Collateral Asset Summary – Loan No. 8 The Renaissance Retail Condo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 67.0% 1.76x 7.6%

CVS (12,331 sq. ft.; 10.1% of NRA; 23.9% of U/W Base Rent; NYSE: CVS; Baa1/BBB+ by Moody’s/S&P) Together with its subsidiaries, CVS Corporation (“CVS”) provides integrated pharmacy health care services through pharmacy services and retail pharmacy segments. As of March 31, 2016, CVS operated 9,674 retail stores. In December 2015, the company added approximately 1,672 pharmacies through the acquisition of Target’s pharmacies. CVS’ revenue for the fiscal year 2015 totaled approximately $153.3 billion, a 10.0% increase from approximately $139.4 billion in fiscal year 2014. As of September 13, 2016, CVS had a market cap of approximately $97.0 billion. CVS occupies a corner location at West 116th Street and Lenox Avenue, which is the most desirable space the Renaissance Retail Condo Property with strong pedestrian traffic and visibility and is right in front of the entrance to the 2 and 3 subway lines. CVS recently exercised its first, five-year renewal option, and has two, five-year renewal options remaining at below market rents. The CVS lease is guaranteed by CVS Corporation.

The Market. The Renaissance Retail Condo Property is located on the east side of Lenox Avenue, between West 116th Street and West 117th Street in the Harlem neighborhood of New York, New York. The Renaissance Retail Condo Property features retail frontage on all three streets with access to various public transportation networks including the 2 and 3 subway line, with an entrance located directly in front of the Renaissance Retail Condo Property at the corner of West 116th Street and Lenox Avenue. The 4, 5 and 6 subway lines are located within walking distance a few blocks east of the Renaissance Retail Condo Property at East 116th Street and Lexington Avenue, while the B and C subway lines are accessible a few blocks west of the Renaissance Retail Condo Property at West 116th Street and Frederick Douglass Boulevard. The Renaissance Retail Condo Property is also proximate to numerous bus stops, the closest of which is the M3 and M7 bus stop on East 116th Street and Manhattan Avenue. The Renaissance Retail Condo Property is located within the Uptown retail submarket within the greater New York City retail market. As of 2Q 2016, the Uptown retail submarket contained 1,276 properties totaling approximately 15.0 million sq. ft. with an overall vacancy rate of 3.2%. The Renaissance Retail Condo Property is further categorized within the Harlem/North Manhattan retail micro-submarket within the overall Uptown retail submarket. As of 2Q 2016, the Harlem/North Manhattan retail micro-submarket contained 694 properties totaling approximately 8.1 million sq. ft. with an overall vacancy rate of 4.9%. According to the appraiser, the Renaissance Retail Condo Property’s retail tenants are subject to leases that are on average approximately 16.0% below market while the parking garage tenant is subject to a lease that is approximately 19.0% below market. The remaining appraisal assumptions for the Renaissance Retail Condo Property are below.

Appraisal Market Rent Assumptions(1)
	Imperial Parking	Fine Fare Supermarket	CVS	Carver Federal Savings Bank	Inline Retail Fronting 116th Street	Inline Retail Fronting 117th Street
Sq. Ft.	60,000	23,053	12,331	3,004	15,650	7,454
Appraiser Market Rent (PSF)	$9.56	$45.00	$60.00	$50.00	$45.00	$35.00
Reimbursement Type	Base Year Taxes	Base Year Taxes	Base Year Taxes	Base Year Taxes	Base Year Taxes	Base Year Taxes
(1)	Source: Appraisal.

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	2015	T-12 6/30/2016	In-Place(1)	U/W	U/W PSF
Base Rent	$2,326,711	$2,311,290	$2,255,220	$2,320,721	$2,546,831	$2,546,831	$20.96
Base Rent Steps(2)	0	0	0	0	0	151,573	1.25
Gross Potential Rent	$2,326,711	$2,311,290	$2,255,220	$2,320,721	$2,546,831	$2,698,404	$22.21
Total Recoveries	112,496	134,343	179,236	224,976	321,552	671,924	5.53
Total Other Income	36,376	37,474	51,020	39,876	39,876	39,876	0.33
Less: Vacancy(3)	0	0	0	0	0	(168,516)	(1.39)
Effective Gross Income	$2,475,583	$2,483,107	$2,485,476	$2,585,573	$2,908,260	$3,241,688	$26.68
Total Operating Expenses(4)	292,814	309,940	382,852	449,713	488,398	853,338	7.02
Net Operating Income	$2,182,769	$2,173,167	$2,102,624	$2,135,860	$2,419,861	$2,388,350	$19.66
TI/LC	0	0	0	0	18,224	18,224	0.15
Capital Expenditures	0	0	0	0	24,298	24,298	0.20
Net Cash Flow	$2,182,769	$2,173,167	$2,102,624	$2,135,860	$2,377,339	$2,345,828	$19.31

(1)	In-Place represents annualized rents per the underwritten rent roll dated August 1, 2016 and is based on leases in-place with no vacancy adjustment, contractual tenant reimbursements per the leases, T-12 other income, the actual abated 2016/2017 real estate taxes and all other U/W expenses and capital items.

(2)	U/W Base Rent Steps are based on contractual rent steps through September 1, 2017.

(3)	U/W Vacancy represents 5.0% of gross rental income inclusive of Total Recoveries and exclusive of Total Other Income.

(4)	The Renaissance Retail Condo Property benefits from a 25-year ICIP real estate tax abatement which commenced in July 2001 and provides the Renaissance Retail Condo Property with a full tax abatement on the improvements (excluding land) for the first 16 years through June 2017, with the abatement decreasing by 10.0% each year thereafter until the benefits are fully-extinguished in June 2026. U/W Total Operating Expenses include an U/W real estate tax figure equal to the 10-year average of actual abated taxes over the Renaissance Retail Condo Loan term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

130 Lenox Avenue New York, NY 10026	Collateral Asset Summary – Loan No. 8 The Renaissance Retail Condo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 67.0% 1.76x 7.6%

Property Management.    The Renaissance Retail Condo Property is managed by Urban Metro, Inc., an affiliate of the borrower.

Lockbox / Cash Management.    The Renaissance Retail Condo Loan is structured with a hard lockbox and springing cash management. All rents and other payments are required to be deposited directly by the tenants into a clearing account controlled by lender. Provided no Lease Sweep Period (as defined below) or Cash Management Period (as defined below) is continuing, all funds in the clearing account will be transferred on a daily basis into the borrowers’ operating account. Upon the occurrence of a Cash Management Period, all amounts on deposit in the clearing account are required to be transferred on a daily basis into a deposit account controlled by lender and any excess cash flow, after payment of interest, reserves and other amounts due under the Renaissance Retail Condo Loan, will be transferred to a lender controlled account and held as additional collateral for the Renaissance Retail Condo Loan, in the event of a Cash Management Period, or to a special rollover reserve, in the event of a Lease Sweep Period (and no other Cash Management Period is in effect).

A “Cash Management Period” will occur (i) upon an event of default, (ii) if the debt service coverage ratio falls below 1.40x (until such time that the debt service coverage ratio is at least 1.40x for two consecutive quarters) or (iii) during a Lease Sweep Period.

A “Lease Sweep Period” will commence (i) on the date that is 12 months prior to the end of the term (including any renewal terms) of any Major Lease (as defined below), (ii) on the date required under a Major Lease by which the applicable Major Tenant (as defined below) is required to give notice of its exercise of a renewal option (and such renewal option has not been so exercised), (iii) if any Major Lease is surrendered, cancelled or terminated prior to its then-current expiration date, (iv) if any Major Tenant goes dark or gives notice that it intends to discontinue its business (unless otherwise expressly permitted pursuant to the terms of such Major Lease), (v) upon the occurrence of a material default under any Major Lease or (vi) upon the occurrence of a Major Tenant insolvency proceeding.

A “Major Lease” means any lease which covers 12,000 or more sq. ft.

A “Major Tenant” means any tenant under a Major Lease, or under one or more leases which when taken together would constitute a Major Lease.

Initial Reserves. At loan closing, the borrower deposited (i) $80,000 into a tax reserve account and (ii) $12,000 into an insurance reserve account.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $18,000, into a tax reserve account, (ii) 1/12 of the estimated annual insurance premiums, which currently equates to $2,400, into an insurance reserve account, (iii) $7,600 into a TI/LC reserve account, subject to a cap of $334,400, and (iv) $2,025 into a replacement reserve account, subject to a cap of $72,900. In addition, upon the occurrence of a Cash Management Period, on each applicable monthly payment date, the borrower is required to deposit 1/12 of the estimated annual common charges payable under the condominium documents.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

130 Lenox Avenue New York, NY 10026	Collateral Asset Summary – Loan No. 8 The Renaissance Retail Condo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 67.0% 1.76x 7.6%

W 126TH STREET
Apollo Theater
2101-2105
H&M
Staples
Marshalls
E 126TH STREET
Harlem Children's Zone
DR MLK JR BLVD
E 125TH STREET
New York College Of Podiatric Medicine
W 124TH STREET
E 124TH STREET
aloft Harlem
HARLEM
FREDERICK DOUGLAS BLVD
ADAM CLAYTON POWELL JR. BOULEVARD
LENOX AVENUE
MT MORRIS PARKWAY
MADISON AVENUE
PARK AVENUE
W 123RD STREET
E 123RD STREET
Marcus Garvey Park
W 122ND STREET
Future Leader's Institute
E 122ND STREET
North General Hospital
W 121ST STREET
E 121ST STREET
PS 76
ST NICHOLAS AVENUE
W 120TH STREET
E 120TH STREET
W 119TH STREET
E 119TH STREET
W 118TH STREET
E 118TH STREET
The Renaissance Retail Condo
130 Lenox Avenue
New York, NY 10026
W 117TH STREET
E 117TH STREET
Senegal Consulate
W 116TH STREET
E 116TH STREET
FIFTH AVENUE
W. 115TH STREET
E 115TH STREET
Jhs 119
W. 114TH STREET
King Towers
Taft Houses
Taft Houses
W 113TH STREET
ST NICHOLAS AVE
W 112TH STREET
W 111TH STREET
CENTRAL PARK NORTH
Central Park
Harlem
Columbia University
Upper West Side
Upper East Side
Metropolitan Museum of Art
Astoria
West New York
Central Park
Long Island City
Carnegie Hall
Rockefeller Center
Times Square
United Nations
Midtown
Empire State Building
New York
MANHATTAN
Hoboken
JFK Stadium
Hudson River
East River
NYU
SoHo
Financial District
Jersey City
BROOKLYN

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

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87

8540 Homeplace Drive Jacksonville, FL 32256	Collateral Asset Summary – Loan No. 9 Spyglass Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 59.6% 1.64x 8.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

8540 Homeplace Drive Jacksonville, FL 32256	Collateral Asset Summary – Loan No. 9 Spyglass Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 59.6% 1.64x 8.3%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Refinance
Sponsor:	Donald C. Fort
Borrower:	Spyglass-Fort, LLC
Original Balance:	$30,000,000
Cut-off Date Balance:	$30,000,000
% by Initial UPB:	3.4%
Interest Rate:	4.8988%
Payment Date:	6th of each month
First Payment Date:	March 6, 2016
Maturity Date:	October 6, 2021
Amortization:	Interest Only
Additional Debt(1):	$6,000,000 Mezzanine Debt
Call Protection:	L(32), D(33), O(3)
Lockbox / Cash Management:	Soft / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$186,518	$46,629
Insurance:	$78,463	$7,133
Replacement:	$0	$5,250

Financial Information
	Mortgage Loan	Total Debt
Cut-off Date Balance / Unit:	$119,048	$142,857
Balloon Balance / Unit:	$119,048	$142,857
Cut-off Date LTV:	59.6%	71.6%
Balloon LTV:	59.6%	71.6%
Underwritten NOI DSCR:	1.68x	1.19x
Underwritten NCF DSCR:	1.64x	1.16x
Underwritten NOI Debt Yield:	8.3%	7.0%
Underwritten NCF Debt Yield:	8.1%	6.8%
Underwritten NOI Debt Yield at Balloon:	8.3%	7.0%
Underwritten NCF Debt Yield at Balloon:	8.1%	6.8%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Mid-Rise Multifamily
Collateral:	Fee Simple
Location:	Jacksonville, FL
Year Built / Renovated:	2015 / NAP
Total Units:	252
Property Management:	Perimeter Realty, Inc.
Underwritten NOI:	$2,504,781
Underwritten NCF:	$2,441,781
“As Is” Appraised Value:	$50,300,000
“As Is” Appraisal Date:	November 19, 2015

Historical NOI
Most Recent NOI:	$2,471,081 (T-6 August 31, 2016 Ann.)
Second Most Recent NOI:	$2,355,074 (T-12 August 31, 2016)
Third Most Recent NOI:	$2,201,104 (T-12 July 31, 2016)

Historical Occupancy
Most Recent Occupancy(3):	94.0% (August 31, 2016)
2016 T-6 Average Occupancy(4):	91.5% (T-6 August 31, 2016)
2016 T-12 Average Occupancy(4):	87.9% (T-12 August 31, 2016)
2016 T-12 Average Occupancy(4):	84.2% (T-12 July 31, 2016)

(1)	See “Current Mezzanine or Subordinate Indebtedness” herein.

(2)	See “Initial Reserves” and “Ongoing Reserves” herein.

(3)	Based on physical occupancy.

(4)	Based on economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

8540 Homeplace Drive Jacksonville, FL 32256	Collateral Asset Summary – Loan No. 9 Spyglass Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 59.6% 1.64x 8.3%

Unit Mix Summary(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate Per Unit	Average Monthly Rental Rate PSF	Average Market Monthly Rental Rate Per Unit(2)
Studio (Tifani)	28	11.1%	27	96.4%	530	$1,015	$1.91	$1,047
Studio (Sand)	4	1.6%	4	100.0%	651	$1,104	$1.70	$1,070
1-Bed/1-Bath (Wispy)	32	12.7%	32	100.0%	665	$1,126	$1.69	$1,125
1-Bed/1-Bath (Jewel with Garage)	3	1.2%	2	66.7%	763	$1,500	$1.97	$1,400
1-Bed/1-Bath (Crystal)	44	17.5%	41	93.2%	811	$1,238	$1.53	$1,214
2-Bed/2-Bath (Art Deco)	70	27.8%	68	97.1%	1,011	$1,424	$1.41	$1,409
2-Bed/2-Bath (Cobalt with Garage)	3	1.2%	3	100.0%	1,141	$1,772	$1.55	$1,600
2-Bed/2-Bath (Baroque)	15	6.0%	14	93.3%	1,161	$1,592	$1.37	$1,550
2-Bed/2-Bath (Bristol with Garage)	20	7.9%	15	75.0%	1,285	$1,689	$1.31	$1,736
2-Bed/2.5-Bath (Empoli with Garage)	10	4.0%	10	100.0%	1,300	$1,598	$1.23	$1,895
3-Bed/2-Bath (Mosaic)	8	3.2%	7	87.5%	1,259	$1,740	$1.38	$1,775
3-Bed/2-Bath (Kaleidoscope)	15	6.0%	14	93.3%	1,387	$2,002	$1.44	$1,976
Total / Wtd. Avg.	252	100.0%	237	94.0%	944	$1,391	$1.52	$1,394
(1)	Based on the August 31, 2016 underwritten rent roll.

(2)	Source: Appraisal.

The Loan. The Spyglass Apartments loan (the “Spyglass Apartments Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 252-unit mid-rise multifamily property located at 8540 Homeplace Drive in Jacksonville, Florida (the “Spyglass Apartments Property”) with an original principal balance of $30.0 million. The Spyglass Apartments Loan has an approximately five and a half year term and requires interest only payments for the term of the loan. The Spyglass Apartments Loan accrues interest at a fixed rate equal to 4.8988% and has a cut-off date balance of $30.0 million. Loan proceeds were used to retire previous debt of approximately $28.1 million, fund reserves of approximately $0.3 million, pay closing costs of approximately $0.7 million and return approximately $6.9 million of equity to the sponsor. Based on the appraised value of $50.3 million as of November 19, 2015, the cut-off date LTV is 59.6%. The most recent prior financing of the Spyglass Apartments Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$30,000,000	83.3%	Loan Payoff	$28,133,145	78.1%
Mezzanine Loan	$6,000,000	16.7%	Upfront Reserves	$264,981	0.7%
			Closing Costs	$721,505	2.0%
			Return of Equity	$6,880,369	19.1%
Total Sources	$36,000,000	100.0%	Total Uses	$36,000,000	100.0%

The Borrower / Sponsor.    The borrower, Spyglass-Fort, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsor of the borrower and the non-recourse carve-out guarantor is Donald C. Fort.

Donald C. Fort founded and serves as president of Perimeter Realty Inc. (PRI). PRI is the management subsidiary of Fort Family Investments, which was established in 1972. The Fort family real estate portfolio is comprised of both residential and commercial real estate including multifamily, retail, medical office and industrial properties. Since inception, the company has built more than 3,800 luxury apartment units, 144,000 sq. ft. of office space and 947,000 sq. ft. of industrial space. Highlights of Mr. Fort’s portfolio include Paradise Island (1,112 units), Ocean Park of Point Verde (168 units) and Cabana Club (252 units). Mr. Fort and PRI are largely based out of the Jacksonville/Ponte Vedra Beach, Florida area.

The Property. The Spyglass Apartments Property is a newly constructed 252-unit mid-rise multifamily property located on a 12.6-acre site with one, four-story mid-rise main building and eight, two and three-story buildings located at 8540 Homeplace Drive in Jacksonville, Florida. Construction commenced in 2014 and was completed in September 2015. The Spyglass Apartments Property quickly stabilized, reaching a 96.8% occupancy rate in December 2015 after a rapid lease-up period, and is 94.0% occupied as of August 31, 2016. The Spyglass Apartments Property was recently awarded the 2016 National Apartment Association Excellence Award (previously known as the PARAGON Awards) for Best Community with more than 150 units (1-5 years of age).

Amenities at the Spyglass Apartments Property include a pool with sun lounges, semi-private cabanas and a fireside lounge, state of the art fitness center, yoga and ballet facilities, tanning room, business center and community gathering rooms with flat screen televisions and an indoor golf simulator. Unit amenities include fully equipped kitchens with stainless steel appliances, 42-inch shakerbox style espresso wood cabinets, island-style kitchens with quartz or recycled glass countertops, pendant lighting, glass backsplashes and faux wood vinyl plank flooring in the kitchen area. Each unit also includes a washer and dryer. The Spyglass Apartments Club Property offers 485 total parking spaces, which includes 128 rentable structured parking stalls, 65 garage spaces

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

8540 Homeplace Drive Jacksonville, FL 32256	Collateral Asset Summary – Loan No. 9 Spyglass Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 59.6% 1.64x 8.3%

(attached and freestanding) and 292 surface parking spaces included with certain units, representing a parking ratio of approximately 1.9 spaces per unit.

Environmental Matters. The Phase I environmental report dated December 16, 2015 recommended no further actions at the Spyglass Apartments Property.

The Market. The Spyglass Apartments Property is located in Jacksonville, Florida, within the Jacksonville Metropolitan Statistical Area (the “Jacksonville MSA”). According to the appraiser, the Jacksonville MSA had a 2015 total population of approximately 1.5 million. The major industries represented in the area include aviation and aerospace, finance, information technologies, health services and education. Throughout the Jacksonville MSA, leisure and business travel are major economic drivers. Jacksonville is home to three Fortune 500 corporations including CSX, Fidelity National Financial and Fidelity National Information Services. According to an industry publication, the average household income for the Jacksonville MSA in Q1 2016 was $117,483.

The Spyglass Apartments Property is located in close proximity to major traffic arteries, including U.S. Highway 1, which is located directly south of the property, and Interstate 295, which is located directly west of the property. The Spyglass Apartments Property is located approximately 10 miles southeast of the Jacksonville CBD and 2.5 south of the Saint John’s Town Center, which is Jacksonville’s predominant concentration of retail development. Surrounding developments include a heavy concentration of retail properties along I-295, limited service hotels, office properties and multifamily residences.

As of Q2 2016 the Jacksonville, Florida market had a total apartment inventory of 74,947 units across 13 submarkets. The overall Jacksonville market reported a vacancy rate of 6.8% and an average rental rate of $913 for the Q2 2016 period. The Spyglass Apartments Property is located within the Southside/Bay Meadows submarket, which reported a vacancy rate of 6.8% and an average rental rate of $995 for the Q2 2016 period, indicating that the immediate submarket is outperforming the market in rents and in line with vacancy. The average rental rate for Class A establishments within the subject’s submarket is $1,129, and has increased over the years. Historically, the Jacksonville MSA has exhibited positive absorption levels, outpacing new construction and maintaining a high level of demand.

Competitive Set(1)
Name	Spyglass Apartments Property	Cabana Club	The Uptown at St. Johns	Hacienda Club	220 Riverside	The Views at Harbortown	Bell Riverside	5 Thousand Town	Brooklyn Riverside
Year Built	2015	2012	2013	2014	2015	2015	2001	2013	2015
Number of Units	252(2)	252	220	300	294	300	257	131	310
Total Occupancy	94.0%(2)	93%	91%	92%	88%	72%	94%	97%	69%
Avg. Rent Per Unit	$1,391(2)	$1,496	$1,354	$1,397	$1,357	$1,422	$1,568	$1,766	$1,396
(1)	Source: Appraisal.

(2)	Based on the August 31, 2016 underwritten rent roll.

Cash Flow Analysis.

Cash Flow Analysis
	T-12 7/31/16	T-12 8/31/16	T-6 8/31/16 Ann.	U/W	U/W per Unit
Gross Potential Rent	$4,187,651	$4,193,487	$4,177,855	$4,201,464	$16,672
Total Recoveries	0	0	0	0	0
Total Other Income	396,993	409,589	395,886	409,589	1,625
Less: Vacancy, Collection Loss, Concessions(1)	(667,428)	(516,136)	(367,446)	(369,522)	(1,466)
Effective Gross Income	$3,917,216	$4,086,940	$4,206,295	$4,241,531	$16,831
Total Expenses	1,716,112	1,731,866	1,735,214	1,736,750	6,892
Net Operating Income	$2,201,104	$2,355,074	$2,471,081	$2,504,781	$9,940
Capital Expenditures	63,000	63,000	63,000	63,000	250
Net Cash Flow	$2,138,104	$2,292,074	$2,408,081	$2,441,781	$9,690

(1)	U/W Vacancy, Collection Loss, Concessions represents 8.8% of gross income.

Property Management.    The Spyglass Apartments Property is managed by Perimeter Realty, Inc., an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

8540 Homeplace Drive Jacksonville, FL 32256	Collateral Asset Summary – Loan No. 9 Spyglass Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 59.6% 1.64x 8.3%

Lockbox / Cash Management.     The Spyglass Apartments Loan is structured with a soft lockbox and springing cash management. All rents from the Spyglass Apartments Property are required to be deposited directly by the tenants or by the borrower or property manager within one business day of receipt and until the commencement of a Cash Management Period (as defined below), all sums deposited in the lockbox account will be transferred daily to the borrower’s operating account. Following the commencement of a Cash Management Period, funds deposited into the clearing account are required to be swept daily by the clearing bank into a lender controlled account, from which account such funds will be disbursed in accordance with the loan agreement. Any excess cash flow will be retained by lender as additional collateral for the Spyglass Apartments Loan.

A “Cash Management Period” will commence (i) upon and during the continuance of an event of default or (ii) if the debt yield is less than 6.75% (calculated based on the total debt balance including the mezzanine loan) until such time that the debt yield is greater than 6.75% for two consecutive calculation dates.

Initial Reserves.    At loan origination, the borrower deposited (i) $186,518 into a tax reserve account and (ii) $78,463 into an insurance reserve account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $46,629, into a tax reserve account and (ii) 1/12 of the estimated annual insurance premiums into an insurance account, which currently equates to $7,133 and (iii) $5,250 into a replacement reserve account.

Current Mezzanine or Subordinate Indebtedness.    A $6,000,000 mezzanine loan was funded concurrently with the funding of the Spyglass Apartments Loan. The mezzanine loan is coterminous with the Spyglass Apartments Loan, accrues interest at a rate equal to 10.0000% and is interest only for the entire term. The current borrower under the mezzanine loan is Spyglass-Fort Mezzanine, LLC. The mezzanine loan is currently held by JLC.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

8540 Homeplace Drive Jacksonville, FL 32256	Collateral Asset Summary – Loan No. 9 Spyglass Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 59.6% 1.64x 8.3%

MAP © 2016 CARTIFACT
DATA © OSM CONTRIBUTORS
Spyglass Apartments
8540 Homeplace Drive
Jacksonville, FL 32256
Jacksonville
Shands Jacksonville Medical Center
E 8TH ST
FL Comm College Downtown
Jacksonville Landing
EverBank Field
TALLEYRAND AVE
Jacksonville University
ARLINGTON
SPRING GLEN
Regency Square Mall
Regency Plaza
Regency Park
CRAIG MUNICIPAL AIRPORT
EAST ARLINGTON
SANDALWOOD
BEACHWOOD
SOUTHSIDE ESTATES
Southside Estates Park
Florida State College South Campus
Countryside Village
SANS PAREIL
University of North Florida
Glen Kernan Golf and Country Club
SAN MARCO
ATLANTIC BLVD
BEACH BLVD
HENDRICKS AVE
PHILIPS HWY
SPRING PARK RD
SPRING PARK
SPRING GLEN RD
Memorial Hospital of Jacksonville
Bartram Farms Air Park
EMERSON ST
PINE FOREST
SAINT AUGUSTINE RD
Lone Star Shopping Center
BRACKRIDGE
Brackridge Park
Drew Park
University Christian School
LAKEWOOD
Colonial Promenade Lakewood
WINDY HILL
SECRET COVE
St Lukes Hospital
GATE PKWY W
GATE PKWY
Blue Cross Blue Shield Florida
St Johns Town Center
The Markets at Town Center
SAN JOSE
St. John's River
The Bolles School
San Jose Country Club
BAYMEADOWS
VISTAKON Corporate HQ (Johnson & Johnson)
SOUTHSIDE BLVD
DEERWOOD
Deerwood Country Club
MONCLAIR
BRIERWOOD
Convergys Corporation
Florida State College at Jacksonville
BAYMEADOWS RD
Deerwood Village Shopping Center
Point Meadows Plaza
Reedy Branch Shopping Center
CRAVEN
COUNTY ROAD 116
EAST HAMPTON SUBDIVISION
SUNBEAM
HOOD RD
Bank of America Campus
Southside Square
The Avenues Mall
Deercreek Country Club
DEERCREEK
SOUTHWOOD
GREENLAND RD
GREENLAND
BAYARD
1
113
115
295
90
228
95
202
JACKSONVILLE INTERNATIONAL AIRPORT
Atlantic Ocean
Atlantic Beach
Neptune Beach
Jacksonville Beach
Palm Valley
Sawgrass
Orange Park
Lakeside
Fruit Cove

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

5000, 5010 and 5020 148th Avenue Northeast Redmond, WA 98052	Collateral Asset Summary – Loan No. 10 Redmond Woods	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,750,000 69.5% 2.18x 10.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

5000, 5010 and 5020 148th Avenue Northeast Redmond, WA 98052	Collateral Asset Summary – Loan No. 10 Redmond Woods	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,750,000 69.5% 2.18x 10.1%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Acquisition
Sponsor:	Robert Hayman
Borrower:	Redmond Woods Complex, LLC
Original Balance:	$26,750,000
Cut-off Date Balance:	$26,750,000
% by Initial UPB:	3.0%
Interest Rate:	4.2450%
Payment Date:	6th of each month
First Payment Date:	September 6, 2016
Maturity Date:	August 6, 2026
Amortization:	Interest Only
Additional Debt:	$1,000,000 Mezzanine Debt
Call Protection:	L(26), D(90), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$0	$19,698
Insurance:	$41,220	$3,300
Replacement:	$0	$1,936
TI/LC:	$0	$13,917
Roof Repairs:	$0	$29,167
Outstanding TI/LC:	$1,280,265	NAP
Free Rent:	$314,862	NAP
Required Repairs:	$20,000	NAP
Special Rollover:	$0	Springing

Financial Information
	Mortgage Loan	Total Debt
Cut-off Date Balance / Sq. Ft.:	$184	$191
Balloon Balance / Sq. Ft.:	$184	$191
Cut-off Date LTV:	69.5%	72.1%
Balloon LTV:	69.5%	72.1%
Underwritten NOI DSCR:	2.35x	2.14x
Underwritten NCF DSCR:	2.18x	1.98x
Underwritten NOI Debt Yield:	10.1%	9.7%
Underwritten NCF Debt Yield:	9.4%	9.0%
Underwritten NOI Debt Yield at Balloon:	10.1%	9.7%
Underwritten NCF Debt Yield at Balloon:	9.4%	9.0%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Redmond, WA
Year Built / Renovated:	1982 / 2003-2005, 2015
Total Sq. Ft.:	145,221
Property Management:	Advantage Property Management, LLC; S.K. Koehler & Company
Underwritten NOI:	$2,702,921
Underwritten NCF:	$2,506,873
Appraised Value:	$38,500,000
Appraisal Date:	May 20, 2016

Historical NOI
Most Recent NOI:	$1,713,592 (T-12 April 30, 2016)
2015 NOI:	$1,873,352 (December 31, 2015)
2014 NOI:	$1,970,222 (December 31, 2014)
2013 NOI:	$1,508,260 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	100.0% (September 1, 2016)
2015 Occupancy:	79.5% (December 31, 2015)
2014 Occupancy:	84.3% (December 31, 2014)
2013 Occupancy:	78.5% (December 31, 2013)
2012 Occupancy:	78.0% (December 31, 2012)
2011 Occupancy:	88.1% (December 31, 2011)
2010 Occupancy:	94.1% (December 31, 2010)
2009 Occupancy:	100.0% (December 31, 2009)
2008 Occupancy:	100.0% (December 31, 2008)
2007 Occupancy:	100.0% (December 31, 2007)
2006 Occupancy:	89.7% (December 31, 2006)

(1)	See “Initial Reserves” and “Ongoing Reserves” herein.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

5000, 5010 and 5020 148th Avenue Northeast Redmond, WA 98052	Collateral Asset Summary – Loan No. 10 Redmond Woods	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,750,000 69.5% 2.18x 10.1%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(2)	% of Total U/W Base Rent	Lease Expiration
Microsoft Corporation(3)	AA+/Aaa/AAA	39,832	27.4%	$21.98	28.4%	4/30/2022
WarGaming(3)	NR/NR/NR	26,113	18.0%	$22.75	19.3%	9/30/2019
Mindtree(3)	NR/NR/NR	20,907	14.4%	$19.37	13.1%	6/30/2020
Infosys Limited(4)	NR/NR/NR	20,458	14.1%	$21.50	14.3%	4/30/2020
Nokia(3)	BB+/Ba2/BB+	13,563	9.3%	$18.03	7.9%	11/30/2019
The Spur Group, Inc.(3)	NR/NR/NR	12,470	8.6%	$20.42	8.3%	12/31/2021
Wipro Ltd.(3)	NR/NR/A-	11,878	8.2%	$22.76	8.8%	4/30/2022
Total Occupied Collateral		145,221	100.0%	$21.24	100.0%
Vacant		0	0%
Total		145,221	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.

(2)	U/W Base Rent PSF is inclusive of approximately $46,735 in base rent steps for WarGaming, Mindtree, Nokia and The Spur Group, Inc. and approximately $191,865 of the straight-line average contractual base rent over the lease terms for Microsoft and Wipro Ltd.

(3)	Microsoft has three, three-year renewal options remaining. WarGaming has one, three-year renewal option remaining. Mindtree has one, five-year renewal option remaining. Nokia has one, five-year renewal option remaining and one termination option effective as of March 31, 2018 with at least 12 months’ prior written notice and the payment of a termination fee. The Spur Group, Inc. has one, five-year renewal option remaining. Wipro Ltd. has one, five-year renewal option remaining.

(4)	Infosys Limited currently subleases 100.0% of their space from Noetix. Under the terms of the Noetix lease, Noetix pays base rent equal to $17.16 PSF NNN (approximately $24.50 PSF FSG) and Infosys Limited pays $21.50 PSF FSG to Noetix for the sublease space. The Infosys Limited sublease began in July 2015 and is coterminous with the Noetix lease expiring on April 30, 2020. Noetix remains fully liable for rent and reimbursements under their lease. U/W Base Rent PSF reflects the lower sublease rent paid by Infosys Limited.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(2)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	2	39,676	27.3%	39,676	27.3%	$21.14	27.2%	27.2%
2020	2	41,365	28.5%	81,041	55.8%	$20.42	27.4%	54.6%
2021	1	12,470	8.6%	93,511	64.4%	$20.42	8.3%	62.8%
2022	2	51,710	35.6%	145,221	100.0%	$22.16	37.2%	100.0%
2023	0	0	0.0%	145,221	100.0%	$0.00	0.0%	100.0%
2024	0	0	0.0%	145,221	100.0%	$0.00	0.0%	100.0%
2025	0	0	0.0%	145,221	100.0%	$0.00	0.0%	100.0%
2026	0	0	0.0%	145,221	100.0%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	145,221	100.0%	$0.00	0.0%	100.0%
Vacant	NAP	0	0.0%	145,221	100.0%	NAP	NAP
Total / Wtd. Avg.	7	145,221	100.0%			$21.24	100.0%

(1)	Certain tenants may have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

(2)	Annual U/W Base Rent PSF is inclusive of approximately $46,735 in base rent steps for WarGaming, Mindtree, Nokia and The Spur Group, Inc. and approximately $191,865 of the straight-line average contractual base rent over the lease terms for Microsoft and Wipro Ltd.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

5000, 5010 and 5020 148th Avenue Northeast Redmond, WA 98052	Collateral Asset Summary – Loan No. 10 Redmond Woods	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,750,000 69.5% 2.18x 10.1%

The Loan. The Redmond Woods loan (the “Redmond Woods Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 145,221 sq. ft., three-building, Class A- office complex located in Redmond, Washington (the “Redmond Woods Property”) with an original principal balance of approximately $26.8 million. The Redmond Woods Loan has a 10-year term and requires interest only payments for the term of the loan. The Redmond Woods Loan accrues interest at a fixed rate equal to 4.2450% and has a cut-off date balance of approximately $26.8 million. Proceeds of the Redmond Woods Loan, along with a $1.0 million mezzanine loan and approximately $9.6 million of sponsor equity, were used to acquire the Redmond Woods Property for approximately $37.1 million, fund upfront reserves of approximately $1.7 million and pay closing costs of $745,258. Based on the appraised value of $38.5 million as of May 20, 2016, the cut-off date LTV is 69.5%. The most recent prior financing of the Redmond Woods Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$26,750,000	71.6%	Purchase Price	$37,125,000	99.4%
Mezzanine Loan Amount	$1,000,000	2.7%	Seller Credits	($2,170,156)	(5.8%)
Sponsor Equity	$9,606,449	25.7%	Upfront Reserves	$1,656,347	4.4%
			Closing Costs	$745,258	2.0%
Total Sources	$37,356,449	100.0%	Total Uses	$37,356,449	100.0%

The Borrower / Sponsor.  The borrower, Redmond Woods Complex, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and the nonrecourse carve-out guarantor is Robert Hayman.

Robert Hayman is the CEO and principal of Hayman Holdings which was established in 2011 to invest in real estate assets nationwide across many asset classes. Hayman Holdings created Hayman Properties, LLC and Advantage Property Management, LLC in 2011, which work closely together to share common administrative and business services. The companies have offices in Los Angeles, California and Houston, Texas.

The Property. The Redmond Woods Property is 145,221 sq. ft., Class A- office complex comprised of three, two-story buildings built in 1982 and renovated in 2003-2005 and 2015 and located on 7.69 acres in Redmond, Washington. The Redmond Woods Property includes a subterranean parking garage with 31 stalls and surface parking with 489 spaces for a total of 520 parking spaces providing a parking ratio of 3.68 per 1,000 sq. ft. of rentable area. As of September 1, 2016, the Redmond Woods Property was currently 100.0% leased to seven tenants including the largest tenant, Microsoft Corporation (“Microsoft”) (NYSE: MSFT; rated AA+/Aaa/AAA by Fitch/Moody’s/S&P), which has been in occupancy at the Redmond Woods Property since September 2006. Since taking occupancy in 2006, Microsoft has renewed once, expanded once and currently occupies 39,832 sq. ft. (27.4% of NRA) across three separate suites on a lease expiring on April 30, 2022 with no termination options. Microsoft’s lease contains three, three-year renewal options as well as a right of first offer (“ROFO”) to lease any space at the Redmond Woods Property should it become available. Other tenants at the Redmond Woods Property include a mixture of multinational public, private and regional companies while investment grade tenants make up approximately 35.6% of NRA and approximately 38.1% of underwritten gross revenues.

Situated on 148th Avenue Northeast, the Redmond Woods Property is located approximately 9 miles east of the Seattle CBD, approximately 22.0 miles northeast of the Seattle-Tacoma International Airport and is adjacent to the main Microsoft Corporate Campus headquarters, which encompasses approximately 10.0 million sq. ft. of office space with approximately 40,000 employees. The Microsoft Corporate Campus has expanded continuously since opening in 1986. Microsoft is one of the largest employers in the region and employees make up a large number of owners and tenants in the single family and multifamily residential communities surrounding the Redmond Woods Property’s immediate neighborhood.

On-site amenities at the Redmond Woods Property include showers, personal lockers, covered bicycle storage and outdoor picnic areas. Local bicycle trails connect the Redmond Woods Property to nearby housing and local amenities, offering tenants alternative transportation options. A RapidLine bus stop is located directly adjacent to the Redmond Woods Property and allows tenants easy access to Seattle’s public transportation system.

Environmental Matters. The Phase I environmental report dated May 25, 2016 recommended no further action.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

5000, 5010 and 5020 148th Avenue Northeast Redmond, WA 98052	Collateral Asset Summary – Loan No. 10 Redmond Woods	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,750,000 69.5% 2.18x 10.1%

Major Tenants.

Microsoft Corporation (39,832 sq. ft.; 27.4% of NRA; 28.4% of U/W Base Rent) Microsoft (NYSE: MSFT; AA+/Aaa/AAA by Fitch/Moody’s/S&P) is a worldwide leader in developing and selling a variety of products used by consumers and businesses. Founded in 1975, Microsoft’s core products are the Windows PC operating system and the Office business productivity application suite that are sold in part through PC makers such as Acer, Lenovo, Dell, Hewlett-Packard, and Toshiba, who pre-install the software on devices. Other products include enterprise applications (Microsoft Dynamics), server and storage software, video game consoles and mobile phone software. As of September 12, 2016, Microsoft had a current market capitalization of approximately $440.7 billion.

Microsoft occupies 39,832 sq. ft. in three tenant suites at the Redmond Woods Property. The tenant has been in occupancy since September 2006, has renewed once, expanded once and operates under a lease expiring on April 30, 2022. Microsoft has three, three-year renewal options remaining as well as a ROFO to lease any space at the Redmond Woods Property should it become available. The Microsoft lease does not contain any termination options.

WarGaming (26,113 sq. ft.; 18.0% of NRA; 19.3% of U/W Base Rent) WarGaming Public Co. Ltd. (“WarGaming”) is an international game developer that primarily focuses on “Turn-Based Strategy” and “Real Time Strategy” games in the PC, console, and mobile markets. The company was founded by Victor Kislyi in August 1998 and is headquartered in Nicosia, Cyprus. WarGaming operates in 16 primary offices and development centers across the world.

WarGaming occupies 26,113 sq. ft. in one suite at the Redmond Woods Property. The tenant has been in occupancy since December 2004, has extended two times and operates under a lease expiring on September 30, 2019. WarGaming has one, three-year renewal option remaining. The WarGaming lease does not contain any termination options.

Mindtree (20,907 sq. ft.; 14.4% of NRA; 13.1% of U/W Base Rent) Mindtree Ltd. (“Mindtree”) is a multinational information technology and outsourcing company. The company was founded in 1999 and employs more than 14,000 employees. Mindtree specializes in Application Development and Maintenance, Data Analytics, Digital Services, Enterprise Application Integration, Business Process Management, Engineering R&D, Enterprise Application Services, Independent Testing, Infrastructure Management Services and IT Strategy & Consulting.

Mindtree occupies 20,907 sq. ft. in two suites at the Redmond Woods Property. The tenant has been in occupancy since February 2014, has expanded one time and operates under a lease expiring on June 30, 2020. Mindtree has one, five-year renewal option remaining and has a ROFO to lease any space in building B (5010 148th Avenue Northeast) at the Redmond Woods Property for the first three lease years (expiring February 28, 2017). The Mindtree lease does not contain any termination options.

The Market. The Redmond Woods Property is located within the Eastside office submarket within the greater Seattle/Puget Sound office market. As of 2Q 2016, the Eastside office submarket contained 1,433 properties totaling approximately 48.7 million sq. ft. with an overall vacancy rate of 6.6%. The Redmond Woods Property is further categorized within the Redmond office micro-submarket within the overall Eastside office submarket. As of 2Q 2016, the Redmond office micro-submarket contained 187 properties totaling approximately 7.6 million sq. ft. with an overall vacancy rate of 2.9%. According to a market report, the Eastside office submarket’s 2Q 2016 reported vacancy rate of 6.6% was the lowest submarket vacancy rate out of all five office submarkets within the overall Seattle/Puget Sound office market which contains 7,745 properties totaling approximately 191.1 million sq. ft. with an overall vacancy rate of 7.4%. The table below summarizes the comparable office leases as determined by the appraisal.

Rent Comparables(1)
Address	City, State	Total Building Size (NRA)	Year Built	Tenant Name	Lease Date	Size (NRA)	Term (NRA)	Initial Rent PSF	Lease Type
5000, 5010 and 5020 148th Avenue Northeast	Redmond, WA	145,221(2)	1982	Various(2)	Various(2)	Various(2)	Various(2)	$21.24(3)	NNN
18300 Redmond Way	Redmond, WA	101,728	2008	Pushpay	Apr-16	34,350	6.5	$21.79	NNN
2035 158th Court Northeast	Bellevue, WA	45,394	2000	InSpur Group	Jun-15	4,418	5.0	$23.50	NNN
2035 158th Court Northeast	Bellevue, WA	45,394	2000	MOD	Apr-15	6,823	5.0	$22.50	NNN
2035 158th Court Northeast	Bellevue, WA	45,394	2000	AMI	Apr-15	9,804	6.0	$22.00	NNN
11241 Willows Road Northeast	Redmond, WA	72,011	1998	Stockcharts	Oct-15	5,806	5.0	$19.25	NNN
11121 Willows Road Northeast	Redmond, WA	58,961	2000	Incomm Product	Feb-15	12,455	6.3	$19.00	NNN
15089 Bear Creek Parkway Northeast	Redmond, WA	106,281	2008	B&N College Books	Oct-15	5,136	5.0	$23.00	NNN
14475 NE 24th Street	Bellevue, WA	72,397	1985	CM Group	Jun-15	3,392	5.0	$21.00	NNN
(1)	Source: Appraisal.

(2)	Based on the September 1, 2016 underwritten rent roll.

(3)	Initial Rent PSF includes approximately $46,735 in base rent steps for WarGaming, Mindtree, Nokia and The Spur Group, Inc. and approximately $191,865 of the straight-line average contractual base rent over the lease terms for Microsoft and Wipro Ltd.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

5000, 5010 and 5020 148th Avenue Northeast Redmond, WA 98052	Collateral Asset Summary – Loan No. 10 Redmond Woods	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,750,000 69.5% 2.18x 10.1%

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	2015	T-12 4/30/2016	In-Place(1)	U/W	U/W PSF
Base Rent	$1,658,301	$2,064,059	$1,971,163	$1,863,049	$2,845,449	$2,845,449	$19.59
Base Rent Steps(2)	0	0	0	0	0	46,735	0.32
Straight-line Base Rent(3)	0	0	0	0	0	191,865	1.32
Gross Potential Rent	$1,658,301	$2,064,059	$1,971,163	$1,863,049	$2,845,449	$3,084,048	$21.24
Total Recoveries	602,981	698,182	755,677	818,303	917,259	917,259	6.32
Total Other Income	2,500	0	0	0	0	0	0.00
Total Parking Income	66,661	69,700	57,589	31,226	31,226	31,226	0.22
Less: Vacancy(4)	0	0	0	0	0	(261,945)	(1.80)
Effective Gross Income	$2,330,443	$2,831,941	$2,784,429	$2,712,578	$3,793,934	$3,770,588	$25.96
Total Operating Expenses	822,184	861,719	911,077	998,986	1,068,600	1,067,667	7.35
Net Operating Income	$1,508,260	$1,970,222	$1,873,352	$1,713,592	$2,725,333	$2,702,921	$18.61
TI/LC	0	0	0	0	167,004	167,004	1.15
Capital Expenditures	0	0	0	0	29,044	29,044	0.20
Net Cash Flow	$1,508,260	$1,970,222	$1,873,352	$1,713,592	$2,529,285	$2,506,873	$17.26

(1)	In-Place represents annualized rents per the underwritten rent roll dated September 1, 2016 and is based on leases in-place with no vacancy adjustment, contractual tenant reimbursements per the leases, T-12 parking income and U/W expenses and capital items.

(2)	U/W Base Rent Steps are based on the contractual rent steps for WarGaming, Mindtree, Nokia and The Spur Group, Inc.

(3)	U/W Straight-line Base Rent is based on the average contractual rent over the lease terms for Microsoft and Wipro Ltd.

(4)	U/W Vacancy represents 6.5% of gross rental income inclusive of Total Recoveries and exclusive of Total Parking Income which is based on a 5.0% vacancy factor applied to the gross rental income for Microsoft and Wipro Ltd. and a 7.5% vacancy factor on the gross rental income for the remaining tenants at the Redmond Woods Property.

Property Management.    The Redmond Woods Property is managed by S.K. Koehler & Company and Advantage Property Management, LLC, an affiliate of the borrower.

Lockbox / Cash Management.    The Redmond Woods Loan is structured with a hard lockbox and springing cash management. All rents and other payments are required to be deposited directly by the tenants into a clearing account controlled by lender. Provided no Lease Sweep Period (as defined below) or Cash Management Period (as defined below) is continuing, all funds in the clearing account will be transferred on a daily basis into the borrowers’ operating account. Upon the occurrence of a Cash Management Period or Lease Sweep Period, all amounts on deposit in the clearing account will be transferred on a daily basis to a deposit account controlled by lender and any excess cash flow, after payment of debt service, mezzanine loan debt service, reserves and other amounts due under the Redmond Woods Loan, will be transferred to a lender controlled account and held as additional collateral for the Redmond Woods Loan, in the event of a Cash Management Period, or to a special rollover reserve, in the event of a Lease Sweep Period (and no other Cash Management Period is in effect).

A “Cash Management Period” will occur (i) upon an event of default, (ii) if the debt yield falls below 8.0% inclusive of the mezzanine loan (until such time that the debt yield is at least 8.0% for two consecutive quarters) or (iii) during a Lease Sweep Period.

A “Lease Sweep Period” will commence (i) on the date that is 12 months prior to the end of the term of the Microsoft lease or any other Major Lease (as defined below), (ii) on the date required under a Major Lease by which the applicable Major Tenant (as defined below) is required to give notice of its exercise of a renewal option (and such renewal option has not been so exercised), (iii) if any Major Lease is surrendered, cancelled or terminated prior to its then current expiration date, (iv) if any Major Tenant goes dark or gives notice that it intends to discontinue its business, (v) upon the occurrence of a material default under any Major Lease or (vi) upon the occurrence of a Major Tenant insolvency proceeding.

A “Major Lease” means the lease with Microsoft and any other lease which covers 30,000 sq. ft. or more of the NRA at the Redmond Woods Property.

A “Major Tenant” means any tenant under a Major Lease, or under one or more leases which when taken together would constitute a Major Lease.

Initial Reserves. At loan closing, the borrower deposited (i) $1,280,265 into an outstanding TI/LC reserve account for tenant improvements and leasing commissions owed to Microsoft and WarGaming, (ii) $314,862 into a free rent reserve account for Microsoft

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

5000, 5010 and 5020 148th Avenue Northeast Redmond, WA 98052	Collateral Asset Summary – Loan No. 10 Redmond Woods	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,750,000 69.5% 2.18x 10.1%

and Wipro Ltd., (iii) $41,220 into an insurance reserve account and (iv) $20,000 into a required repairs reserve account, which represents 125% of estimated costs.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $19,698, into a tax reserve account, (ii) 1/12 of the estimated annual insurance premiums, which currently equates to $3,330, into an insurance reserve account, (iii) $13,917 into a TI/LC reserve account, (iv) $1,936 into a replacement reserve account and (v) $29,167 into a roof replacement reserve account during the initial 24 months of the Redmond Woods Loan term.

Current Mezzanine or Subordinate Indebtedness. A $1,000,000 mezzanine loan was funded concurrently with the funding of the Redmond Woods Loan. The mezzanine loan is coterminous with the Redmond Woods Loan, accrues interest at a rate of 11.0160% and is interest only for the entire term. The current borrower under the mezzanine loan is Redmond Woods Complex Mezz, LLC. The mezzanine loan is currently held by JLC.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

5000, 5010 and 5020 148th Avenue Northeast Redmond, WA 98052	Collateral Asset Summary – Loan No. 10 Redmond Woods	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,750,000 69.5% 2.18x 10.1%

Redmond Woods
5000, 5010 and 5020 148th Avenue Northeast
Redmond, WA 98052
Kirkland
Redmond
Bellevue
Clyde Hill
Medina
Hunts Point
Mercer Island
Eastgate
Inglewood-Finn Hill
Lake Washington
Lake Sammamish
Totem Lake Mall
Totem Square
TOTEM LAKE
JUANITA
SOUTH JUANITA
MARKET
NORKIRK
HIGHLANDS
WILLOW-ROSE HILL
EVEREST
SOUTH ROSE HILL
HOUGHTON
BRIDLE TRAILS
DOWNTOWN REDMOND
VIEWPOINT
CBD
Kirkland Parkplace
Northwest University
Bridle Trails State Park
Bellevue Municipal Golf Course
Redmond Town Center
Bear Creek Village
Marymoor Park
Marymoor Sports Fields
Microsoft West Campus
Microsoft Campus
Redmond Technology Center Station
Overlake Village Station
Overlake Fashion Plaza
120th Station
130th Station
SOUNDTRANSIT
EAST LINK EXTENSION
Overlake Hospital
Wilburton Station
Bellevue Downtown Station
Bellevue Square
Downtown Park
East Main Station
South Bellevue Station
Crossroads Bellevue Shopping Center
Lake Hills Shopping Center
Bellevue College
Factoria Village
Marketplace at Factoria
FUTURE LIGHT RAIL EXTENSION
Seattle
Bellevue
Kirkland
Redmond
Woodinville
Bothell
Lynnwood
Edmonds
Shoreline
Mill Creek
Newcastle
Renton
MAP © 2016 CARTIFACT
DATA © OSM CONTRIBUTORS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

811 Massachusetts Avenue Boston, MA 02118	Collateral Asset Summary – Loan No. 11 Hampton Inn & Suites Boston Crosstown	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,847,728 55.8% 1.72x 14.1%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Refinance
Sponsor:	Corcoran Jennison Company, Inc.
Borrower:	Crosstown Center Hotel LLC
Original Balance:	$26,000,000
Cut-off Date Balance:	$25,847,728
% by Initial UPB:	2.9%
Interest Rate:	5.7500%
Payment Date:	6th of each month
First Payment Date:	May 6, 2016
Maturity Date:	April 6, 2026
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(30), D(86), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$75,000	$103,600
Insurance:	$46,000	$5,100
Free Rent:	$44,900	NAP
Ground Lease Reserve:	$25,738	$26,000
PIP Reserve(2):	$0	1/12th of 2% of gross hotel revenue, plus $57,143
Garage Reserve(3):	$555,100	NAP
FF&E(4):	$108,502	1/12th of 4% of gross hotel revenue, plus $2,708

Financial Information
Cut-off Date Balance / Room:	$147,701
Balloon Balance / Room:	$125,055
Cut-off Date LTV:	55.8%
Balloon LTV:	47.3%
Underwritten NOI DSCR:	2.01x
Underwritten NCF DSCR:	1.72x
Underwritten NOI Debt Yield:	14.1%
Underwritten NCF Debt Yield:	12.1%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Limited Service Hospitality
Collateral(5):	Leasehold
Location:	Boston, MA
Year Built / Renovated:	2004 / 2012-2014
Total Rooms:	175
Property Management:	Corcoran Jennison Hospitality LLC
Underwritten NOI:	$3,654,543
Underwritten NCF:	$3,123,372
Appraised Value:	$46,300,000
Appraisal Date:	February 18, 2016

Historical NOI
Most Recent NOI:	$3,754,114 (T-12 June 30, 2016)
2015 NOI:	$3,876,938 (December 31, 2015)
2014 NOI:	$2,923,067 (December 31, 2014)

Historical Occupancy / ADR / RevPAR
Most Recent Occupancy:	85.6% / $181.03 / $154.96 (June 30, 2016)
2015 Occupancy:	88.4% / $178.49 / $157.85 (December 31, 2015)
2014 Occupancy:	86.0% / $166.75 / $143.39 (December 31, 2014)

(1)	Cash management will be triggered (i) upon an event of default or (ii) if the DSCR falls below 1.20x until such time that the DSCR is at least 1.25x for two consecutive quarters.

(2)	On each monthly payment date during the continuance of a Franchise Sweep Period, the borrower is required to deposit an amount equal to 2.0% of the total monthly gross revenues from the hotel (excluding gross revenues from the parking garage portion of the property). Additionally, during the continuance of a Franchise Sweep Period, on each monthly payment date occurring in the months of April, May, June, July, August, September and October the borrower is required to deposit an amount equal to $57,143 which will only be due and payable to the extent there is available cash sufficient to pay such amount, provided, however, to the extent less than such amount is paid on any such monthly payment date, the borrower is required to deposit such shortfall on future monthly payment dates until such shortfall is eliminated. A Franchise Sweep Period is currently in effect and will continue until the monthly payment date following the date in which all required PIP Work has been completed and the franchise agreement has been extended or renewed for a term ending not earlier than April 1, 2031.

(3)	Upon the extension of the Masco Parking Lease (or the entering into of an equivalent replacement lease on terms reasonably acceptable to lender with a replacement tenant reasonably acceptable to lender) for a term ending not earlier than April 30, 2020 and payment of all rent concessions, tenant improvement costs and leasing commissions and all other incentives (if any) incurred therewith, any remaining amounts in the Garage Reserve will be deposited into the PIP Reserve.

(4)	On each monthly payment date the borrower is required to deposit an amount equal to 4.0% of the total monthly gross revenues from the hotel (excluding gross revenues from the parking garage portion of the property), plus $2,708.

(5)	The property is subject to a long term ground lease expiring October 31, 2067 with no additional extension options. For additional information, see “Description of the Mortgage Pool – Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.

TRANSACTION HIGHLIGHTS

■	Property. The Hampton Inn & Suites Boston Crosstown Property is a nine-story, 175-room limited service hotel that was originally constructed in 2004. The Hampton Inn & Suites Boston Crosstown Property also includes 17,365 sq. ft. of ground floor retail space and a six-story, 650-space parking garage.

■	Market Penetration. As of June 2016, the Hampton Inn & Suites Boston Crosstown Property reported trailing 12-month occupancy, ADR and RevPAR of 85.6%, $181.03 and $154.96, respectively, representing penetration rates of 104.9%, 98.0% and 102.8%.

■	Market. The Hampton Inn & Suites Boston Crosstown Property is located next to the Boston Medical Center campus and bordered by the Boston University School of Medicine. The Hampton Inn & Suites Boston Crosstown Property provides lodging and parking to the medical community and provides complimentary shuttle service to the nearby Boston Medical Center, Longwood Medical Area, Boston Logan Airport and South Station.

■	Sponsor. Corcoran Jennison Company, Inc. is a local Boston real estate owner and operator who has developed several high-profile properties in the Boston area, including multiple revitalization projects in partnership with local Boston municipalities and government agencies. At loan closing, the sponsor contributed approximately $7.0 million of new cash equity to the deal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102

865 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 12 Westfield San Francisco Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,529,000 35.5% 3.68x 13.1%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Credit Assessment (Moody’s/Fitch/KBRA)(1):	A2/AAA/AA-
Sponsor(2):	Westfield America, Inc.
Borrowers:	Emporium Mall LLC; S.F. Centre Limited Partnership
Original Balance(3):	$23,529,000
Cut-off Date Balance(3):	$23,529,000
% by Initial UPB:	2.6%
Interest Rate:	3.3940%
Payment Date:	1st of each month
First Payment Date:	September 1, 2016
Maturity Date:	August 1, 2026
Amortization:	Interest Only
Additional Debt(3):	$409,548,000 Pari Passu Debt; $124,923,000 Subordinate Secured Debt
Call Protection(4):	L(26), DorYM1(90), O(4)
Lockbox / Cash Management(5):	Hard / Springing

Reserves
	Initial	Monthly
Taxes(6):	$0	Springing
Insurance(6):	$0	Springing
Replacement(6):	$0	Springing
TI/LC(6):	$0	Springing
Ground Rent(6):	$0	Springing
Zara Free Rent / TI (LOC)(7):	$4,300,000	NAP

Financial Information
	Senior Notes(8)	Total Debt(9)
Cut-off Date Balance / Sq. Ft.:	$545	$702
Balloon Balance / Sq. Ft.:	$545	$702
Cut-off Date LTV:	35.5%	45.7%
Balloon LTV:	35.5%	45.7%
Underwritten NOI DSCR:	3.79x	2.95x
Underwritten NCF DSCR:	3.68x	2.85x
Underwritten NOI Debt Yield:	13.1%	10.1%
Underwritten NCF Debt Yield:	12.7%	9.8%
(1)	Moody’s/Fitch/KBRA provided the above ratings for the Westfield San Francisco Centre mortgage loan in the context of its inclusion in the mortgage pool. On a standalone basis, Fitch rated the Westfield San Francisco Centre mortgage loan “A”.

(2)	The related recourse liability of the sponsor is subject to a cap of 10% of the then outstanding principal balance of the Westfield San Francisco Centre Whole Loan and other limitations. See “Non-Recourse Carveout Limitations” in the Preliminary Prospectus

(3)	The Original Balance and Cut-off Date Balance of approximately $23.529 million represents the senior non-controlling Notes A-1-EMP-C4 and A-1-SFC-C4 which, together with the pari passu senior notes, with an aggregate original principal balance of $409.548 million, and four subordinate junior notes, with an aggregate original principal balance of $124.923 million,

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Super Regional Mall / Office
Collateral:	Fee Simple/Leasehold
Location:	San Francisco, CA
Year Built / Renovated:	1908, 1988 / 2006
Total Sq. Ft.:	794,521
Property Management:	Westfield Property Management LLC
Underwritten NOI:	$56,554,190
Underwritten NCF:	$54,817,690
Appraised Value:	$1,220,000,000
Appraisal Date:	April 27, 2016

Historical NOI
Most Recent NOI:	$51,963,988 (T-12 March 31, 2016)
2015 NOI:	$50,954,179 (December 31, 2015)
2014 NOI:	$48,128,023 (December 31, 2014)
2013 NOI:	$48,398,462 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	95.6% (April 30, 2016)
2015 Occupancy:	93.4% (December 31, 2015)
2014 Occupancy:	95.1% (December 31, 2014)
2013 Occupancy:	92.1% (December 31, 2013)
comprise the Westfield San Francisco Centre Whole Loan with an aggregate original principal balance of $558.0 million. For additional information see “Description of the Mortgage Pool – The Whole Loans – The Westfield San Francisco Whole Loan” in the Preliminary Prospectus.

(4)	The borrowers have the option of (i) prepayment in full together with payment of the greater of 1% of the principal amount prepaid or yield maintenance or (ii) defeasance in full. The lockout period will be at least 26 payment dates beginning with and including the first payment date of September 1, 2016. Defeasance of the full $558.0 million Westfield San Francisco Centre Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) August 1, 2019. The assumed lockout period of 26 payments is based on the expected COMM 2016-COR1 securitization closing date in October 2016. The actual lockout period may be longer. In addition, in connection with a DSCR Trigger Period, the borrowers may prepay a portion of the Westfield San Francisco Centre Whole Loan to achieve a higher DSCR. A “DSCR Trigger Period” will commence upon the occurrence of (i) an event of default or (ii) a debt service coverage ratio falling below 1.45x as of the last calendar day of any fiscal quarter.

(5)	In place cash management will be triggered upon an event of default.

(6)	During a DSCR trigger period, the borrowers will be required to make monthly deposits of (i) 1/12 of the annual real estate taxes, and to the extent a blanket insurance policy is not in effect, 1/12 of annual insurance premiums into a tax and insurance reserve account, (ii) $13,155 into a replacement reserve account subject to a cap of $315,727, (iii) $82,221 into a leasing reserve account subject to a cap of $1,973,295 as well as any sum or termination fee payable to the borrowers in connection with any tenant’s election to exercise any early termination option and (iv) 1/12 of the base rent due to the ground lessor under the ground lease during the ensuing 12 months and 1/12 of the percentage or additional rents and other charges paid under the ground lease in the prior calendar year.

(7)	In lieu of depositing a cash reserve to cover the free rent and landlord’s work associated with the Zara lease, the borrowers have delivered two letters of credit in the aggregate amount of $4,300,000 from UBS AG bank.

(8)	Senior Notes DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Senior Notes only, which have an aggregate principal balance of $433.077 million.

(9)	Total Debt DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Westfield San Francisco Centre Whole Loan balance of $558.0 million, which includes the $124.923 million junior notes.

TRANSACTION HIGHLIGHTS

■	Property. The Westfield San Francisco Centre property is a 794,521 sq. ft. portion of a 1,445,449 sq. ft. super regional mall and office property located at 865 Market Street in San Francisco’s Union Square neighborhood. The Westfield San Francisco Centre property is divided between the San Francisco Centre (23.4% of collateral NRA) and the Emporium retail and office building (76.6% of collateral NRA). The San Francisco Centre is subject to a ground lease with an initial expiration of June 30, 2043 and includes one renewal option for a 15-year term. As of April 30, 2016, the Westfield San Francisco Centre property’s retail portion was 93.7% leased by approximately 160 tenants (97.1% including non-collateral anchor tenants) and the office portion was 100.0% leased to four tenants. Average mall and office occupancies have been 96.6% and 97.5%, respectively, from 2007 to 2015 (including non-collateral anchors).

■	Tenancy. The retail portion of the Westfield San Francisco Centre property features a nine-screen movie theater and several noteworthy major and in-line tenants, including Zara, H&M, J. Crew, Victoria’s Secret, Banana Republic, Foot Locker, and Champs Sports. Furthermore, the Westfield San Francisco Centre property offers approximately 23 restaurant and dining concepts. No tenant contributes more than 5.6% of gross rent. Retail sales for all reporting categories, including non-collateral tenants, for the trailing 12 months ending March 2016 totaled $599.3 million, with specialty store (all tenants excluding major tenants and theatre tenants) sales of $1,028 PSF.

■	Sponsor. The sponsor of the borrowers and the non-recourse carve-out guarantor is Westfield America, Inc. (“Westfield”). Westfield, an affiliate of Westfield Corporation, is a real estate investment trust that is in the business of owning, operating, developing, and acquiring iconic retail destinations in the world’s leading cities (including in major metropolitan areas in the United States) attracting over 330 million shopper visits last year, Westfield’s portfolio of 32 shopping centers in the United States includes nearly 5,800 stores encompassing approximately 40 million sq. ft. of retail space in eight states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103

160, 240-260 South Brea Boulevard & 375 West Birch Street Brea, CA 92821	Collateral Asset Summary – Loan No. 13 Brea Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,000,000 62.0% 1.76x 7.9%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Refinance
Sponsor:	Dwight Manley
Borrowers:	MM Brea, LLC; 240/260 S. Brea Blvd., LLC
Original Balance:	$22,000,000
Cut-off Date Balance:	$22,000,000
% by Initial UPB:	2.5%
Interest Rate:	4.2900%
Payment Date:	6th of each month
First Payment Date:	September 6, 2016
Maturity Date:	August 6, 2026
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(26), D(90), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$120,000	$20,500
Insurance:	$7,000	$1,900
Replacement:	$0	$870
TI/LC:	$0	$4,055
Stabilization Reserve(2):	$2,325,000	$0
Special Rollover(3):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$462
Balloon Balance / Sq. Ft.:	$462
Cut-off Date LTV:	62.0%
Balloon LTV:	62.0%
Underwritten NOI DSCR:	1.82x
Underwritten NCF DSCR:	1.76x
Underwritten NOI Debt Yield:	7.9%
Underwritten NCF Debt Yield:	7.7%

Property Information
Single Asset / Portfolio:	Portfolio of three properties
Property Type:	Urban Retail
Collateral:	Fee Simple
Location:	Brea, CA
Year Built / Renovated:	1997, 1999, 2000 / 2009
Total Sq. Ft.:	47,608
Property Management:	Manley Fanticola Holdings, LLC
Underwritten NOI:	$1,744,813
Underwritten NCF:	$1,687,207
Appraised Value:	$35,500,000
Appraisal Date:	June 28, 2016

Historical NOI
Most Recent NOI:	$1,567,519 (T-12 May 31, 2016)
2015 NOI:	$1,552,334 (December 31, 2015)
2014 NOI:	$1,593,608 (December 31, 2014)

Historical Occupancy
Most Recent Occupancy:	89.8% (August 1, 2016)
2015 Occupancy	83.8% (December 31, 2015)
2014 Occupancy:	97.8% (December 31, 2014)
(1)	A cash management period will be triggered (i) upon an event of default, (ii) if the debt yield falls below 7.50% until such time that the debt yield is at least 7.50% for two consecutive quarters or (iii) upon the commencement of a Lease Sweep Period. A “Lease Sweep Period” will commence upon (i) 12 months prior to the end of the term of any Major Lease (defined below), (ii) a Major Lease renewal date, (iii) a Major Lease termination, (iv) a Major Tenant (defined below) “goes dark”, (v) a default under a Major Lease or (vi) a Major Tenant insolvency proceeding. A “Major Lease” is the Yard House lease and any other lease which covers 7,500 or more sq. ft. A “Major Tenant” is any tenant under a Major Lease.

(2)	Once tenant Orange Twist (2,000 sq. ft.) is in occupancy and begins paying full rent, $825,000 will be released to the borrowers from the stabilization reserve, provided that the debt yield is no less than 8.00% (if the debt yield is less than 8.00%, the amount released will be reduced to an amount whereby the resulting debt yield equals 8.00%). When the currently vacant 4,838 sq. ft. is occupied by a tenant paying full rent, $1,500,000 will be released to the borrowers from the stabilization reserve, provided that the debt yield is no less than 8.00% (if the debt yield is less than 8.00%, the amount released will be reduced to an amount whereby the resulting debt yield equals 8.00%). Any excess amounts remaining in the reserve after the disbursements contemplated above will be held as additional collateral for the loan until lender determines that the debt yield equals or exceeds 8.00%, at which time, such remaining funds will be disbursed to the borrowers.

(3)	On each payment date occurring during a Lease Sweep Period, all excess cash flow will be deposited into a Special Rollover Reserve.

TRANSACTION HIGHLIGHTS

■	The Property. The portfolio consists of three, one and two-story buildings totaling 47,608 sq. ft. There are nine tenants, with no one tenant representing more than 26.4% of net rentable area, within the portfolio. Yard House, the largest tenant, has consistently reported over $7 million in sales since 2011 and for the trailing twelve month period ending March 2016 reported sales of $7.9 million ($630 per sq. ft.). There are no partial releases permitted under the Brea Portfolio loan documents.

■	Location. The property is located in the Downtown Brea Entertainment District, along the east and west sides of Brea Boulevard, between Imperial Highway and Birch Street. The 2016 population and average household income within a three mile radius are 129,599 and $101,017, respectively. As of 2Q 2016, the portfolio’s submarket reported a vacancy of 2.8%.

■	Experienced Local Sponsorship. The sponsor, Dwight Manley, owns five additional buildings within the Brea Entertainment District. Mr. Manley grew up in Brea, currently lives in Brea and has been investing in Brea for over 10 years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104

3466, 3468, & 3470 Mt. Diablo Boulevard Lafayette, CA 94549	Collateral Asset Summary – Loan No. 14 Mt. Diablo Terrace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,000,000 66.6% 1.33x 8.9%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsors:	Mark A. Hutchinson; Thomas H. Persons; Douglas B. Twillman
Borrowers(1):	DPW Diablo LP; PPG Diablo LP; DE Diablo LP; BFC Diablo LLC
Original Balance:	$21,000,000
Cut-off Date Balance:	$21,000,000
% by Initial UPB:	2.4%
Interest Rate:	4.3300%
Payment Date:	6th of each month
First Payment Date:	October 6, 2016
Maturity Date:	September 6, 2026
Amortization:	Interest only for the first 60 months; 336 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(90), O(5)
Lockbox / Cash Management(2):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$120,000	$27,451
Insurance:	$1,674	$837
Replacement(3):	$0	$1,359
TI/LC(4):	$385,835	Springing
Required Repairs:	$0	NAP
Free Rent:	$115,472	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$257
Balloon Balance / Sq. Ft.:	$232
Cut-off Date LTV:	66.6%
Balloon LTV:	60.0%
Underwritten NOI DSCR:	1.45x
Underwritten NCF DSCR:	1.33x
Underwritten NOI Debt Yield:	8.9%
Underwritten NCF Debt Yield:	8.2%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Lafayette, CA
Year Built / Renovated:	1982 / 2014-2015
Total Sq. Ft.:	81,554
Property Management:	Cushman & Wakefield U.S., Inc.
Underwritten NOI:	$1,873,639
Underwritten NCF:	$1,721,595
“As-is” Appraised Value:	$31,550,000
“As-is” Appraisal Date:	June 2, 2016
“As-Stabilized” Appraised Value(5):	$31,910,000
“As-Stabilized” Appraisal Date(5):	February 1, 2017

Historical NOI
Most Recent NOI:	$1,564,398 (T-12 May 31, 2016)
2015 NOI:	$1,575,076 (December 31, 2015)
2014 NOI:	$1,266,568 (December 31, 2014)

Historical Occupancy
Most Recent Occupancy:	98.5% (September 1, 2016)
2015 Occupancy:	93.7% (December 31, 2015)
2014 Occupancy:	91.5% (December 31, 2014)
(1)	The borrowers own the property as tenants-in-common.

(2)	In place cash management will be triggered (i) upon an event of default or (ii) if the DSCR falls below 1.15x until such time that the DSCR is at least 1.20x for two consecutive calendar quarters.

(3)	The replacement reserve is subject to a cap of $32,622.

(4)	Commencing with the payment date occurring in October 2018, on each monthly payment date in which the balance of the TI/LC reserve account is less than $326,216, borrowers will deposit $13,592 into the TI/LC reserve account.

(5)	At the time of the “As-is” Appraisal, the lease for one tenant, Insight Resource Group, had not yet commenced. The “As-Stabilized” Appraised Value assumes the Insight Resource Group lease commenced on September 1, 2016. Insight Resource Group has since taken possession of its space and commenced its lease term. The LTV based on the “As-Stabilized” Appraised Value is 65.8%.

TRANSACTION HIGHLIGHTS

■	Property. The Mt. Diablo Terrace property is an 81,554 sq. ft., three building office property located at 3466, 3468 & 3470 Mt. Diablo Boulevard in Lafayette, California. The property was built in 1982 and most recently renovated from 2014-2015, with over $550,000 being spent on projects including bathroom upgrades, system upgrades, suite renovations and landscaping. As of September 1, 2016, the Mt Diablo Terrace property is 98.5% occupied by a rent roll of 22 tenants (17 of which are general office tenants and five of which are medical tenants). Tenant suites at the property range from 1,190 to 12,291 sq. ft., with an average of 3,128 sq. ft. The property has 245 parking spaces, which equates to a parking ratio of 3.01 spaces per 1,000 sq. ft. Top tenants at the property include NFP CA Insurance Company (15.1% of NRA), John Muir Mt. Diablo (10.1% of NRA), Robert Marino (10.0% of NRA), Comys Smith McCleary & Deaver (8.0% of NRA) and Lafayette Physical Therapists (7.7% of NRA).

■	Market. The property is located in Lafayette, California within the Lamorinda submarket, approximately 12 miles northeast of downtown Oakland, California and about 18 miles northeast of downtown San Francisco, California. Primary access to Mt. Diablo Terrace is provided by Highway 24, which provides direct access throughout the Bay Area, as well as the BART commuter rail station, a five minute walk from the property, which services Contra Costa, Alameda, San Francisco and San Mateo counties. According to the appraiser, the population and average household income within a five mile radius of the property are 160,091 and $140,276, respectively. According to the appraiser, the Lamorinda submarket within the I-680/Contra Costa Corridor features a vacancy rate of 6.1% as of the first quarter of 2016, with Class A and Class B vacancy rates of 4.7% and 4.1%, respectively. Furthermore, due to the built-up nature of the neighborhood, the appraiser does not foresee any new construction for the next several years.

■	Sponsor. The sponsors of the borrowers and the nonrecourse carve-out guarantors are Mark A. Hutchinson, Thomas H. Persons and Douglas B. Twillman. Mark A. Hutchinson, with over 20 years of commercial real estate experience, is President and CEO of Dunhill Partners West (“DPW”), a San Francisco-based commercial real estate and investment company specializing in real estate acquisitions, leasing and asset management. Douglas B. Twillman directs and coordinates the acquisitions and capital markets functions of DPW. Thomas H. Persons formed Piedmont Properties Group (“Piedmont”) in 2003, which has completed over 35 acquisitions and is an investor in over 10,000 units consisting of 50 properties. Prior to Piedmont, Thomas H. Persons formed Arroyo & Coates Financial Group with the partners of Arroyo and Coates and financed/sold over $1.5 billion of properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105

15 East Ohio Street Chicago, IL 60611	Collateral Asset Summary – Loan No. 15 ACME Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 54.1% 1.76x 11.5%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Refinance
Sponsors:	Eugene Kornota; Anthony Klok
Borrower:	Ohio East Hotel 2, LLC
Original Balance:	$20,000,000
Cut-off Date Balance:	$20,000,000
% by Initial UPB:	2.2%
Interest Rate:	4.1160%
Payment Date:	6th of each month
First Payment Date:	November 6, 2016
Maturity Date:	October 6, 2026
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$95,661	$23,920
Insurance:	$30,500	$5,080
FF&E:	$0	1/12 of 4% of annual operating income

Financial Information
Cut-off Date Balance /Room:	$153,846
Balloon Balance / Room:	$122,709
Cut-off Date LTV:	54.1%
Balloon LTV:	43.1%
Underwritten NOI DSCR:	1.98x
Underwritten NCF DSCR:	1.76x
Underwritten NOI Debt Yield:	11.5%
Underwritten NCF Debt Yield:	10.2%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Limited Service Hospitality
Collateral:	Fee Simple
Location:	Chicago, IL
Year Built / Renovated:	1925-1926 / 2002
Total Rooms:	130
Property Management:	Neighborhood Development Corporation
Underwritten NOI:	$2,304,609
Underwritten NCF:	$2,043,825
Appraised Value:	$37,000,000
Appraisal Date:	August 17, 2016

Historical NOI
Most Recent NOI:	$2,329,152 (T-12 June 30,2016)
2015 NOI:	$2,648,919 (December 31, 2015)
2014 NOI:	$2,548,197 (December 31, 2014)
2013 NOI:	$2,157,644 (December 31, 2013)

Historical Occupancy / ADR / RevPAR
Most Recent Occupancy:	78.2% / $162.84 / $127.36 (June 30, 2016)
2015 Occupancy:	78.8% / $167.78 / $132.18 (December 31, 2015)
2014 Occupancy:	76.3% / $162.40 / $123.91 (December 31, 2014)
2013 Occupancy:	76.8% / $157.24 / $120.79 (December 31, 2013)

(1)	A cash management will be triggered upon an event of default or if the DSCR is less than 1.25x.

TRANSACTION HIGHLIGHTS

■	Property. The ACME Hotel property is a 15-story, 130-room limited service boutique hotel located in downtown Chicago, Illinois. Constructed in 1925-1926 and most recently renovated in 2002, the property features a bakery in the lobby and the Berkshire Room, a 40-seat cocktail lounge. Amenities include a business center, a 900 sq. ft. meeting room and a fitness center.

■	Location. The ACME Hotel property is located on East Ohio Street between State and Wabash Streets, a block and a half from the Grand subway station and two and a half blocks west of Michigan Avenue. The property is also located one block south from the new 63,000 sq. ft. Eataly, the largest Eataly in the United States.

■	Sponsors. The sponsors have been partners for nearly 30 years and have owned the ACME Hotel property since 2000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106

3700 Watonga Houston, TX 77092	Collateral Asset Summary – Loan No. 16 Adobe Springs	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 73.4% 1.46x 9.5%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Refinance
Sponsors:	Michael G. Tombari; Kenneth L. Hatfield
Borrower:	RRP Indian Springs, LLC
Original Balance:	$20,000,000
Cut-off Date Balance:	$20,000,000
% by Initial UPB:	2.2%
Interest Rate:	4.4620%
Payment Date:	6th of each month
First Payment Date:	August 6, 2016
Maturity Date:	July 6, 2026
Amortization:	Interest only for first 24 months, 360 months thereafter
Additional Debt:	None
Call Protection:	L(27), D(89), O(4)
Lockbox / Cash Management(1):	Springing Soft / Springing

Reserves
	Initial	Monthly
Taxes:	$150,000	$21,000
Insurance:	$45,000	$11,800
Replacement:	$1,000,000	$10,098

Financial Information
Cut-off Date Balance / Unit:	$49,020
Balloon Balance / Unit:	$41,827
Cut-off Date LTV:	73.4%
Balloon LTV:	62.6%
Underwritten NOI DSCR(2):	1.56x
Underwritten NCF DSCR(2):	1.46x
Underwritten NOI Debt Yield:	9.5%
Underwritten NCF Debt Yield:	8.9%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	Houston, TX
Year Built / Renovated:	1978 / 2013-2015
Total Units:	408
Property Management:	American Realty Investors I, L.P.
Underwritten NOI:	$1,893,088
Underwritten NCF:	$1,770,688
Appraised Value:	$27,260,000
Appraisal Date:	May 9, 2016

Historical NOI
Most Recent NOI:	$1,894,973 (T-12 June 30, 2016)
2015 NOI:	$1,765,999 (December 31, 2015)
2014 NOI:	$1,471,641 (December 31, 2014)

Historical Occupancy
Most Recent Occupancy:	95.3% (June 24, 2016)
2015 Occupancy:	95.8% (December 31, 2015)
2014 Occupancy:	94.3% (December 31, 2014)

(1)	A cash management period will be triggered if the DSCR is less than 1.10x.

(2)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.09x and 1.96x, respectively.

TRANSACTION HIGHLIGHTS

■	Property. Adobe Springs is a 408-unit garden apartment complex located on a 12.5-acre site. The development consists of 26 two-story buildings with an average unit size of 761 sq. ft., and 529 surface parking spaces. Adobe Spring’s unit mix is comprised of 300 1-bedroom/1-bathroom units, 40 2-bedroom/1-bathroom units and 68 2-bedroom/2-bathroom units. Property amenities include a community pool, fitness center, exercise/fitness room and four laundry facilities.

■	Management. The property is managed by American Realty Investors I, L.P. (“ARI”), which is an affiliate of the sponsors. ARI was founded over 30 years ago and currently manages 4,451 units, of which 3,781 units are located in the Houston market.

■	Market. The property is located in a residential neighborhood in the north west portion of Houston, TX in the Brookhollow / NW Crossing submarket, approximately eight miles northwest of the Houston central business district. As of 2Q 2016, the overall Brookhollow / NW Crossing multifamily submarket was comprised of 19,593 units and had a reported average occupancy of 93%, in line with the weighted average occupancy of five rental comparables identified by the appraiser of 93%.

■	Capital Improvements. The sponsors have invested approximately $1.8 million ($4,419 per unit) in capital improvements since their acquisition of the property in 2012, with approximately $866,509 attributable to interior unit elements and approximately $850,482 attributable to common areas and amenities.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107

Various Various, MI, Various	Collateral Asset Summary – Loan No. 17 Crosslake Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,950,000 58.2% 1.63x 12.6%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Acquisition
Sponsor:	John Saunders
Borrower:	CORE Pacific Crosslakes DST
Original Balance:	$19,950,000
Cut-off Date Balance:	$19,950,000
% by Initial UPB:	2.2%
Interest Rate:	5.2235%
Payment Date:	6th of each month
First Payment Date:	November 6, 2016
Maturity Date:	October 6, 2026
Amortization:	Interest only for 48 months, 360 months thereafter
Additional Debt:	None
Call Protection:	L(24), D(93), O(3)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$125,190	$41,730
Insurance:	$30,600	$10,200
TI/LC Reserve(2):	$1,000,000	$23,591
Working Capital Reserve:	$100,000	$0
Engineering Reserve:	$40,625	$0
Replacement Reserve:	$0	$9,436

Financial Information
Cut-off Date Balance / Sq. Ft.:	$18
Balloon Balance / Sq. Ft.:	$16
Cut-off Date LTV:	58.2%
Balloon LTV:	52.8%
Underwritten NOI DSCR(3):	1.91x
Underwritten NCF DSCR(3):	1.63x
Underwritten NOI Debt Yield:	12.6%
Underwritten NCF Debt Yield:	10.7%
Property Information
Single Asset / Portfolio:	Portfolio of five properties
Property Type:	Industrial Warehouse / Distribution
Collateral:	Fee Simple
Location:	Various, MI
Year Built / Renovated:	Various / NAP
Total Sq. Ft.:	1,132,363
Property Management:	CORE Realty Holdings Management, Inc.
Underwritten NOI:	$2,514,767
Underwritten NCF:	$2,143,253
Appraised Value:	$34,275,000
Appraisal Date:	August 3, 2016

Historical NOI
Most Recent NOI:	$2,440,450 (T-12 May 31, 2016)
2015 NOI:	$1,975,710 (December 31, 2015)
2014 NOI:	$2,242,079 (December 31, 2014)

Historical Occupancy
Most Recent Occupancy:	93.4% (August 1, 2016)
2015 Occupancy:	70.0% (December 31, 2015)
2014 Occupancy:	81.0% (December 31, 2014)
(1)	A cash management period will be triggered upon (i) an event of default or (ii) the failure by the borrower, as of any calculation date, to maintain a DSCR of at least 1.20x.

(2)	The TI/LC Reserve will be subject to a cap of $2,000,000 until the first time it hits the cap. At that point, if 85% of rentable sq. ft. of all properties are occupied, with tenants open and paying full unallocated rent, such cap will be reduced to $1,000,000. If the aforementioned conditions are not met, such cap will be $1,500,000.

(3)	Based on amortizing payments. Based on the current interest only debt service payments, the Underwritten NOI and NCF DSCR are 2.38x and 2.03x, respectively.

TRANSACTION HIGHLIGHTS

■	The Portfolio. The portfolio consists of five properties that are 93.4% occupied by 16 tenants as of August 1, 2016. The tenant roster includes tenants from several industries with limited concentration to any one particular industry or sector. No single tenant individually accounts for more than 13.8% of total net rentable area (“NRA”). There are no partial releases permitted under the Crosslake Industrial Portfolio loan documents.

■	Tenant Commitment. Tenants average an executed lease length of 9.3 years from initial occupancy through current expiration dates. Four tenants, totaling 255,063 sq. ft., in the portfolio have been in occupancy at their respective property for more than ten years and seven tenants, totaling 389,250 sq. ft., have been in place for more than five years. The tenants that have exhibited long-term commitment to the portfolio are generally tenants that occupy the greatest square footage.

■	The Market. According to market reports, the industrial and flex markets for Kent county reported an occupancy rate of 96.3% for the second half of 2016. The portfolio is located within the Southwest submarket, which reported an occupancy rate of 98.2% for the second half of 2016. The liquidity and strength of the Kent county submarket is evidenced by the fact that the vacancy rate for industrial and flex properties never exceeded 11.0% throughout the entirety of the economic downturn.

■	Cash Equity. The borrower contributed approximately $14.2 million of new cash equity to acquire the portfolio, representing 41.5% of total cost.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108

1615 South Atlantic Avenue Daytona Beach, FL 32118	Collateral Asset Summary – Loan No. 18 Holiday Inn Resort Daytona Beach Oceanfront	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,859,193 67.1% 1.52x 11.7%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Acquisition
Sponsor:	Eugene Curcio
Borrowers:	HIR DB PropCo LLC; HIR DB OpCo LLC
Original Balance:	$19,000,000
Cut-off Date Balance:	$18,859,193
% by Initial UPB:	2.1%
Interest Rate:	5.3340%
Payment Date:	6th of each month
First Payment Date:	April 6, 2016
Maturity Date:	March 6, 2026
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(31), D(85), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$39,428	$9,857
Insurance:	$25,960	$12,980
PIP Reserve:	$1,000,000	$0
Seasonality Reserve(2):	$84,600	Springing
FF&E:	$0	1/12 of 4% of annual operating income

Financial Information
Cut-off Date Balance / Room	$100,315
Balloon Balance / Room:	$83,989
Cut-off Date LTV(3):	67.1%
Balloon LTV(3):	56.2%
Underwritten NOI DSCR:	1.73x
Underwritten NCF DSCR:	1.52x
Underwritten NOI Debt Yield:	11.7%
Underwritten NCF Debt Yield:	10.3%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Daytona Beach, FL
Year Built / Renovated:	1973 / 2010-2011
Total Rooms:	188
Property Management:	Pelta Management Services, LLC
Underwritten NOI:	$2,203,809
Underwritten NCF:	$1,935,267
As-Is Appraised Value:	$26,500,000
As-Is Appraisal Date:	February 1, 2016
As-Complete Appraised Value(3):	$28,100,000
As-Complete Appraisal Date(3):	February 1, 2017

Historical NOI
Most Recent NOI:	$2,340,075 (December 31, 2015)
2014 NOI:	$2,311,429 (December 31, 2014)
2013 NOI:	$2,230,228 (December 31, 2013)
2012 NOI:	$2,135,839 (December 31, 2012)

Historical Occupancy / ADR / RevPAR
Most Recent Occupancy:	63.4% / $128.26 / $81.25 (December 31, 2015)
2014 Occupancy:	67.2% / $115.07 / $77.33 (December 31, 2014)
2013 Occupancy:	61.5% / $116.45 / $71.58 (December 31, 2013)
2012 Occupancy:	61.2% / $105.21 / $64.39 (December 31, 2012)

(1)	Cash management will be triggered (i) upon an event of default, (ii) if the debt yield falls below 7.5%, (iii) upon the early termination of the franchise agreement or (iv) 18 months prior to the expiration of the franchise agreement.

(2)	Borrower is required to deposit the amount scheduled per the Loan Documents (or an amount as determined by lender in its reasonable discretion) on each monthly payment date that occurs in the months of January through and including July of each year for the term of the loan.

(3)	The Cut-off Date LTV and Balloon LTV use the appraised value based on the “as-complete” value, which assumes completion of an estimated $1.0 million PIP by February 1, 2017. $1.0 million was reserved at loan origination in connection with the completion of the PIP. Based on the “as-is” appraised value, the Cut-off Date LTV and Balloon LTV are 71.2% and 59.6% respectively.

TRANSACTION HIGHLIGHTS

■	Property. The Holiday Inn Resort Daytona Beach Oceanfront property is a seven-story, 188-room full service hotel located in Daytona Beach, Florida. Constructed in 1973 and most recently renovated in 2010-2011, the property features a restaurant, bar, outdoor pool, fitness center, sundry shop and approximately 1,750 sq. ft. of dedicated meeting space.

■	Location. The Holiday Inn Resort Daytona Beach Oceanfront property benefits from 334 linear feet of direct beachfront along the main tourist corridor in Daytona Beach and is located approximately 1.1 miles south of the intersection between Atlantic Avenue and East International Speedway Boulevard, the main artery to the mainland and major Daytona Beach attractions. The 205,000 sq. ft. Ocean Center, Florida’s fifth largest convention center, is located 2.1 miles north and the Daytona International Speedway is located approximately 6.5 miles southwest of the property.

■	Performance. According to an industry report, the Holiday Inn Resort Daytona Beach Oceanfront property is in line with or outperforming the competitive set. As of June 2016, Holiday Inn Resort Daytona Beach Oceanfront Property exhibited trailing 12-month occupancy, ADR and RevPAR of 61.8%, $137.89, and $85.17, respectively, resulting in occupancy, ADR and RevPAR penetration rates of 93.9%, 100.6% and 94.4%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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28405 Van Dyke Avenue Warren, MI 48092	Collateral Asset Summary – Loan No. 19 GM Office Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,212,719 59.9% 1.71x 13.9%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Refinance
Sponsors:	Charles Neiss; Charles Neiss Family Trust
Borrower:	28405 Van Dyke Owner LLC
Original Balance:	$18,250,000
Cut-off Date Balance:	$18,212,719
% by Initial UPB:	2.0%
Interest Rate:	4.8770%
Payment Date:	6th of each month
First Payment Date:	October 6, 2016
Maturity Date:	September 6, 2026
Amortization:	270 months
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$21,000	$20,600
Insurance:	$28,000	$2,900
Replacement:	$0	$3,333
TI/LC:	$2,556,105	$16,667
Carry Reserve(2):	NAP	Springing
Free Rent Reserve:	$480,886	NAP
Cafeteria Renovation Reserve(3):	NAP	Springing
Special Rollover Reserve(4):	NAP	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$91
Balloon Balance / Sq. Ft.:	$63
Cut-off Date LTV:	59.9%
Balloon LTV:	41.6%
Underwritten NOI DSCR:	1.89x
Underwritten NCF DSCR:	1.71x
Underwritten NOI Debt Yield:	13.9%
Underwritten NCF Debt Yield:	12.5%
(1)	Cash management will be triggered upon (i) the debt yield falling below 9.0% (after 6th payment date); (ii) commencement of a Lease Sweep Period; (iii) borrower failing to deliver the Cafeteria Reserve within 30 days of loan closing. A “Lease Sweep Period” will commence upon (i) the date that is 15 months prior to the end of the term of any Major Lease (defined below), (ii) a Major Lease renewal date, (iii) a Major Lease termination, (iv) a Major Tenant (defined below) “goes dark”, (v) a monetary default under a Major Lease, (vi) a Major Tenant insolvency proceeding or (vii) General Motors Company being downgraded below BB- by Fitch (or its functional equivalent by any other rating agency). A “Major Lease” is the General Motors LLC lease and any other lease which covers 50,000 or more sq. ft. A “Major Tenant” is a tenant under a Major Lease.
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Warren, MI
Year Built / Renovated:	2004 / NAP
Total Sq. Ft.:	200,000
Property Management:	Signature Associates, Inc.
Underwritten NOI:	$2,524,822
Underwritten NCF:	$2,284,822
Appraised Value:	$30,400,000
Appraisal Date:	August 1, 2016

Historical NOI
Most Recent NOI:	$3,005,116 (T-12 July 31, 2016)
2015 NOI:	$3,285,064 (December 31, 2015)
2014 NOI:	$3,187,135 (December 31, 2014)
2013 NOI:	$3,096,007 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	100.0% (October 6, 2016)
2015 Occupancy:	100.0% (December 31, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
(2)	Within 30 days of a Carry Reserve Period (defined below) borrower must either (i) pay lender $1,000,000 or (ii) deliver one or more letters of credit to lender equal to $1,000,000. Additionally, on or prior to the date that is nine months following the commencement of a Carry Reserve Period borrower must either (i) pay lender $3,750,000 or (ii) deliver one or more letters of credit to lender equal to $3,750,000; provided that the required carry reserve deposit will be reduced by the amount of funds then on deposit in the special rollover reserve, however, in all events, the borrower is required to deposit at least $1,000,000 in the carry reserve (notwithstanding the amount in the special rollover reserve). Commencing on the 108th payment date, the loan documents provide that the required amount in the carry reserve be reduced to $1,750,000 and any excess amount in such reserve be returned to borrower. Upon borrower’s request, lender will disburse funds from the carry reserve to fund monthly debt service payments, any reserve payment shortfalls, any approved capital expenses, any approved leasing expenses or any approved operating expenses. In the event of an assumption of the loan as a result of an arm’s length sale of the Property to a third party, the carry reserve requirement will terminate if (i) the gross sale proceeds exceed $35,000,000 and (ii) the General Motors LLC lease has been extended so that it will terminate no earlier than one (1) year following the stated maturity date of the loan. A “Carry Reserve Period” will be triggered upon (i) the date that is 12 months prior to the end of the term of any Major Lease, (ii) the date that any Major Lease is terminated, (iii) any Major Tenant’s failure to timely pay in full the monthly rent due in accordance with the terms of the applicable Major Lease and (iv) an event of default.

(3)	Within 30 days of loan closing borrower will pay the lender $300,000 to the Cafeteria Renovation Reserve.

(4)	On each monthly payment date during a Lease Sweep Period, the borrower is required to deposit all excess cash into a lease sweep account.

TRANSACTION HIGHLIGHTS

■	Property. The GM Office Building property is a four-story, Class A office building totaling 200,000 sq. ft. that is located in Warren, Michigan. The property was built in 2004 and is 100.0% occupied by General Motors LLC (Moody’s/Fitch/S&P: Ba1/BBB-/BBB-).

■	Market. The GM Office Building property is located in Macomb county, within the northern section of Warren. The property is well located on Van Dyke Avenue and benefits from good transportation linkages, as the interchange with I-696 is located 0.6 miles to the south. General Motors is the primary economic driver within Warren. The “Tech Center” is a 710-acre campus located in Warren that includes 38 buildings supporting vehicle engineering, design and research and development operations. In 2015, General Motors announced that it will invest $1 billion into the Warren Technical Center and add approximately 2,600 jobs over the next four years.

■	Sponsors. The sponsor, Charles Neiss, is a New York based real estate investor with over 35 years of experience in the commercial real estate industry. Mr. Neiss’ portfolio includes ownership interest in 25 properties including hotel, office, multifamily, industrial and retail assets.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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77 Geary Street and 50 Grant Avenue San Francisco, CA 94108	Collateral Asset Summary – Loan No. 20 Grant and Geary Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,285,665 35.0% 1.45x 21.4%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Refinance
Credit Assessment (Moody’s/Fitch/KBRA)(1):	Aa3/AAA/AAA
Sponsor:	Robert Mashaal
Borrower:	G & G Partners, L.P.
Original Balance:	$18,000,000
Cut-off Date Balance:	$17,285,665
% by Initial UPB:	1.9%
Interest Rate:	4.5000%
Payment Date:	6th of each month
First Payment Date:	May 6, 2016
Maturity Date:	April 6, 2026
Amortization:	120 months
Additional Debt:	None
Call Protection(2):	L(30), D(87), O(3)
Lockbox / Cash Management(2):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$90,000	$26,000
Insurance:	$50,000	$4,583
Replacement:	$0	$2,503

Financial Information
Cut-off Date Balance / Sq. Ft.:	$143
Balloon Balance / Sq. Ft.:	$0
Cut-off Date LTV:	35.0%
Balloon LTV:	0.2%
Underwritten NOI DSCR:	1.65x
Underwritten NCF DSCR:	1.45x
Underwritten NOI Debt Yield:	21.4%
Underwritten NCF Debt Yield:	18.7%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Office/Retail
Collateral:	Leasehold
Location:	San Francisco, CA
Year Built / Renovated:	1909 / 1980
Total Sq. Ft.:	121,120
Property Management:	Colliers International Real Estate Management Services (CA), Inc.
Underwritten NOI:	$3,700,053
Underwritten NCF:	$3,238,586
Appraised Value:	$49,360,000
Appraisal Date:	January 19, 2016

Historical NOI
Most Recent NOI:	$3,590,498 (December 31, 2015)
2014 NOI:	$2,554,328 (December 31, 2014)
2013 NOI:	$1,924,907 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	98.0% (April 1, 2016)
2015 Occupancy:	99.0% (December 31, 2015)
2014 Occupancy:	97.7% (December 31, 2014)
(1)	Moody’s/Fitch/KBRA provided the above ratings for the Grant and Geary Center mortgage loan in the context of its inclusion in the mortgage pool. On a standalone basis, Fitch rated the Grant and Geary Center mortgage loan “A+”.

(2)	Cash management will be triggered upon (i) DSCR falling below 1.05x; (ii) 12 months prior to the end of a major lease term (as defined in the loan documents, if loss of rent from major lease will result in DSCR falling below 1.05x); (iii) the date a major tenant is required to give notice of a renewal option if such renewal has not been exercised and the loss of rent from such major tenant would result in the DSCR falling below 1.05x.

TRANSACTION HIGHLIGHTS

■	Property. The Grant and Geary Center property is a 121,120 sq. ft. mixed use property located in the Union Square area of San Francisco. The Grant and Geary Center property was built in 1909 and consists of 97,370 sq. ft. office space and 23,750 sq. ft. of retail space in a single, nine-story building. The Grant and Geary Center property is located at the southeast corner of Grant Avenue and Geary Street in the high end retail area of Union Square, the premier shopping area of the Bay Area, and one of the premier shopping areas in the country according to the appraiser.

■	Tenancy. As of April 1, 2016, the Grant and Geary Center property is 98.0% leased and occupied by nine tenants. The largest tenants at the Grant and Geary Center property include MuleSoft Inc., American Conservatory Theater, TechSpace, Nespresso USA (Moody’s/Fitch/S&P: Aa2/AA+/AA), Ted Baker and Steve Madden.

■	Balloon Metrics. The loan features 120 month amortization resulting in a balloon balance of $86,572, 0.2% LTV.

■	Sponsor. The sponsor, Robert Mashaal, is DivcoWest’s Chief Investment Officer. Mr. Mashaal was the founder and president of Yale Properties USA, a full service, privately owned real estate investment company whose major operations merged with DivcoWest in 2006. DivcoWest is located in San Francisco, further emphasizing their footprint and expertise in the underlying market.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., Jefferies LLC, Citigroup Global Markets Inc., and Academy Securities, Inc. or any other underwriter, (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the offering document relating to the COMM 2016-COR1 Mortgage Trust, Commercial Mortgage Pass-Through Certificates (the “Offering Document”).  The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

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